UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )
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NISOURCE INC.
(Name of registrant as specified in its charter)
(Name of person(s) filing proxy statement, if other than the registrant)
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NiSource Inc.,
801 E. 86th Avenue, • Merrillville, Indiana 46410 • (877) 647-5990
NOTICE OF ANNUAL MEETING
April 13, 2020
To the Holders of Our Common Stock:
The 2020 annual meeting of stockholders (the “Annual Meeting”) of NiSource Inc., a Delaware corporation, will be conducted in a virtual format only via live audio webcast on Tuesday, May 19, 2020, at 1:00 p.m. Central Time at www.virtualshareholdermeeting.com/NI2020, for the following purposes:
(1)	To elect twelve directors named in the proxy statement to hold office until the next annual stockholders’ meeting and until their respective successors have been elected or appointed and qualified;
(2)	To approve named executive officer compensation on an advisory basis;
(3)	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2020;
(4)	To approve the NiSource Inc. 2020 Omnibus Incentive Plan;
(5)	To consider a stockholder proposal regarding stockholder right to act by written consent, if properly presented; and
(6)	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.
In light of public health concerns regarding the coronavirus (“COVID-19”) outbreak, this year’s Annual Meeting will be conducted in a virtual format only in order to assist in protecting the health and well-being of our stockholders and employees and to provide access to our stockholders regardless of geographic location. There is no in-person meeting for you to attend. We designed the format of this year's Annual Meeting to ensure that our stockholders who attend the Annual Meeting will be afforded similar rights and opportunities to participate as they would at an in-person meeting.
All stockholders of record as of the close of business on March 24, 2020, are eligible to vote at the Annual Meeting and any adjournment or postponement thereof.
Your vote is very important. Whether or not you plan to attend the virtual Annual Meeting, please vote at your earliest convenience by telephone, through the Internet or by completing and mailing the enclosed proxy card. If you later choose to revoke your proxy or change your vote, you may do so by following the procedures described in the attached proxy statement. See the section “Attending and Voting During the Virtual Annual Meeting” for specific instructions on voting your shares at the Annual Meeting.
PLEASE VOTE YOUR SHARES AS SOON AS POSSIBLE BY TELEPHONE, THROUGH THE INTERNET OR BY PROMPTLY MARKING, DATING, SIGNING AND RETURNING THE ENCLOSED PROXY CARD.

Anne-Marie W. D'Angelo
Senior Vice President, General Counsel and Corporate Secretary
Important Notice Regarding the Availability of Proxy Materials
For the Annual Meeting of Stockholders to be Held on May 19, 2020
The Proxy Statement, Notice of Annual Meeting and 2019 Annual Report to Stockholders
are available at https://www.nisource.com/filings

PROXY STATEMENT SUMMARY
This summary highlights information that may be expanded upon elsewhere in this proxy statement (“Proxy Statement”). This summary does not contain all of the information that you should consider and you should read the entire Proxy Statement before voting. The accompanying proxy is solicited on behalf of the Board of Directors of NiSource Inc. (the “Board”) for the 2020 annual meeting of the stockholders (the “Annual Meeting”).
2020 ANNUAL MEETING OF STOCKHOLDERS

Time and Date: 1:00 p.m. Central Time on Tuesday, May 19, 2020
Website: www.virtualshareholdermeeting.com/NI2020
Record Date: March 24, 2020
Shares of Common Stock Outstanding on Record Date: 382,683,443
Voting: Each share is entitled to one vote for each director to be elected and on each matter to be voted upon at the Annual Meeting.

This proxy statement and the accompanying proxy card are first being sent to stockholders on April 13, 2020.

VOTING MATTERS AND BOARD RECOMMENDATIONS

Item		Board Recommendations	Page Reference

Proposal 1	To elect twelve directors named in this proxy statement;	For All Nominees	6

Proposal 2	To approve the compensation of our named executive officers (the “Named Executive Officers”) on an advisory basis;	For	48

Proposal 3	To ratify Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for 2020;	For	49

Proposal 4	To approve the NiSource Inc. 2020 Omnibus Incentive Plan; and	For	50

Proposal 5	To consider a stockholder proposal regarding stockholder right to act by written consent.	Against	56

BOARD OF DIRECTORS NOMINEES

Director Nominees (12)				Board Committees
Name	Age	Director Since	Position	Audit	Comp	Finance	ESS	Nom & Gov
Peter A. Altabef	60	2017	Chairman & CEO, Unisys Corporation			✔*	✔	✔
Theodore H. Bunting, Jr.	61	2018	Retired Group President, Entergy Corporation	✔	✔		✔
Eric L. Butler	59	2017	President and CEO, Aswani-Butler Investment Associates	✔	✔*			✔
Aristides S. Candris	68	2012	Retired President & CEO, Westinghouse			✔	✔*	✔
Wayne S. DeVeydt	50	2016	Executive Chairman, Surgery Partners, Inc.	✔	✔	✔
Joseph Hamrock	57	2015	President & CEO, NiSource Inc.
Deborah A. Henretta	58	2015	Partner, G100 Companies; Retired Group President, Procter & Gamble Co.		✔	✔	✔
Deborah A. P. Hersman	50	2019	Consultant at Waymo LLC			✔	✔
Michael E. Jesanis	63	2008	Retired President & CEO, National Grid USA	✔*	✔			✔
Kevin T. Kabat	63	2015	Chairman of the Board, NiSource Inc.					✔
Carolyn Y. Woo	65	1998	Retired President & CEO, Catholic Relief Services	✔			✔	✔*
Lloyd M. Yates	59	2020	Retired Executive Vice President, Duke Energy Corporation
*Chair of Committee

✔11 of 12 Are Independent (92%)	✔3 of 12 Are Female (25%)	✔4 of 12 Are Diverse (Race/Ethnicity) (33%)

✔Average Director Age: 59 Years	✔Average Director Tenure: 6 Years

See “Proposal 1 – Election of Directors” for more information on our director nominees.
CORPORATE GOVERNANCE HIGHLIGHTS

✔	Annual election of directors
✔	Majority voting for all directors with resignation policy
✔	No supermajority voting provisions
✔	No stockholder rights plan (“poison pill”)
✔	Proxy access by-law (3% ownership / 3 years duration / 20% of board)
✔	Stockholder right to call special meetings
✔	Separate chairman and CEO
✔	All directors independent except CEO
✔	Board committees comprised of all independent directors
✔	Regular executive sessions of independent directors
✔	Annual Board and committee evaluation process and ongoing evaluations of individual directors
✔	Strategic and risk oversight by Board and committees
✔	Annual “Say-on-Pay” advisory votes
✔	Strong alignment between pay and performance in incentive plans
✔	Commitment to safety and customer care
✔	Political contributions disclosure
✔	Enhanced independent registered public accounting firm disclosure

See “Corporate Governance” for more information on our corporate governance practices.

EXECUTIVE COMPENSATION HIGHLIGHTS

We have designed our executive compensation program to meet our business objectives using various compensation elements intended to drive both long-term and short-term performance. We believe that a significant portion of total compensation should consist of at-risk performance-based compensation. Our executive compensation practices include the following, each of which the Compensation Committee believes reinforces our executive compensation policy and objectives.

See “Executive Compensation” for more information on our executive compensation program.

We DO Have This Practice		We Do NOT Have This Practice

✔	Incentive award metrics that are tied to key company performance measures	X	Repricing of options without stockholder approval
✔	Share ownership guidelines applicable to executive officers and independent directors	X	Hedging or pledging transactions or short sales by executive officers or directors
✔	Compensation recoupment policy	X	Tax gross-ups for Named Executive Officers
✔	Limited perquisites	X	Automatic single-trigger equity vesting upon a change-in-control
✔	Prohibition against pledging unearned shares in our long-term incentive plan	X	Excise tax gross-ups under change-in-control agreements
✔	Double-trigger severance benefits upon a change-in-control	X	Excessive pension benefits or defined benefit supplemental executive retirement plan
✔	One-year minimum vesting for equity awards	X	Excessive use of non-performance based compensation
✔	Significant portions of the executive compensation opportunity that are entirely contingent on performance against pre-established performance goals	X	Excessive severance benefits
✔	Independent compensation consultant	X	Dividend equivalent rights or dividends on unvested performance shares or restricted stock units granted to executive officers
✔	Annual Say-on-Pay vote by stockholders

GENERAL INFORMATION

Stock Symbol:  NI
Stock Exchange:  NYSE
Registrar and Transfer Agent:  Computershare Investor Services
State of Incorporation:  Delaware
Corporate Headquarters:  801 E. 86th Avenue, Merrillville, Indiana 46410
Corporate Website:  www.nisource.com

BUSINESS AND STRATEGY

We are an energy holding company under the Public Utility Holding Company Act of 2005 whose subsidiaries are fully regulated natural gas and electric utility companies serving customers in seven states. We generate substantially all of our operating income through these rate-regulated businesses which are summarized for financial reporting purposes into two primary reportable segments: Gas Distribution Operations and Electric Operations.

Our goal is to develop strategies that benefit all stakeholders as we address changing customer conservation patterns, develop more contemporary pricing structures and embark on long-term infrastructure investment programs. These strategies are intended to improve reliability and safety, enhance customer service, and reduce emissions, while generating sustainable returns.

Our directors possess the necessary breadth and depth of skills and experience to oversee our business operations and long term strategy as set forth in “Proposal 1 – Election of Directors – Biographical Information and Skills.”

PROXY STATEMENT
The accompanying proxy is solicited on behalf of the Board for the Annual Meeting to be held on Tuesday, May 19, 2020, at 1:00 p.m. Central Time, in a virtual format only via live audio webcast at www.virtualshareholdermeeting.com/NI2020. The common stock, $.01 par value per share, of the Company represented by the accompanying proxy will be voted as directed. If you return a signed proxy card without indicating how you want to vote your shares, the shares represented by the accompanying proxy will be voted as recommended by the Board:
•	“FOR” all of the nominees for director;
•	“FOR” advisory approval of the compensation of our Named Executive Officers;
•	“FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm for 2020;
•	“FOR” approval of the NiSource Inc. 2020 Omnibus Incentive Plan; and
•	“AGAINST” the stockholder proposal regarding stockholder right to act by written consent.
This proxy statement and the accompanying proxy card are first being sent to stockholders on April 13, 2020. We will bear the expense of this mail solicitation, which may be supplemented by telephone, facsimile, email and personal solicitation by our officers, employees and agents. To aid in the solicitation of proxies, we have retained D.F. King for a fee of $9,500, plus reimbursement of expenses. We may incur additional fees if we request additional services. We will also request brokerage houses and other nominees and fiduciaries to forward proxy materials, at our expense, to the beneficial owners of stock held as of 5:00 p.m. Eastern Time on March 24, 2020, the record date for voting.
We use the terms “NiSource,” the “Company,” “we,” “our” and “us” in this proxy statement to refer to NiSource Inc.
Who May Vote
Holders of shares of common stock as of the close of business on March 24, 2020, are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. As of March 24, 2020, 382,683,443 shares of common stock were issued and outstanding. Each share of common stock outstanding on that date is entitled to one vote on each matter presented at the Annual Meeting.
Voting Your Proxy
If you are a “stockholder of record” (that is, if your shares of common stock are registered directly in your name on the Company’s records), you may vote your shares by proxy in advance of the Annual Meeting using any of the following methods:
•	Telephoning the toll-free number listed on the proxy card;
•	Using the Internet website listed on the proxy card: www.proxyvote.com; or
•	Marking, dating, signing and returning the enclosed proxy card.
All votes must be received by the proxy tabulator by 11:59 p.m. Eastern Time on May 18, 2020.
If your shares are held in a brokerage account or by a bank, broker, trust or other nominee (herein referred to as a “Broker”), you are considered a “beneficial owner” of shares held in “street name.” As a beneficial owner, you will receive proxy materials and voting instructions from the stockholder of record that holds your shares. You must follow the voting instructions in order to have your shares of common stock voted.
Discretionary Voting by Brokers and “Broker Non-Votes”
If your shares are held in street name and you do not provide the Broker with instructions as to how to vote such shares, your Broker will only be able to vote your shares at its discretion on certain “routine” matters as permitted by New York Stock Exchange (“NYSE”) rules. The proposal to ratify the appointment of our independent registered public accounting firm is the only proposal considered a routine matter and, accordingly, at the Annual Meeting, Brokers will only have discretionary authority to vote your shares with regard to Proposal No. 3, the ratification of the appointment of Deloitte as our independent registered public accounting firm for 2020. A “broker non-vote” occurs when a Broker holding shares for a beneficial owner does not have discretionary authority to vote the shares and has not received instructions from the beneficial owner as to how the beneficial owner would like the shares to be voted. Brokers will not have discretionary authority to vote your shares with respect to the other proposals to be presented at the Annual Meeting. Therefore, it is important that you instruct your Broker or other nominee how to vote your shares. If Brokers exercise their discretionary voting authority on Proposal No. 3, such shares will be considered present at the Annual Meeting for quorum purposes and broker non-votes will occur as to each of the other proposals presented at the Annual Meeting, which are considered “non-routine.”
Voting Shares Held in Our 401(k) Plan
If you hold your shares of common stock in our 401(k) Plan, those shares are held in the name of Fidelity Management Trust Company (“Fidelity”), the administrator of the 401(k) Plan. You will receive a proxy card that includes the number of shares of our common stock held in the 401(k) Plan. You should instruct Fidelity how to vote your shares by completing and returning the proxy card or by voting your shares by Internet or by telephone, as detailed above under “Voting Your Proxy.” If you do not instruct Fidelity how to vote your shares, or if you sign the proxy card with no further instructions as to how to vote your shares, Fidelity will vote your shares in the same proportion as the shares for which it receives instructions from all other participants, to the extent permitted under applicable law. To allow enough time for Fidelity to vote your shares in accordance with your direction, your voting instructions must be received by Fidelity no later than 11:59 p.m. Eastern Time on May 14, 2020.

Attending and Voting During the Virtual Annual Meeting
Format of Meeting. In light of public health concerns regarding the coronavirus (“COVID-19”) outbreak, this year’s Annual Meeting will be conducted in a virtual format only in order to assist in protecting the health and well-being of our stockholders and employees and to provide access to our stockholders regardless of geographic location. There is no in-person meeting for you to attend. We designed the format of this year's Annual Meeting to ensure that our stockholders who attend the Annual Meeting will be afforded similar rights and opportunities to participate as they would at an in-person meeting.
Attending the Meeting. You are entitled to attend and participate in the Annual Meeting if you were a stockholder of record as of the close of business on March 24, 2020, the record date, or hold a legal proxy for the Annual Meeting provided by your Broker as described below. To attend and participate in the Annual Meeting, visit www.virtualshareholdermeeting.com/NI2020 and enter your 16-digit control number, which can be found on your proxy card, voting instruction form or email you received with your proxy materials. If your shares are held by a Broker and you do not have a control number, please contact your Broker as soon as possible so that you can be provided with a control number.
Voting During the Meeting. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. If your shares are held in street name by a Broker, then, in order to be able to vote at the Annual Meeting, you must obtain an executed legal proxy from the Broker indicating that you were the beneficial owner of the shares on March 24, 2020, the record date for voting, and that the Broker is giving you its proxy to vote the shares. If your shares are held in the 401(k) Plan, you will not be able to vote your shares at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described above under “Voting Your Proxy.” Votes cast at the Annual Meeting or represented by proxy at the Annual Meeting will be tabulated by the inspector of election.
Technical Assistance. The Annual Meeting will begin promptly at 1:00 p.m. Central Time. We encourage you to access the Annual Meeting approximately 15 minutes in advance to allow ample time for you to log in to the meeting and test your computer audio system. We recommend that you carefully review the above procedures needed to gain admission in advance. Technicians will be ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call the technical support number that will be posted on the meeting login page at www.virtualshareholdermeeting.com/NI2020.
Submitting Questions During the Meeting. As part of the Annual Meeting, we will hold a live question and answer session during which we intend to answer questions submitted during the meeting that are relevant to the purposes of the meeting and the Company's business in accordance with the Annual Meeting procedures posted on the meeting website, as time permits. Questions may be submitted by stockholders that have used 16-digit control numbers to enter the meeting at www.virtualshareholdermeeting.com/NI2020. Questions and answers may be grouped by topic and substantially similar questions may be grouped and answered once.
Revoking Your Proxy
You may revoke your proxy at any time before a vote is taken or the authority granted is otherwise exercised. To revoke a proxy, you may send a letter to our Corporate Secretary (which must be received before a vote is taken) indicating that you want to revoke your proxy, or you can supersede your initial proxy by submitting a duly executed proxy bearing a later date, voting by telephone or through the Internet on a later date, or attending the virtual Annual Meeting and voting during the meeting. Attending the virtual Annual Meeting will not in and of itself revoke a proxy.
Quorum for the Meeting
A quorum of stockholders is necessary to take action at the Annual Meeting. A majority of the outstanding shares of common stock, present during the virtual Annual Meeting or represented by proxy, will constitute a quorum at the Annual Meeting. The inspectors of election appointed for the Annual Meeting will determine whether or not a quorum is present. Abstentions are counted for purposes of determining whether a quorum is present. As explained above under “Discretionary Voting by Brokers and ‘Broker Non-Votes,” if Brokers exercise their discretionary voting authority on Proposal No. 3, such shares will be considered present at the meeting for quorum purposes and broker non-votes will occur as to each of the other proposals presented at the Annual Meeting.

PROPOSAL 1 — ELECTION OF DIRECTORS
At the recommendation of the Nominating and Governance Committee, the Board has nominated the persons listed below to serve as directors, each for a one-year term, beginning at the Annual Meeting on May 19, 2020, and expiring at the 2021 annual meeting of our stockholders (the “2021 Annual Meeting”) and until their successors are duly elected or appointed and qualified. The nominees include eleven independent directors, as defined in the applicable rules of the NYSE, and our President and Chief Executive Officer (“CEO”). The Board does not anticipate that any of the nominees will be unable to serve, but if any nominee is unable to serve, the proxies will be voted in accordance with the judgment of the person or persons voting the proxies. All of the nominees currently serve on the Board. Set forth below is information regarding all of our nominees (each of whom has consented to being named in the Proxy Statement and to serving, if elected).
Vote Required
In order to be elected, a nominee must receive more votes cast in favor of his or her election than against election. Abstentions by those present or represented by proxy will not be counted as a vote cast either “for” or “against” with respect to the election of directors and, therefore, will have no effect on the outcome. Brokers will not have discretionary authority to vote on the election of directors. Accordingly, there could be broker non-votes which will have no effect on the vote.
Under our Corporate Governance Guidelines, each nominee will tender a conditional resignation prior to the Annual Meeting, effective only if both (a) the votes “against” a nominee’s election exceed the votes “for” election (a “failed re-election”) and (b) such resignation is subsequently accepted by the Board. Any failed re-election will be referred to the Nominating and Governance Committee, which will make a recommendation to the Board as to whether to accept or reject the resignation. The Board will make a determination and publicly disclose its decision, the rationale for the decision and the directors who participated in the process within 90 days after the election. The Board expects the director who has not been re-elected to abstain from participating in the Nominating and Governance Committee or Board discussion or vote regarding whether to accept his or her resignation offer. A director who has had a failed re-election may participate in discussions or votes with respect to other directors who have had a failed re-election.
Biographical Information and Skills
Biographical information regarding each director nominee and his or her qualifications to serve as a director is set forth on the succeeding pages.
Our director nominees possess the necessary breadth and depth of skills and experience to oversee our business operations and long-term strategy as shown below:*
✔	Industry Experience
• Gas Distribution or Transmission (50%)
• Electricity Distribution, Transmission or Generation (50%)
• Energy Markets or Technology (67%)
✔	Other Operations / Customer Service (92%)
✔	Government and Regulatory (92%)
✔	Public Company Board (75%)
✔	Financial or Capital Markets (83%)
✔	Risk Management (100%)
✔	Technology (58%)
✔	Safety (67%)
✔	Environmental, Sustainability, Corporate Responsibility and Ethics (100%)
✔	Non-Profit Board / Community Service (92%)
✔	CEO (Current or Prior) (83%)
✔	Strategic Planning (100%)
✔	Financial Literacy and Expertise (100%)
✔	Talent Management (Executive Compensation and Benefits, and Talent Development) (100%)
* Percentages shown represent the portion of the Board with the indicated skill or experience.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED BELOW.
Peter A. Altabef
Director Since: 2017	Standing Board Committees:
Age: 60	•	Environmental, Safety and Sustainability Committee
	•	Finance Committee (Chair)
	•	Nominating and Governance Committee
Executive Experience: Mr. Altabef currently serves as Chairman and CEO of Unisys Corporation, a global information technology company, a position he has held since January 2015 (becoming Chairman in April 2018). He also served as President from January 2015 through March 2020. Prior to his current role, he served as president and CEO of MICROS Systems, Inc., a provider of integrated software and hardware solutions to the hospitality and retail industries, from 2013 to 2014, when it was acquired by Oracle Corporation. Before that, he served as president and CEO of Perot Systems Corporation from 2004 to 2009, when it was acquired by Dell Inc. Following that transaction, Mr. Altabef served as president of Dell Services, the information technology services and business process solutions unit of Dell Inc. until his departure in 2011.
Outside Board and Other Experience: Mr. Altabef is a Chairman of the board of directors of Unisys Corporation. He is also a member of the President’s National Security Telecommunications Advisory Committee, a board member of EastWest Institute, and a member of the advisory board of Merit Energy Company, LLC and of the board of directors of Petrus Trust Company, LTA. He has previously served as a senior advisor to 2M Companies, Inc., in 2012, and as a director of MICROS Systems, Perot Systems Corporation and Belo Corporation. He is also active in community service activities, having served on the boards and committees of several cultural, medical, educational and charitable organizations and events.
Skills and Qualifications: Mr. Altabef has experience leading large organizations as CEO and a strong background in strategic planning, financial reporting, risk management, business operations and corporate governance. He also has more than 20 years of senior leadership experience at some of the world’s leading information technology companies. As a result, he has a deep understanding of the cybersecurity issues facing businesses today. His overall leadership experience and his cybersecurity background provide the Board with valuable perspective and insight into significant issues that we face.
Theodore H. Bunting, Jr.
Director Since: 2018	Standing Board Committees:
Age: 61	•	Audit Committee
	•	Compensation Committee
	•	Environmental, Safety and Sustainability Committee
Executive Experience: Mr. Bunting most recently served as group president, utility operations, at Entergy Corporation (“Entergy”), an integrated energy company, from 2012 until his retirement in 2017. Before that, he was senior vice president and chief accounting officer at Entergy from 2007 to 2012, and chief financial officer of several subsidiaries from 2000 to 2007. He held other management positions of increasing responsibility in accounting and operations at Entergy since joining the company in 1983.
Outside Board and Other Experience: Mr. Bunting has been a director of Unum Group since 2013 and is currently chairman of its regulatory compliance committee and a member of its human capital committee. He previously served as a director of Imation Corp., a global data storage and information security company. He also serves on the board of Foundation for the Mid South and previously served on the board of Hendrix College.
Skills and Qualifications: Mr. Bunting's utility industry knowledge, including his experience in customer service, safety and regulatory relations, are valuable to us as we continue to execute on our robust long-term utility infrastructure investment plans. He also brings additional public company experience in the areas of strategic finance, accounting, auditing, and capital and risk management to the Board. He is a certified public accountant.

Eric L. Butler
Director Since: 2017	Standing Board Committees:
Age: 59	•	Audit Committee
	•	Compensation Committee (Chair)
	•	Nominating and Governance Committee
Executive Experience: Mr. Butler currently is President and CEO of Aswani-Butler Investment Associates, a private equity investment firm. Previously he served in a number of executive leadership roles at Union Pacific Corporation (“Union Pacific”), a transportation company located in Omaha, Nebraska, until his retirement in February 2018. He began his career at Union Pacific in 1985 and held leadership roles in financial planning and analysis and in marketing, sales and commercial, including as Executive Vice President and Chief Marketing Officer from March 2012 to December 2016. He also held leadership roles in supply, procurement and purchasing, including as Vice President and General Manager – Industrial Products from April 2005 to March 2012. Most recently, he was Senior Vice President of Union Pacific from December 2017, Executive Vice President and Chief Administrative Officer from December 2016 through November 2017, and Corporate Secretary from February 2017 through November 2017.
Outside Board and Other Experience: Mr. Butler was appointed to the Federal Reserve Bank of Kansas City’s Omaha Branch Board in 2015 and, in 2018, was elected chairman. Additionally, he serves on the board of the Omaha Airport Authority, which he joined in 2007.
Skills and Qualifications: Mr. Butler developed and led strategic and financial planning, marketing, sales, commercial; and supply, procurement and purchasing for one of the largest transportation companies in the world, Union Pacific. He most recently led the corporate governance, human resources, labor relations and administration functions at Union Pacific. His knowledge of the railroad transportation industry and the challenges in maintaining top-tier safety, customer service and risk management standards while providing an important part of the nation’s infrastructure provides him with unique skills and insights that are valuable to the Board. In addition, he has experience in the purchase of fuel and energy materials and equipment. As a result, Mr. Butler has an understanding of the aging infrastructure, safety, organizational and regulatory issues facing utilities today and provides a fresh viewpoint from an industry that is similarly positioned. His overall leadership experience and his regulated public company background provides the Board with another perspective on significant issues that we face.
Aristides S. Candris
Director Since: 2012	Standing Board Committees:
Age: 68	•	Environmental, Safety and Sustainability Committee (Chair)
	•	Finance Committee
	•	Nominating and Governance Committee
Executive Experience: Dr. Candris was President and CEO of Westinghouse Electric Company (“Westinghouse”), Pittsburgh, Pennsylvania, a nuclear engineering company, which was a unit of Tokyo-based Toshiba Corp., from July 2008 until his retirement in March 2012. During his 36 years of service at Westinghouse, Dr. Candris served in various positions, including as Senior Vice President, Nuclear Fuel, from September 2006 to July 2008, and continued to serve on the board of Westinghouse until October 2012.
Outside Board and Other Experience: Dr. Candris is an advisory board member of Atomos Nuclear and Space Corporation. He is also a member of the advisory boards of the Carnegie Institute of Technology and the Wilton E. Scott Institute for Energy Innovation at Carnegie Mellon University. He also serves on the boards of trustees of Transylvania University and the Hellenic-American University and the board of directors of The Hellenic Initiative. He previously served on the boards of Westinghouse, and Kurion Inc.
Skills and Qualifications: Dr. Candris is a nuclear scientist and engineer, and has significant experience leading a global nuclear power company. His knowledge of the electric industry gives him significant insight to the issues impacting the electric utility industry. His experience managing highly technical engineering operations, and particularly his extensive experience and expertise in risk assessment and safety management systems, as well as process optimization methodologies (such as Lean/Six Sigma), are of great value as we build and maintain facilities to address increasing environmental regulations and make long-term strategic decisions on electric power generation and gas and electric delivery. His technical and management skills are helpful as we continue to build and modernize both our transmission and distribution systems. Dr. Candris has great insight from his experience developing customer focused programs and attaining excellence in business processes and behaviors, which will assist us to better meet the increasing expectations of customers and regulators.

Wayne S. DeVeydt
Director Since: 2016	Standing Board Committees:
Age: 50	•	Audit Committee
	•	Compensation Committee
	•	Finance Committee
Executive Experience: Mr. DeVeydt has been serving as Executive Chairman of the board of directors of Surgery Partners, Inc., a healthcare services company, since January 2020. He previously served as Chief Executive Officer and member of the board of directors of Surgery Partners, Inc. from January 2018 to January 2020. Before that, he served as a Senior Advisor to the Global Healthcare division of Bain Capital, a global multi-asset alternative asset firm, from January 2017 to January 2018, and as Executive Vice President and Chief Financial Officer (“CFO”) at Anthem, Inc., a health insurance company and an independent licensee of the Blue Cross and Blue Shield Association, from May 2007 until his retirement in June 2016. He also served as Senior Vice President and Chief Accounting Officer at Anthem, Inc. beginning in 2005 and Chief of Staff to the Chairman and Chief Executive Officer from 2006 to 2007. Prior to joining Anthem, Inc., Mr. DeVeydt was a partner at PricewaterhouseCoopers LLP from 1996 to 2005, where he served in many roles in the financial services industry.
Outside Board and Other Experience: Mr. DeVeydt is Executive Chairman of the board of directors of Surgery Partners, Inc., where he has served on the board since January 2018. He served as a member of the board of directors of Grupo Notre Dame Intermedica from December 2016 until December 2019 and was chair of its audit committee. He also served as a director of Myovant Sciences Ltd. from 2016 until July 2018 and served as its lead independent director, chair of its audit committee, and a member of its compensation committee. Mr. DeVeydt is an active leader in his community through his charitable activities.
Skills and Qualifications: Mr. DeVeydt’s positions as CEO and CFO at public companies in regulated industries and as a partner at PricewaterhouseCoopers LLP provide him with strong financial acumen along with a deep understanding of regulated industry operations and extensive leadership skills, particularly in the areas of accounting and finance. His significant experience in internal controls, capital markets, corporate governance, risk management and strategic planning from both a public company and public accounting perspective make him an asset to the Board.
Joseph Hamrock
Director, President and Chief Executive Officer	Standing Board Committees: None
Director Since: 2015
Age: 57
Executive Experience: Mr. Hamrock has been our President and CEO since July 2015. From May 2012 to June 2015, he was Executive Vice President and Group CEO for NiSource’s Gas Distribution Operations, comprised of local gas distribution companies in Kentucky, Maryland, Massachusetts, Ohio, Pennsylvania and Virginia. Prior thereto, he served in a variety of senior executive positions with American Electric Power (“AEP”), an electrical service public utility holding company in Columbus, Ohio, including as President and Chief Operating Officer of AEP Ohio from January 2008 to May 2012. He also served in leadership roles in engineering, transmission and distribution operations, customer service, marketing and information technology.
Outside Board and Other Experience: Mr. Hamrock is currently a member of the board of the American Gas Association, a gas industry trade association. He is also a board member of OhioHealth, a not-for-profit healthcare system in central Ohio, and A Kid Again, which supports families caring for children with life-threatening illnesses.
Skills and Qualifications: Mr. Hamrock has extensive knowledge of our industry from his more than 30 years of experience in a variety of positions at AEP and the Company. He began his career in the energy industry as an electrical engineer in transmission and distribution planning, and progressed to work in commercial and industrial customer services, earning a leadership role in commercial marketing, customer services, and strategic development, among other executive roles, before becoming CEO at NiSource. Consequently, he has a firm understanding of the needs of our customers and is uniquely qualified to lead a focused utility company to meet our customer commitments. Additionally, he has a solid understanding of our organization through his leadership of our gas distribution operations, where he led financial, operational, regulatory and commercial performance for the Columbia gas business. This significant industry experience provides Mr. Hamrock with a unique perspective into our operations, our markets, our people and the strategic vision needed to meet our long-term safety, customer value, business, financial and technology performance goals. In addition, he has been, and continues to be, an active supporter of educational, charitable and utility industry organizations.

Deborah A. Henretta
Director Since: 2015	Standing Board Committees:
Age: 58	•	Compensation Committee
	•	Environmental, Safety and Sustainability Committee
	•	Finance Committee
Executive Experience: Ms. Henretta currently is a partner at G100 Companies, a C-suite learning and development company, where she serves as Senior Advisor spearheading digital transformation practice for SSA & Company, a G100 Company. She retired from Procter & Gamble Co. (“P&G”) in 2015, where she served as Group President of Global e-Business. Prior to her appointment as Group President of Global e-Business in January 2015, she held various senior positions throughout several P&G sectors, including as Group President of Global Beauty from 2012 to 2015 and as Group President of P&G Asia from 2007 to 2012. Prior to her appointment as Group President of P&G Asia, she was President Asia from 2005 to 2007 and President of Global Baby, Toddler and Adult Care from 2004 to 2005. She joined P&G in 1985.
Outside Board and Other Experience: Ms. Henretta has been a director at American Eagle Outfitters, Inc. since 2019. She has been a director at Corning Incorporated since 2013, and currently serves on its audit and corporate relations committees. She is also a director at Meritage Homes Corporation, where she serves on the nominating and corporate governance committee. Ms. Henretta served as a director of Staples, Inc. from June 2016 until September 2017 and served on its compensation committee. Additionally, she serves on the board of trustees for Xavier University and St. Bonaventure University.
Skills and Qualifications: Ms. Henretta has over 30 years of business leadership experience with P&G in a multi-jurisdictional regulatory and competitive business environment. She has experience across many markets, including P&L responsibility for multi-billion dollar businesses at P&G and responsibility for strategic planning, sales, marketing, e-business, government relations and customer service. Ms. Henretta led a dynamic business segment and is, therefore, keenly aware of the delicate balance of keeping pace with customer expectations in a changing environment, as well as maximizing the benefits that inclusion and diversity can provide. Because of this experience, Ms. Henretta brings valuable insights to the Board and strategic leadership to us as we operate in multiple regulatory environments and develop products and customer service programs to meet our customer commitments. In her partner role at G100 Companies, she assisted in establishing a Board Excellence Program, which provides board director education on board oversight and governance responsibilities, including in the areas of digital transformation and cybersecurity.
Deborah A. P. Hersman
Director Since: 2019	Standing Board Committees:
Age: 50	•	Environmental, Safety and Sustainability Committee
	•	Finance Committee
Executive Experience: Ms. Hersman has served as a consultant at Waymo LLC, the self-driving car technology subsidiary of Alphabet Inc., since April 2020 after serving as chief safety officer from January 2019 to April 2020. In this role, she is responsible for consulting on systems safety, field safety and safety management systems across the company’s extensive testing and development programs. From 2014 to 2019, she served as president and chief executive officer of the National Safety Council, a nonprofit organization focused on eliminating preventable deaths at work, in homes and communities, and on the road through leadership, research, education and advocacy.
Outside Board and Other Experience: From 2004 to 2014, she served as a board member and then as chair at the National Transportation Safety Board (the “NTSB”). Previously, she served in a professional staff role for the U.S. Senate Commerce, Science and Transportation Committee, where she played key roles in crafting the Pipeline Safety Improvement Act of 2002 and legislation establishing a new modal administration focused on bus and truck safety.
Skills and Qualifications: Ms. Hersman is a seasoned safety executive, having previously served as the chief executive officer of the National Safety Council and as the chair and chief executive at the NTSB. She has a successful track record running complex safety-focused organizations with numerous stakeholders. A widely respected safety spokesperson driven by mission and a passion for preserving human life, Ms. Hersman also has expertise in the details of navigating crises and strong experience with safety policy legislation and advocacy. Ms. Hersman's extensive safety experience is of great value to the Board as we continue to implement our safety management system and meet our safety commitments to our customers and stakeholders.

Michael E. Jesanis
Director Since: 2008	Standing Board Committees:
Age: 63	•	Audit Committee (Chair)
	•	Compensation Committee
	•	Nominating and Governance Committee
Executive Experience: Mr. Jesanis is a co-founder and, since July 2013, has been Managing Director of HotZero, LLC, a firm formed to develop hot water district energy systems in New England. Mr. Jesanis has served as an advisor to several startups in energy-related fields. From July 2004 through December 2006, Mr. Jesanis was President and CEO of National Grid USA, a natural gas and electric utility, and a subsidiary of National Grid plc, of which Mr. Jesanis was also an Executive Director. Prior to that position, Mr. Jesanis was COO and CFO of National Grid USA from January 2001 to July 2004 and CFO of its predecessor utility holding company from 1998 to 2000.
Outside Board and Other Experience: Mr. Jesanis previously served as a director for several electric and energy companies, including Ameresco, Inc. Mr. Jesanis is the former chair of the board of a college and a past trustee (and past chair of the audit committee) of a university.
Skills and Qualifications: By virtue of his former positions as President and CEO, COO and, prior thereto, CFO, of a major electric and gas utility holding company as well as his current role with an energy efficiency consulting firm, Mr. Jesanis has extensive experience with regulated utilities. He has strong financial acumen and extensive managerial experience, having led modernization efforts in the areas of operating infrastructure improvements, customer service enhancements and management team development. Mr. Jesanis also demonstrates a commitment to education as the former chair of the board of a college and a past trustee (and past chair of the audit committee) of a university. As a result of his former senior managerial roles and his non-profit board service, Mr. Jesanis also has particular expertise with board governance issues.
Kevin T. Kabat
Chairman of the Board	Standing Board Committees:
Director Since: 2015	•	Nominating and Governance Committee
Age: 63
Executive Experience: From April 2007 to November 2015, Mr. Kabat was CEO of Fifth Third Bancorp, a bank holding company. He continued to serve as Vice Chairman of the board of directors of Fifth Third Bancorp until his retirement in April 2016. Before becoming CEO, he served as Fifth Third Bancorp’s President from June 2006 to September 2012 and as Executive Vice President from December 2003 to June 2006. Additionally, he was previously President and CEO of Fifth Third Bank (Michigan). Prior to that position, he was Vice Chairman and President of Old Kent Bank, which was acquired by Fifth Third Bancorp in 2001.
Outside Board and Other Experience: Mr. Kabat has been a director of Unum Group since 2008 and is currently chairman of the board and chair of its governance committee. In 2016, Mr. Kabat became the lead independent director of E*Trade Financial Corporation and is a member of its bank board and its compensation and governance committees. He has also held leadership positions on the boards and committees of local business, educational, cultural and charitable organizations and campaigns.
Skills and Qualifications: Mr. Kabat has significant leadership experience as a CEO in a regulated industry at a public company. As a result, he has a deep understanding of operating in a regulatory environment and balancing the interests of many stakeholders. His extensive experience in strategic planning, risk management, financial reporting, internal controls and capital markets makes him an asset to the Board, as he is able to provide unique strategic insight, financial expertise and risk management skills. In addition, he has broad corporate governance skills and perspective gained from his service in leadership positions on the boards of other publicly traded companies.

Carolyn Y. Woo
Director Since: 1998	Standing Board Committees:
Age: 65	•	Audit Committee
	•	Environmental, Safety and Sustainability Committee
	•	Nominating and Governance Committee (Chair)
Executive Experience: Dr. Woo was President and CEO of Catholic Relief Services, an international humanitarian agency serving over 100 countries, from January 2012 until her retirement in December 2016. Prior thereto, Dr. Woo was dean and a professor of Entrepreneurial Studies at the Mendoza College of Business, University of Notre Dame in Notre Dame, Indiana.
Outside Board and Other Experience: In addition to serving on our Board, Dr. Woo has been a director at AON plc since 1998, and currently serves on its audit, compliance, and organization and compensation committees. She is also on the board of Arabesque. Since July 2019, she also serves on the International Advisory Group of Equinor ASA. She has previously served on the boards of directors of four additional public companies: Circuit City, St. Joseph Capital Bank, Arvin Industries and Bindley-Western Industries. She is also a current and past board member of several non-profit organizations, including an international relief organization, a large multi-hospital health system, business school accreditation organization, leadership development organizations and an educational organization.
Skills and Qualifications: Dr. Woo’s experience as President and CEO of an international organization provides her with knowledge and experience in managing a large organization. From her experiences at Aon and Catholic Relief Services, she is also familiar with trends and approaches related to global risks. Her experience as the dean of a major business school and her research as a professor of entrepreneurship provides her with a deep understanding of business principles and extensive expertise with management and strategic planning issues. Through her current and previous service on the boards of directors, audit committees and compensation committees of public companies, including a global reinsurance and risk management consulting company, a pharmaceutical distribution company, an international automotive manufacturer and a financial institution, Dr. Woo has developed an excellent understanding of corporate governance, internal control, financial and strategic analysis and risk management issues. Dr. Woo is a leader in the areas of corporate social responsibility, sustainability and ethics, which adds an important perspective to the Board. In 2017, she was named to the Top 100 Most Influential in Business Ethics by the Ethisphere Institute. Dr. Woo’s commitment to social and educational organizations provides her with an important perspective on the various community and social issues confronting us in the communities that we serve.
Lloyd M. Yates
Director Since: 2020	Standing Board Committees:
Age: 59	None
Executive Experience: Mr. Yates retired in 2019 from Duke Energy Corporation (“Duke Energy”), where he most recently served as Executive Vice President, Customer and Delivery Operations, and President, Carolinas Region, since 2014. In this role, he was responsible for aligning customer-focused products and services to deliver a personalized end-to-end customer experience to position Duke Energy for long-term growth, as well as for the profit/loss, strategic direction and performance of Duke Energy’s regulated utilities in North Carolina and South Carolina. Previously, he served as Executive Vice President of Regulated Utilities at Duke Energy, overseeing Duke Energy’s utility operations in six states, federal government affairs, and environmental and energy policy at the state and federal levels, as well as Executive Vice President, Customer Operations, where he led the transmission, distribution, customer services, gas operations and grid modernization functions for millions of utility customers. He held various senior leadership roles at Progress Energy, Inc., prior to its merger with Duke Energy, from 2000 to 2012.
Outside Board and Other Experience: Mr. Yates currently serves on the board of directors of American Water Works Company, Inc., Marsh & McLennan Companies, Inc. and Sonoco Products Company.
Skills and Qualifications: Mr. Yates brings significant energy and regulated utility experience to our Board. He has over 38 years in the energy industry, including in the areas of profit/loss management, customer service, nuclear and fossil generation and energy delivery. At Duke Energy, he used his operational experience to improve safety, reliability and the overall customer experience for millions of customers. He has expertise overseeing regulated utility operations, working with state regulators, and managing consumer and community affairs. He also has experience managing gas and grid modernization functions, which is valuable to our Board as we execute our business strategies. In addition, his experience as a director for other prominent public companies will benefit our Board by bringing additional perspective to a variety of important areas of governance and strategic planning.

CORPORATE GOVERNANCE
Director Independence
Under our Corporate Governance Guidelines, a majority of the Board must be comprised of “independent directors.” In order to assist the Board in making its determination of director independence, the Board has adopted categorical standards of independence consistent with the standards contained in Section 303A.02 of the NYSE Listed Company Manual. The Board also has adopted an additional independence standard providing that a director who is an executive officer or director of a company that receives payments from us in an amount which exceeds 1% of such other company’s consolidated gross revenues is not “independent” until three years after falling below such threshold. A copy of our Corporate Governance Guidelines is posted on our website at https://www.nisource.com/investors/governance.
The Board has affirmatively determined that, with the exception of Mr. Hamrock, all of the members of the Board and all nominees are “independent directors” as defined in Section 303A.02 of the NYSE Listed Company Manual and meet the additional standard for independence set by the Board.
Policies and Procedures with Respect to Transactions with Related Persons
We have established policies and procedures with respect to the review, approval and ratification of any transactions with related persons.
Under its charter, the Nominating and Governance Committee reviews reports and disclosures of insider and related person transactions. Under our Code of Business Conduct, the following situations may present a conflict of interest and must be reviewed by the Nominating and Governance Committee to determine if they involve a direct or indirect interest of any director, executive officer or employee (including immediate family members) or otherwise present a conflict of interest:
•
owning more than a 10% equity interest or a general partner interest in any entity that transacts business with the Company (including lending or leasing transactions, but excluding the receipt of utility service from the Company at tariff rates), if the total amount involved in such transactions may exceed $120,000;

•
selling anything to the Company or buying anything from the Company (including lending or leasing transactions, but excluding the receipt of utility service from the Company at tariff rates), if the total amount involved in such transactions may exceed $120,000;

•	consulting for or being employed by a competitor of the Company; and
•	being in the position of supervising, reviewing or having any influence on the job evaluation, pay or benefit of any immediate family member employed by the Company.
Related person transactions are annually reviewed and, if appropriate, ratified by the Nominating and Governance Committee. Directors, individuals subject to Section 16 (“Section 16 Officer(s)”) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and senior executive officers are expected to raise any potential transactions involving a conflict of interest that relate to them with the Nominating and Governance Committee so that they may be reviewed in a prompt manner.
There were no transactions between the Company and any officer, director or nominee for director, or any affiliate of or person related to any of them, since January 1, 2019, of the type or amount required to be disclosed under the applicable Securities and Exchange Commission (“SEC”) rules.
Communications with the Board and Non-Management Directors
Stockholders and other interested persons may communicate any concerns they may have regarding the Company as follows:
•	Communications to the Board may be made to the Board generally, any director individually, the non-management directors as a group, or the Chairman of the Board, by writing to the following address:
NiSource Inc.
Attention: Board of Directors, or any Board member, or non-management directors, or Chairman of the Board
c/o Corporate Secretary
801 East 86th Avenue
Merrillville, Indiana 46410
•
The Audit Committee has approved procedures with respect to the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or audit matters. Communications regarding such matters may be made by contacting our Ethics and Compliance Officer at ethics@nisource.com, calling the business ethics hotline at 1-800-457-2814, or writing to:

NiSource Inc.
Attention: Director, Corporate Ethics
801 East 86th Avenue
Merrillville, Indiana 46410

Stockholder Engagement
We are committed to engaging with our stockholders and soliciting their views and input on important governance, environmental, social, executive compensation and other matters. Our Nominating and Governance Committee is responsible for overseeing the stockholder engagement process and the periodic review and assessment of stockholder input on governance matters. Our independent directors are available to engage in dialogue with stockholders on matters of significance in order to understand stockholders’ views. In addition, management regularly participates in investor and industry conferences throughout the year to discuss performance and share its perspective on the Company and industry developments.
Code of Business Conduct
We have a Code of Business Conduct to promote: (i) ethical behavior, including the ethical handling of conflicts of interest; (ii) full, fair, accurate, timely and understandable financial disclosure; (iii) compliance with applicable laws, rules and regulations; (iv) accountability for adherence to our code; and (v) prompt internal reporting of violations of our code. Our Code of Business Conduct satisfies applicable SEC and NYSE requirements and applies to all directors, officers (including our principal executive officer, principal financial officer, principal accounting officer and controller), as well as to our employees of and our affiliates. A copy of our Code of Business Conduct is available on our website at https://www.nisource.com/investors/governance and also is available to any stockholder upon written request to our Corporate Secretary at the address noted above under the heading “Communications with the Board and Non-Management Directors.”
Any waiver of our Code of Business Conduct for any director, executive officer or Section 16 officer may be made only by the Audit Committee of the Board and must be promptly disclosed to the extent and in the manner required by the SEC or the NYSE and posted on our website. No such waivers have been granted.
Corporate Governance Guidelines
The Nominating and Governance Committee is responsible for annually reviewing and reassessing the Corporate Governance Guidelines and submitting any recommended changes to the Board for its approval. A copy of the Corporate Governance Guidelines can be found on our website at https://www.nisource.com/investors/governance and is also available to any stockholder upon written request to our Corporate Secretary.
Board Leadership Structure
Our Corporate Governance Guidelines state that we should remain free to configure leadership of the Board in the way that best serves our interests at the time and, accordingly, the Board has no fixed policy with respect to combining or separating the offices of Chairman and CEO. If the Chairman is not an independent director, an independent Lead Director will be chosen annually by the Board, taking into account the recommendation of the Nominating and Governance Committee. The Chairman or, if the Chairman is not an independent director, the Lead Director will be the presiding director of executive sessions of the Board. To promote open discussion among the non-management directors, the Board schedules regular executive sessions at meetings of the Board and each of its committees.
Since late 2006, the offices of Chairman and CEO of the Company have been held by different individuals, with the Chairman being an independent director.
The duties of the Chairman of the Board are as follows:
•	providing leadership to the Board and management, and monitoring the discharge of their duties;
•	presiding at meetings of stockholders and the Board, including executive sessions of the Board and meetings of the independent directors;
•	serving as a liaison between the independent directors and management;
•	in consultation with the CEO, setting agendas for the meetings of the Board, and developing annual Board meeting schedules for approval by the Board;
•	ensuring proper flow of information to the Board;
•	having the authority to call special meetings of the Board and independent directors;
•	being available for consultation and direct communication with stockholders and other key stakeholders, as appropriate; and
•	having such other responsibilities and perform such duties as may from time to time be assigned to him or her by the Board.
The Board periodically reviews the structure and the division of responsibilities between the role of independent Chairman and CEO. The structure and division of responsibilities is intended to maintain the integrity of the oversight function of the Board by providing a separate framework of responsibilities for the independent Chairman as set forth above.
Board Oversight of Risk
The Board takes an active role in monitoring and assessing our strategic, compliance, operational and financial risks, as well as cybersecurity risks. The Board administers its oversight function through utilization of its various committees. Our Risk Management Committee, which consists of members of our senior management, is responsible for oversight of our risk management process. Senior management regularly provides reports on our risks to the Board, the Audit Committee and the Board committees that oversee the applicable risks. Additionally, the Audit Committee discusses with management and the independent registered public accounting firm the effect of regulatory and accounting initiatives on our financial statements and is responsible for review and evaluation of our major risk exposures, including cybersecurity and supplier risks, and the steps management has taken to monitor and control such exposures. In addition, the Compensation Committee, the Environmental, Safety and Sustainability (“ESS”) Committee, the Finance Committee and the Nominating and Governance Committee are each charged with overseeing the risks associated with their respective areas of responsibility.
Meetings and Committees of the Board
The Board met 19 times during 2019. Each incumbent director attended at least 89% of the total number of meetings of the Board and of the committees of the Board on which he or she served, and in each case, during the periods that he or she served. Pursuant to our Corporate Governance Guidelines, directors are expected to attend all Board meetings, to spend the time needed to discharge their responsibilities as directors, and to attend the annual meeting of stockholders. All then-serving directors attended the 2019 annual meeting of stockholders.
Pursuant to our Corporate Governance Guidelines, the Board expects that our senior officers will regularly attend Board and Committee meetings, present proposals and otherwise assist in the work of the Board. Members of the Board have direct access to all of our employees, outside advisors and independent registered public accounting firm.
The Board has established five standing committees to assist the Board in carrying out its duties: the Audit Committee, the Compensation Committee, the ESS Committee, the Finance Committee and the Nominating and Governance Committee. The Board also established a Search Committee, an ad hoc committee to assist the Nominating and Governance Committee and the Board in identifying qualified director candidates. The Search Committee did not meet during 2019. The Board evaluates the structure and membership of its committees on an annual basis, appoints the independent members of the Board to serve on the committees and elects committee chairs following the annual meeting of stockholders. The following table shows the composition of each standing Board committee as of the date of this proxy statement. Mr. Hamrock does not serve on any committee, but is invited to attend various committee meetings. Mr. Kabat, Chairman of the Board, is invited to attend all meetings of each of the committees.
Board Committee Composition
Director	Audit	Compensation	ESS	Finance	Nominating and Governance
Peter A. Altabef			✔	✔*	✔
Theodore H. Bunting, Jr.(1)	✔	✔	✔
Eric L. Butler	✔	✔*			✔
Aristides S. Candris			✔*	✔	✔
Wayne S. DeVeydt(1)	✔	✔		✔
Deborah A. Henretta		✔	✔	✔
Deborah A. P. Hersman			✔	✔
Michael E. Jesanis(1)	✔*	✔			✔
Kevin T. Kabat(2)					✔
Carolyn Y. Woo	✔		✔		✔*
Lloyd M. Yates
*	Committee Chair
(1)	Audit Committee Financial Expert, as defined by SEC rules.
(2)	Independent Chairman of the Board.
The summaries below are qualified by reference to the entire charter for each of the Audit, Compensation, ESS, Finance and Nominating and Governance Committees; each of which can be found on our website at https://www.nisource.com/investors/governance and is also available to any stockholder upon written request to our Corporate Secretary. Additionally, any committee may perform other duties and responsibilities, consistent with their respective charters, our Amended and Restated Bylaws (our “Bylaws”), governing law, the rules of the NYSE, the federal securities laws and such other requirements applicable to us, delegated to any committee by the Board, or in the case of the Compensation Committee, under any provision of any of our benefit or compensation plans.

 Audit Committee
The Audit Committee met nine times in 2019. Our Audit Committee is responsible for the oversight of our internal audit function and financial reporting process. The Audit Committee has the sole authority to appoint, retain or replace our independent registered public accounting firm and is responsible for, among other things:
•	reviewing our independent registered public accounting firm’s qualifications and independence and compensating our independent registered public accounting firm;
•	overseeing the performance of our internal audit function and our independent registered public accounting firm;
•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements before earnings announcements;
•	reviewing and discussing with management our annual and quarterly earnings press releases;
•
reviewing and discussing with management and our independent registered public accounting firm major issues regarding accounting principles and financial statement presentations, adequacy of internal controls, and any critical judgments or accounting estimates made in connection with the preparation of financial statements;

•
reviewing and evaluating our major risk exposures, including cybersecurity and supplier risks, and the steps management has taken to monitor and control such exposures, including discussion of our risk assessment and risk management policies; and

•	overseeing our compliance with legal and regulatory requirements.
The Board has determined that all of the members of the Audit Committee are independent as defined under the applicable NYSE and SEC rules, including the additional independence standard for audit committee members, and meet our additional independence standard set forth in our Corporate Governance Guidelines.
For more information regarding the Audit Committee, see “Audit Committee Report,” “Proposal 3 — Ratification of Independent Registered Public Accounting Firm” and “Independent Registered Public Accounting Firm Fees” below.
 Compensation Committee
The Compensation Committee met six times in 2019. The Compensation Committee apprises the Board with respect to the evaluation, compensation and benefits of our executives. Its responsibilities include, among others:
•	evaluating the performance of our CEO and other executive officers in light of our goals and objectives;
•	reviewing and approving the corporate goals and objectives relevant to CEO and executive officer compensation;
•	making recommendations to the independent Board members regarding CEO compensation and approving compensation of the other executive officers;
•	reviewing and approving periodically a general compensation policy for our other officers and officers of our principal subsidiaries;
•	approving, or if appropriate, making recommendations to the Board with respect to incentive compensation plans and equity-based plans;
•	reviewing our officer candidates for election by the Board;
•	reviewing and evaluating the executive officers’ development and succession plan (other than our CEO’s succession plan, which is reviewed by the Nominating and Governance Committee);
•	evaluating the risks associated with our compensation policies and practices and the steps management has taken to monitor and control such risks; and
•	overseeing equal employment opportunity and diversity initiatives.
The Compensation Committee has authority to delegate its responsibilities to subcommittees as deemed appropriate, provided the subcommittees are composed entirely of independent directors who also meet the other requirements for membership of the Compensation Committee.
All of the directors serving on the Compensation Committee are: (i) independent as defined under the applicable NYSE and SEC rules and meet the additional independence standard set forth in the Corporate Governance Guidelines and the additional NYSE independence standard for members of compensation committees and (ii) “non-employee directors” as defined under Rule 16b-3 of the Exchange Act. For additional information regarding the Compensation Committee's principles, policies and practices, please see the discussion under “Executive Compensation - Compensation Discussion and Analysis”.

 Environmental, Safety and Sustainability Committee
The ESS Committee met five times during 2019. The ESS Committee assists the Board in overseeing the programs, performance and risks relative to environmental, safety and sustainability matters. Its responsibilities include, among others:
•	evaluating our environmental and sustainability policies, practices and performance;
•	evaluating our safety policies, practices and performance relating to our employees, contractors and the general public;
•	reviewing and assessing stockholder proposals related to the environment, safety and sustainability;
•	reviewing and evaluating our programs, policies, practices and performance with respect to health and safety compliance auditing; and
•	assessing major legislation, regulation and other external influences that pertain to the ESS Committee’s responsibilities and assessing the impact on us.
 Finance Committee
The Finance Committee met six times during 2019. Its responsibilities include the following, among others:
•	reviewing and evaluating our financial plans, capital structure, equity and debt levels, dividend policy and financial policies;
•	reviewing our corporate insurance programs;
•	reviewing our investment strategy and investments;
•	reviewing and evaluating our financial, tax, third party credit and commodity risks and the steps management has taken to monitor and control such risks;
•	reviewing our annual earnings guidance and capital budgets and recommending approval to the Board; and
•	reviewing our hedging policies and exempt swap transactions.
 Nominating and Governance Committee
The Nominating and Governance Committee met five times in 2019. Its responsibilities include, among others:
•	identifying individuals qualified to become Board members, consistent with criteria approved by the Board;
•	recommending to the Board director nominees for election at the next annual meeting of the stockholders;
•	developing and recommending to the Board the Corporate Governance Guidelines;
•	consulting with management to determine the appropriate response to stockholder proposals submitted pursuant to SEC rules;
•	reviewing and evaluating risks to our reputation and the steps management has taken to monitor and control such risks;
•	reviewing and evaluating our CEO succession plan and working with the Board to evaluate potential successors to our CEO;
•	reviewing and overseeing, at least annually, corporate and business unit political spending;
•	evaluating any resignation tendered by a director and making recommendations to the Board about whether to accept such resignation; and
•	overseeing the evaluation of the performance of the Board and its committees.
The Nominating and Governance Committee, with the assistance of the independent compensation consultant, annually reviews the amount and composition of non-employee director compensation. Please see the discussion under the heading “Director Compensation” for a description of the compensation we provide to our non-employee directors.
Director Selection Process. The Nominating and Governance Committee identifies and screens candidates for director and makes its recommendations for director to the Board. At times the Board may establish an ad hoc search committee to assist the Nominating and Governance Committee in this process. Additionally, the Nominating and Governance Committee has the authority to retain a search firm to help it identify director candidates to the extent it deems necessary or appropriate. The Board established a search committee to assist the Nominating and Governance Committee and the Board in identifying qualified director candidates. The Nominating and Governance Committee has also engaged the firm of Heidrick & Struggles International, Inc., which firm recommended Ms. Hersman for director. In considering candidates for director, the Nominating and Governance Committee considers the skills, expertise, experience and qualifications that will best complement the overall mix of skills and expertise of the Board in view of the strategy of, and the risks and opportunities that we face, as well as each candidate’s relevant business, academic and industry experience, professional background, age, current employment, community service, other board service and other factors. In addition, the Nominating and Governance Committee takes into account the racial, ethnic and gender diversity of the Board and actively seeks minority and female candidates.
The Nominating and Governance Committee seeks to identify and recommend candidates with a reputation for, and record of, integrity and good business judgment who have experience in positions with a high degree of responsibility and are leaders in the organizations with which they are affiliated; are effective in working in complex collegial settings; are free from conflicts of interest that could interfere with a director’s duties to us and our stockholders; and are willing and able to make the necessary commitment of time and attention required for effective service on the Board, including limiting their service on other boards to a reasonable number. The Nominating and Governance Committee also takes into account the candidate’s level of financial literacy. The Nominating and Governance Committee monitors the mix of skills and experience of the directors in order to assess whether the Board has the necessary tools to perform its oversight function effectively. The Nominating and Governance Committee also assesses the diversity of the Board as a part of its annual self-assessment process as described in more detail below. The Nominating and Governance Committee will consider nominees for directors recommended by stockholders and will use the same criteria to evaluate candidates proposed by stockholders as it uses to evaluate the candidates identified by the Board.
The Board has determined that all of the members of the Nominating and Governance Committee are independent as defined under the applicable NYSE rules and meet the additional independence standard set forth in the Corporate Governance Guidelines.
For information on how to nominate a person for election as a director at the 2021 Annual Meeting, please see the discussion under the heading “Stockholder Proposals and Nominations for 2021 Annual Meeting.”
Board Evaluation Process.  The Nominating and Governance Committee oversees the self-evaluation process, which is used by the Board and by each committee of the Board to determine effectiveness and identify opportunities for improvement. Annually at its meeting in March, the Nominating and Governance Committee initiates the self-evaluation process and approves the form of written evaluation questionnaires that are distributed to each director for completion. The written evaluation questionnaires are updated each year as necessary to reflect changes identified in the prior year, any committee charter changes and any suggestions from the directors. The questionnaires solicit feedback on Board composition, Board meeting mechanics including information received, core responsibilities, relationship with management, committee functioning and other relevant matters. In addition, on an ongoing basis, the Chairman meets with each director individually to solicit feedback with respect to both the full Board and any committee on which the director serves, in addition to individual director performance and Board dynamics. Our Board utilizes the results of these evaluations in making decisions on Board agendas, Board structure, committee responsibilities and agendas, information presented to the Board, and continued service of individual directors on the Board.
No Mandatory Retirement Age or Term Limits. Our Corporate Governance Guidelines set forth that we do not believe that mandatory retirement ages or term limits serve our needs. The Board periodically evaluates the performance and qualifications of individual directors in connection with the nomination process. In addition, although the Nominating and Governance Committee will consider length of service in recommending candidates for re-election, the Board does not believe that adopting a set term limit for directors serves our interests. Such limits may result in the loss of contributions from directors who have been able to develop, over a period of time, increasing insight into our operations and our strategic direction. The Nominating and Governance Committee reviews these policies as part of its annual governance review and will consider modifications to these policies as deemed necessary and in our best interests and the best interests of our stockholders.
DIRECTOR COMPENSATION
Director Compensation. This section describes compensation for our non-employee directors. To attract and retain highly qualified candidates to serve on the Board, we provide a combination of cash and equity awards. Our non-employee director compensation is reviewed annually by our Nominating and Governance Committee with the assistance of Meridian Compensation Partners, LLC (“Meridian”), the Compensation Committee's independent compensation consultant. The Nominating and Governance Committee, with the assistance of Meridian, reviewed the amount and composition of director compensation for 2019 and recommended no changes as compared to 2018. A full-time employee who serves as a director does not receive any additional compensation for service on the Board. Accordingly, because Mr. Hamrock is also our President and CEO, he does not receive additional compensation for his service as a Board member.
For 2019, each non-employee director received an annual retainer of $235,000, consisting of $97,500 in cash and an award of restricted stock units valued at $137,500 at the time of grant. The cash retainer is paid in arrears in four equal installments at the end of each calendar quarter.
Restricted stock units are awarded annually, and the number of restricted stock units is determined by dividing the value of the grant by the closing price of our common stock on the grant date. The 2019 restricted stock units were granted to non-employee directors under the NiSource Inc. 2010 Omnibus Incentive Plan (“Omnibus Plan”). Unless the non-employee director elects to defer receipt of his or her restricted stock unit awards, the restricted stock units are payable in shares of our common stock on the earlier to occur of: (a) the last day of the director’s annual term for which the restricted stock units are awarded; or (b) the date that the director separates from the Board due to a “Change-in-Control” (as defined in the Omnibus Plan); provided, however, that any director that commences service on the Board after the start of an annual term will vest on the first anniversary of the initial grant. The restricted stock unit awards also contain pro-rata vesting provisions for a separation from the Board due to retirement, death or disability. Restricted stock units accrue dividends prior to settlement in shares of our common stock. If a non-employee director elects to defer receipt of his or her restricted stock units, then such deferred stock units will be paid in shares of our common stock upon the non-employee director's separation from the Board or such other date selected by the non-employee director.
Each non-employee director who serves as chair of a Board committee receives compensation for the additional responsibilities associated with such service. The 2019 committee chair fees were $20,000 for each of the standing committees. The Chairman of the Board received additional annual compensation of $160,000 for his role and the Vice Chairman of the Board received additional annual compensation of $75,000 for his role. These fees are paid in cash in arrears in four equal installments and are prorated in the case of partial year service.
All Other Compensation. The compensation included under the column “All Other Compensation” in the 2019 Director Compensation Table below consists of matching contributions made by the NiSource Charitable Foundation.
Director Stock Ownership. The Board maintains stock ownership requirements for directors that are included in our Corporate Governance Guidelines. Within five years of becoming a non-employee director, each non-employee director is required to hold an amount of our stock with a value equal to five times the annual cash retainer paid to directors. Company stock that counts towards satisfaction of this requirement includes shares purchased on the open market, awards of restricted stock or restricted stock units through the prior Non-Employee Director Stock Incentive Plan or Omnibus Plan, and shares beneficially owned in a trust or by a spouse or other immediate family member residing in the same household. All of the non-employee director nominees are in compliance with the stock ownership guideline or are within the five-year transition period included in the Corporate Governance Guidelines.
Each director has a significant portion of his or her compensation directly aligned with long-term stockholder value. Approximately fifty-nine percent (59%) of a non-employee director’s 2019 annual retainer (valued as of the time of award and excluding committee retainers) consisted of restricted stock units, which are converted into common stock when vested and distributed to the director.
2019 Director Compensation
The table below sets forth all compensation earned by or paid to our non-employee directors in 2019. Our CEO did not receive any additional compensation for his service on the Board. His compensation for serving as CEO is discussed in the Executive Compensation section of this Proxy Statement.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	All Other Compensation ($)(4)	Total ($)
Peter A. Altabef	117,500	137,500	10,000	265,000
Theodore H. Bunting, Jr.	97,500	137,500	—	235,000
Eric L. Butler	110,511	137,500	—	248,011
Aristides S. Candris	117,500	137,500	10,000	265,000
Wayne S. DeVeydt	97,500	137,500	10,000	245,000
Deborah A. Henretta	97,500	137,500	—	235,000
Deborah A. P. Hersman(5)	55,792	131,113	10,000	196,905
Michael E. Jesanis	117,500	137,500	—	255,000
Kevin T. Kabat	234,785	137,500	—	372,285
Richard L. Thompson(6)	90,679	—	—	90,679
Carolyn Y. Woo	117,500	137,500	10,500	265,500
(1)
The fees shown include the annual cash retainer and any Board and chair fees paid during the year to each non-employee director. With respect to Ms. Hersman and Mr. Thompson, the fees were prorated for partial year service on the Board; with respect to Messrs. Butler, Kabat and Thompson the fees were prorated for partial year service as committee chairs. Mr. Thompson, who did not stand for reelection in 2019, served on the Board until May 7, 2019. Ms. Hersman was appointed to the Board on June 5, 2019.

(2)
The amounts shown reflect the grant date fair value of awards computed in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. For restricted stock units, the grant date fair value is the number of shares multiplied by the closing price of our stock on the award date. Each non-employee director who was elected on May 7, 2019, received an award of restricted stock units valued at $137,500 which was equal to approximately 4,957 restricted stock units valued at $27.74 per unit, the closing price of our common stock on that date.

(3)
As of December 31, 2019, the number of equity awards (in the form of restricted stock units or deferred stock units) that were outstanding for each non-employee director was as follows: Mr. Altabef, 5,029; Mr. Bunting, 8,522; Mr. Butler, 5,029; Dr. Candris, 44,339; Mr. DeVeydt, 16,555; Ms. Henretta, 28,879; Ms. Hersman, 4,666; Mr. Jesanis, 5,029; Mr. Kabat, 5,029; Mr. Thompson, 2,902; and Dr. Woo, 39,793.

(4)
The amounts shown reflect matching contributions made by the NiSource Charitable Foundation under the Director Charitable Match Program. The Foundation matches up to $10,000 annually in contributions by any non-employee director to approved tax-exempt charitable organizations. Any amount not utilized for the match in the year it is first available is carried over to the following year.

(5)
The amount shown in the Stock Awards column for Ms. Hersman is a pro-rated award which was equal to approximately 4,599 restricted stock units valued at $28.51 per unit, the closing price of our common stock on June 5, 2019, the date of her appointment to the Board.

(6)	Mr. Thompson served on the Board until May 7, 2019.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table shows as of March 24, 2020, the number of shares of our outstanding common stock beneficially owned by: (i) each of our directors; (ii) each of the Named Executive Officers; (iii) our directors and executive officers as a group; and (iv) beneficial owners of more than 5% of our outstanding common stock (based solely on the Schedule 13G filings and any amendments thereto filed with the SEC on or before March 24, 2020) except as noted below. None of the Named Executive Officers or directors has any outstanding stock options as of that date. The business address of each of our directors and executive officers is our address.
Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Class Outstanding
5% Owners
T. Rowe Price Associates, Inc.(1) 100 E. Pratt Street Baltimore, MD 21202	52,937,405	14.1%
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	44,449,680	11.9%
BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10055	31,832,354	8.5%
State Street Corporation(4) One Lincoln Street Boston, MA 02111	20,149,187	5.4%
Directors and Executive Officers
Peter A. Altabef(5)	17,871	*
Donald E. Brown(6)	89,350	*
Theodore H. Bunting, Jr(5)	3,447	*
Eric L. Butler(5)	18,948	*
Aristides S. Candris(5)	15,245	*
Wayne S. DeVeydt(5)	22,604	*
Joseph Hamrock(6)	453,095	*
Deborah A. Henretta(5)	2,408	*
Deborah A. P. Hersman(5)	2,350	*
Carrie J. Hightman (6)(7)	342,604	*
Michael E. Jesanis(5)	33,104	*
Kevin T. Kabat(5)	27,711	*
Violet G. Sistovaris(6)	135,547	*
Pablo A. Vegas(6)	44,052	*
Carolyn Y. Woo(5)	46,230	*
Lloyd M. Yates(5)	10,980	*
All directors and executive officers as a group (21 persons)	1,327,902	*
*	Less than 1%
(1)
As reported on an amendment to statement on Schedule 13G/A filed with the SEC on behalf of T. Rowe Price Associates, Inc. on February 14, 2020. T. Rowe Price Associates, Inc. reported sole voting power with respect to 17,000,191 shares and sole dispositive power with respect to 52,937,405 shares.

(2)
As reported on an amendment to statement on Schedule 13G/A filed with the SEC on behalf of The Vanguard Group on February 12, 2020. The Vanguard Group reported sole voting power with respect to 648,425 shares, shared voting power with respect to 193,686 shares, sole dispositive power with respect to 43,732,886 shares and shared dispositive power with respect to 716,794 shares.

(3)
As reported on an amendment to statement on Schedule 13G/A filed with the SEC on behalf of BlackRock, Inc. on February 5, 2020. BlackRock, Inc. reported sole voting power with respect to 28,700,999 shares and sole dispositive power with respect to 31,832,354 shares reported.

(4)
As reported on Schedule 13G filed with the SEC on behalf of State Street Corporation on February 14, 2020. State Street Corporation has shared voting power with respect to 17,341,826 shares and shared dispositive power with respect to 20,094,350 shares reported as beneficially owned.

(5)
Does not include restricted stock units issued under the Omnibus Plan and the former Non-Employee Director Stock Incentive Plan unless the shares have been distributed or the non-employee director has the right to acquire the shares within 60 days of March 24, 2020.

(6)	Includes shares held in our 401(k) Plan and shares that are distributable within 60 days of March 24, 2020.
(7)	Includes shares owned by a trust over which Ms. Hightman maintains investment control and of which one or more of her immediate family members are the sole beneficiaries.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS (CD&A)
Introduction
This CD&A describes our compensation philosophy and the material elements of our 2019 executive compensation program applicable to the Named Executive Officers.
The Named Executive Officers in 2019 were:
Joseph Hamrock- President and CEO
Donald E. Brown- Executive Vice President and CFO
Carrie J. Hightman- Executive Vice President and Chief Legal Officer (“CLO”)
Violet G. Sistovaris- Executive Vice President and President, Northern Indiana Public Service Company LLC (“NIPSCO”)
Pablo A. Vegas- Executive Vice President and President, Gas Utilities
2019 Business Developments
During 2019, we continued to execute on our established infrastructure investment-driven business strategy and remained deeply focused on our top priority- safety. We continue to invest in safety improvements, implement policies and procedures, develop technical training and guidelines for our employees and leverage new tools and technology to improve our maps, records and infrastructure performance. Importantly, we followed through on our commitment to accelerate and enhance our schedule for implementation of a Safety Management System (“SMS”) across all of our operating companies. Key developments during 2019 included:
•	Installing over-pressurization protection on low pressure systems across our seven-state service territory, including the completion of those upgrades in Massachusetts and Virginia.
•
Implementing an Incident Command Structure (ICS) aligned with Federal Emergency Management Agency standards and providing ICS training to nearly all our employees, enhancing our emergency preparedness and response capability.

•
Introducing a corrective action program which offers a simple way for employees and contractors to report safety concerns and supports our systematic process to review, prioritize, and track progress to reduce risk.

•	Training 86% of gas employees on SMS, with the completion of the training of the rest of our gas employees targeted for 2020.
•	Appointing an independent quality review board to oversee our safety programs.
•	Investing approximately $1.9 billion of capital across our Columbia Gas and NIPSCO operating companies in support of long-term safety and service reliability for our customers and communities.
•	Replacing approximately 337 miles of priority gas pipelines across seven states, with the goal of enhancing gas system safety and reliability, and reducing methane emissions.
•	Replacing approximately 33 miles of underground electric cable and more than 1900 electric poles in Indiana to further support increased electric reliability.
•
Advancing our electric generation strategy in Indiana, consistent with our 2018 Integrated Resource Plan by obtaining approval for wind projects announced in 2019 and completing our Coal Combustion Residuals (CCR) capital investments.

•
Achieving significant industry and national recognition, including: being named to the Dow Jones Sustainability-North America Index for the sixth consecutive year; being named to the Bloomberg Gender Equality Index for the second consecutive year; listed as one of America’s Best Large Employers by Forbes magazine for the fourth consecutive year; and, once again, being named to the FTSE4Good index, an index that measures the performance of companies demonstrating strong environmental, social and governance practices.

Our total shareholder return was twelve percent for 2019 and reflected a significant improvement, as compared to 2018, although we underperformed both major utility indices.

Total shareholder return shown in the chart above is calculated by stock price appreciation plus the annual dividend amount. The NiSource 2015 stock price appreciation and total shareholder return shown in the charts above are based on a 2014 year-end closing price calculated utilizing the Bloomberg separation formula taking into account the separation of Columbia Pipeline Group, Inc. from the Company on July 1, 2015 (the “Separation”).
2019 Compensation Committee Notable Actions
During 2019, the Compensation Committee made the following key decisions with respect to 2019 compensation:
•
Approved increases in base salary and the target grant date fair value of the 2019 annual long-term equity incentive opportunities for all of the Named Executive Officers other than our CEO, for the reasons explained in “Compensation Committee Actions Related to 2019 Compensation” in the sections entitled “2019 Base Salaries,” and “2019 LTIP Awards,” respectively.

•
Refined the performance-based restricted stock unit (“PSU”) performance goals by eliminating the discretionary assessment of individual performance that was used to determine vesting for 20% of the target 2018 PSUs. We continued to drive accountability for operational performance by tying the vesting of 20% of the target PSUs to the achievement of key business imperatives, subject to the achievement of a financial vesting trigger, as further explained in the sections entitled “Long-Term Incentive Program” and “2019 LTIP Awards.” In addition, we continue to drive individual accountability as individual performance is evaluated prior to grant to determine the sizing of the LTIP award, in recognition of individual performance.

•	Increased the CEO stock ownership guideline from 5x base salary to 6x base salary, as further described below under “Stock Ownership and Retention Guidelines.”
Our Executive Compensation Philosophy
The key design priorities of our 2019 executive compensation program were to:
•	Maintain a financially responsible program that is aligned with our strategic plan to build stockholder value and support long-term, sustainable earnings and dividend growth.
•	Provide a total compensation package that is aligned with the standards in our industry thereby enhancing our ability to:
−	Attract and retain executives with competitive compensation opportunities.
−	Motivate and reward executives for sustaining high performance.
−	Ensure that significant portions of pay opportunity remain at-risk for failure to achieve business objectives relating to financial performance, safety and customer care.
•	Reward executives based upon level of responsibility and individual performance.
•
Provide compensation that is both competitive with the market for executive talent and appropriately correlated to Company performance so that the executive receives increased payouts under our incentive programs when Company performance is high and decreased payouts under our incentive programs when our performance is low.

•	Comply with applicable laws and regulations.
The Compensation Committee believes that our executive compensation program is thoughtfully and effectively constructed to fulfill our compensation objectives and reward effective leadership decisions that create value for our stockholders, customers and other key stakeholders.

Overview of Our 2019 Executive Compensation Program
We design our executive compensation program to attract, retain and motivate highly-qualified executive talent. We believe highly-qualified executive talent is an essential driver of the successful achievement of our business objectives.
The principal elements of compensation that we provide to our executives, including all of the Named Executive Officers, are: base salary; annual short-term performance-based cash incentives; and long-term performance-based and service-based equity incentive awards. We use short- and long-term performance-based compensation to motivate our executives to meet and exceed our business objectives over both time horizons. To emphasize safety as a priority throughout the organization, safety-related criteria are included as performance goals in both our Annual Performance-Based Cash Incentive Plan and our Customer Value Framework, as described below. We also include service-based equity in the form of service-based restricted stock units (“RSUs”) in order to enhance the attractiveness and talent retention aspects of our executive compensation program.
Our long-term incentive program is denominated entirely in common stock to align the interests of executives with those of our stockholders as the ultimate value of our long-term incentive compensation is determined by the performance of our stock. The principal elements of our 2019 total compensation program, time horizon and design objectives of each element are shown below.

We generally target total compensation (base salary, target annual short-term performance-based cash incentives and target long-term equity incentive awards) to be competitive with the compensation paid to similarly positioned executives at companies within our compensation peer group (the “Comparator Group”) as described in the section entitled “Our Executive Compensation Process - Competitive Market Review.” We do not, however, manage pay to a stipulated percentile of the Comparator Group practices.
2019 Say-on-Pay Vote Outcome
When making decisions about our executive compensation program, the Compensation Committee takes into account the stockholders’ view of such matters. In 2019, approximately 97% of the votes cast by our investors were voted in favor of our Say-on-Pay Proposal at our 2019 annual meeting of stockholders. No changes were made to the design of our executive compensation program in response to the 2019 Say-on-Pay vote.
Our Executive Compensation Mix
We believe that a significant percentage of total compensation for the Named Executive Officers should consist of variable and at-risk compensation. The Compensation Committee believes the appropriate mix of compensation elements should take into account our financial and strategic objectives, the competitive environment, retentive elements, Company performance, individual performance and responsibilities, and evolving governance practices. Additionally, the Compensation Committee reviews and assesses total Named Executive Officer compensation to evaluate whether we offer well-balanced incentives for senior executives to focus on serving both Company and stockholder interests.

The following charts show the proportion of 2019 target total compensation for our CEO and the other Named Executive Officers payable in fixed compensation (base salary) and variable and at-risk compensation (target annual performance-based cash incentives and the target grant date fair value of the annual long-term performance-based equity incentive awards) formats.

The following table shows 2019 target total compensation and each element of target total compensation for each Named Executive Officer.
Target Total Compensation
Named Executive Officer	Annualized Base Salary ($)	Annual Cash Incentive Target ($)	RSUs ($)	PSUs Target ($)	Total ($)
Joseph Hamrock President and CEO	1,000,000	1,200,000	860,000	3,440,000	6,500,000
Donald E. Brown Executive Vice President and CFO	600,000	450,000	220,000	880,000	2,150,000
Carrie J. Hightman Executive Vice President and CLO	500,000	300,000	160,000	640,000	1,600,000
Violet G. Sistovaris Executive Vice President and President, NIPSCO	500,000	350,000	150,000	600,000	1,600,000
Pablo A. Vegas Executive Vice President and President, Gas Utilities	600,000	450,000	220,000	880,000	2,150,000
Principal Elements of Our 2019 Executive Compensation Program
Base Salary
Base salary is designed to provide all our employees, including the Named Executive Officers, with a level of fixed pay that is commensurate with the employee’s role and responsibility. We believe that by delivering base salaries that are designed to be reflective of market norms, we are well-positioned to attract, retain and motivate top caliber executives in an increasingly competitive labor environment. The Compensation Committee annually reviews the base salaries of the Named Executive Officers, along with the salaries of all our other senior executives, to evaluate whether they are competitive within our industry. In reviewing the base salaries, the Compensation Committee considers the base salaries of similarly situated executives in the Comparator Group. See the section entitled “Our Executive Compensation Process - Competitive Market Review.”
The Compensation Committee determines any base salary changes for all our senior executives, including the Named Executive Officers, based on a combination of factors that include: competitive pay standards; level of responsibility; experience; internal pay equity considerations; and historical compensation. Additionally, the Compensation Committee considers recommendations from our CEO, Mr. Hamrock, reflecting his assessment of individual Named Executive Officer performance and their contributions to the achievement of business objectives. CEO pay is evaluated separately by the Compensation Committee, taking into account those factors reviewed for all other senior executives other than the recommendation from Mr. Hamrock. The Compensation Committee then provides its recommendation regarding CEO compensation to the independent members of the Board for approval. See the section below entitled “Compensation Committee Actions Related to 2019 Compensation - 2019 Base Salaries” for more information.

Annual Performance-Based Cash Incentive Plan (“Cash Incentive Plan”)
The Cash Incentive Plan provides the Named Executive Officers with the opportunity to earn a cash incentive award tied to both Company performance and their individual contributions to our performance. A threshold financial trigger of net operating earnings per share (“NOEPS”) must be met before any award may be paid under the Cash Incentive Plan. Once the financial trigger is met, awards to all of our senior executives, including the Named Executive Officers, are subject to one corporate financial performance goal (weighted 75%) and four operational goals related to key business imperatives of safety and customer care (weighted 25%).
The NOEPS financial performance goal is determined based on the Company’s annual financial plan, which is approved by the Board at the beginning of the year, and is designed to achieve our goal of creating sustainable stockholder value by growing earnings and providing a strong dividend. The safety and customer care goals are designed to incent achievement of key business imperatives. In addition, under the terms of the Omnibus Plan, the Compensation Committee retains discretion to adjust Cash Incentive Plan awards downward, either on a formulaic or discretionary basis, as the Compensation Committee determines to be appropriate to reflect other items of Company or individual performance deemed relevant by the Compensation Committee.

Importantly, eligibility for participation in the Cash Incentive Plan extends to nearly all our employees. Every eligible employee has an incentive opportunity at trigger, target and stretch levels of performance. The Compensation Committee identifies expectations for all employees, including the Named Executive Officers. With respect to the CEO, the Compensation Committee makes recommendations regarding his award opportunities for consideration and approval by the independent members of the Board. See the section below entitled “Compensation Committee Actions Related to 2019 Compensation - 2019 Cash Incentive Plan” for more information regarding the 2019 Cash Incentive Plan, including incentive opportunities, performance measures and weightings, goals and payouts for each of the Named Executive Officers.
Long-Term Incentive Program (“LTIP”)
LTIP Design Overview. The LTIP provides the Named Executive Officers and our senior executives with the opportunity to earn shares of our stock based on performance and continued service. The 2019 LTIP awards were entirely comprised of equity in the form of PSUs (80% of the 2019 target LTIP award) and RSUs (20% of the 2019 target LTIP award). The PSUs are eligible to vest based on financial performance and progress with respect to several key business imperatives that we believe build stockholder value, subject to the achievement of a threshold cumulative financial trigger. The RSUs will vest after the completion of a multi-year service condition. The 2019 LTIP award program is designed to:
•
Directly link earned compensation with the achievement of longer-term financial objectives through the grant of 80% of the target PSUs (65% of the 2019 target LTIP award) with vesting tied to financial performance, while still maintaining a relative performance element through the incorporation of a +/- 25% relative total stockholder return (“RTSR”) performance payout modifier with respect to this portion of the 2019 LTIP award.

•
Focus executives on five equally weighted operational goals that we believe build stockholder value because they are related to our key business imperatives of safety, customer care, cost containment, organizational culture and environmental impact (the “Customer Value Framework”) (as more fully described in the section “PSUs”) to drive accountability for operational performance through the grant of 20% of the target PSUs (15% of the 2019 target LTIP award) with vesting tied to achievement of the Customer Value Framework.

•
Enhance retention by rewarding long-term service through the grant of RSUs (20% of the 2019 target LTIP award), which vest subject to the executive’s continued employment through a multi-year service period.

The key LTIP design elements that are intended to drive Company financial and operational performance and align with stockholder interests are shown below.
PSUs	• 80% of the target long-term incentive opportunity
• Three-year performance period
• 80% of target PSUs (65% of the 2019 target LTIP award) vesting based on NOEPS performance, subject to a +/- 25% payout modifier based on RTSR performance
• 20% of target PSUs (15% of the 2019 target LTIP award) vesting based on Customer Value Framework performance subject to an NOEPS vesting trigger
RSUs	• 20% of the target long-term incentive opportunity
• Vesting subject to the executive’s continued employment through a multi-year service period (in excess of three years)

PSUs. The 2019 PSUs (80% of the 2019 target LTIP award) are eligible for vesting only if a cumulative NOEPS performance trigger is met over a three-year performance period. The NOEPS financial performance goal is determined based on the Company’s annual financial plan, which is approved by the Board at the beginning of the performance period, and is designed to achieve our goal of creating sustainable stockholder value by growing earnings and providing a strong dividend. If the NOEPS performance trigger is achieved, 80% of the target PSUs (65% of the 2019 target LTIP award) will vest based on NOEPS performance above the trigger, as modified by our RTSR performance (which can reduce or increase the vesting level by up to 25%). The Compensation Committee selected cumulative NOEPS as a goal and RTSR as a modifier because it believes it is important that each executive has personal financial exposure to the performance of our stock and, therefore, is aligned with the financial interests of stockholders.
The Compensation Committee determined that because NOEPS continues to be viewed as a core driver of our financial performance and stockholder value creation, this measure remained appropriate for both the short-term and long-term incentive programs. As a result, the Compensation Committee utilized NOEPS as a performance measure in both the 2019 LTIP award and the 2019 Cash Incentive Plan.
The Compensation Committee continued its practice of supplementing the NOEPS measure with additional operational performance measures that we believe build stockholder value in order to strike an appropriate balance with respect to incentivizing earnings growth, non-financial business imperatives and stockholder returns over both the short-term and long-term horizons. If the NOEPS vesting trigger is achieved, the remaining 20% of the target PSUs (15% of the 2019 target LTIP award) will vest based on the Company’s successful execution of the Customer Value Framework, with each category of the Customer Value Framework equally weighted in the determination of this portion of the LTIP Award.
The Customer Value Framework represents important enterprise-wide customer value initiatives, the achievement of which requires the coordinated, cross functional efforts of the Named Executive Officers. We believe these customer value initiatives are key business imperatives that build stockholder value over the long-term. The Compensation Committee utilized NSCBS and JD Power (as defined in the section entitled “2019 Cash Incentive Plan”) as safety and customer care performance measures under the Customer Value Framework portion of the 2019 LTIP in addition to the 2019 Cash Incentive Plan to reflect the significance of these key business imperatives. Additionally, the Compensation Committee tied 2019 LTIP payouts to our performance related to our long-term impact on our employees and the environment by including organizational culture and environmental goals in the Customer Value Framework along with a cost containment measure tied to the conservation of our financial resources, thereby further aligning the 2019 LTIP with the interests of our customers and stockholders.
RSUs. The remaining 20% of the 2019 target LTIP award consists of RSUs that will vest based on the executive’s continued employment through February 28, 2022, subject to earlier vesting for certain qualifying terminations of employment prior to that date. This service-based award is designed to reward long-term service and thereby adds a retention incentive to our compensation mix. Additionally, RSUs are considered by the Compensation Committee to be at-risk and aligned with stockholder interests as the ultimate value of the RSUs will fluctuate based on our stock price performance.
Other Design Considerations. The Compensation Committee believes that the long-term incentive program promotes decision making that is consistent with our long-term business objectives. When establishing long-term equity incentive opportunity levels for our senior executives, including the Named Executive Officers, the Compensation Committee considers, among other things, the executive’s base salary, the appropriate mix of cash and equity incentive opportunities, prior awards under the LTIP and the compensation practices for similarly situated executives both within the Company and our Comparator Group. The actual value of the 2019 LTIP Award, if any, will depend upon Company performance relative to pre-established performance measures and our stock price at the time the awards are settled.
Other Compensation and Benefits
The Named Executive Officers also participate in an executive deferred compensation plan and receive executive severance and change-in-control compensation and benefits, a limited number of perquisites and a number of other employee benefits that generally are extended to our entire employee population. We believe that these other forms of compensation and benefits are generally comparable to those that are provided to similarly situated executives at other companies of our size and thereby serve the objectives of our compensation program to attract and retain our senior executives.
Severance and Change-In-Control Benefits
We provide Change-in-Control and Termination Agreements with the intent of ensuring that our senior executives continue to apply thoroughly objective judgment to appropriately safeguard stockholder value and maximize investor return in relation to any potential change-in-control. The Change-in-Control and Termination Agreements provide cash severance benefits upon a double-trigger (meaning there must be both a qualifying change-in-control and termination of employment) and do not include any “gross-up” payments to executives for excise taxes incurred with respect to a change-in-control of the Company. We maintain Change-in-Control and Termination Agreements with each of the Named Executive Officers and all the Named Executive Officers are subject to our executive severance policy.
Additionally, the Omnibus Plan provides for double-trigger vesting for equity awards that are assumed or replaced by an acquiring company upon a change-in-control. In the event equity awards are not assumed or replaced in a change-in-control, then the outstanding equity awards will vest upon the occurrence of a change-in-control alone. For further information regarding the benefits to be received upon termination of employment or change-in-control, see the table in the section entitled “Potential Payments upon Termination of Employment or a Change-in-Control of the Company” and the accompanying narrative.
Perquisites
Perquisites are not a principal element of our executive compensation program. We provide a limited number of perquisites that are intended to assist the Named Executive Officers in the performance of their duties on our behalf or to otherwise provide benefits that have a combined personal and business purpose. Generally, we do not reimburse the Named Executive Officers for the payment of personal income taxes they incur in connection with their receipt of these benefits. For information regarding 2019 perquisites, see the 2019 Summary Compensation Table and footnote (6) to that table.

Deferred Compensation Plan
Eligible executives, including the Named Executive Officers, may elect to defer between 5% and 80% of their base salary and annual cash incentive payout under our Executive Deferred Compensation Plan (the “Deferred Compensation Plan”). The Deferred Compensation Plan provides an opportunity for eligible executives to defer their cash compensation without regard to the limits imposed by the IRS for amounts that may be deferred under our 401(k) Plan. The material terms of the Deferred Compensation Plan are described in the narrative to the 2019 Non-qualified Deferred Compensation Table.
Pension Programs
During 2019, we maintained a tax-qualified defined benefit pension plan for nearly all salaried exempt employees hired before January 1, 2010, all non-exempt employees (both non-union and certain union employees) hired before January 1, 2013, as well as for other union employees, regardless of hire date, and a non-qualified defined benefit pension plan (the “Pension Restoration Plan”) for all eligible employees with annual compensation or pension benefits in excess of the limits imposed by the Internal Revenue Service (“IRS”), including any eligible Named Executive Officer. The Pension Restoration Plan provides for a pension benefit under the same formula provided under the tax-qualified plan but without regard to the IRS limits and reduced by amounts paid under the tax-qualified plan. The material terms of the pension programs are described in the narrative to the 2019 Pension Benefits Table.
Savings Programs
The Named Executive Officers are eligible to participate in the same tax-qualified 401(k) Plan as most employees and in a non-qualified defined contribution plan (the “Savings Restoration Plan”) maintained for eligible executive employees. The 401(k) Plan includes a Company match that varies depending on the pension plan in which the employee participates and a Company profit sharing contribution for most employees of between 0.5% and 1.5% of the employee’s eligible earnings based on achievement of the overall corporate NOEPS measure. In addition, for salaried employees hired after January 1, 2010, and non-union non-exempt employees hired after January 1, 2013, the 401(k) Plan includes a 3% Company contribution to the employee accounts. The Savings Restoration Plan provides for Company contributions in excess of IRS limits under the 401(k) Plan for eligible employees, including the Named Executive Officers. The material terms of the Savings Restoration Plan are described in the narrative to the 2019 Non-qualified Deferred Compensation Table.
Health and Welfare Benefits
We also provide the Named Executive Officers other broad-based benefits such as medical, dental, life insurance and long-term disability coverage on the same terms and conditions to all employees. We believe that these broad-based benefits enhance our reputation as an employer of choice.
Our Executive Compensation Process
The Compensation Committee is responsible for evaluating and determining the compensation of our senior executives and for overseeing the administration of our equity plans and grants. In doing so, the Compensation Committee takes into account various factors when making compensation decisions, including:
•	Attainment of our established business and financial goals.
•	Competitiveness of our compensation program based upon competitive market data.
•	An executive’s position, level of responsibility and performance, as measured by the individual’s contribution to the achievement of our business objectives.
The Compensation Committee reviews the performance and compensation of our CEO and his executive direct reports each year and apprises the Board accordingly. For our CEO, the Compensation Committee evaluates CEO performance in light of our goals and objectives and considers recommendations from the Compensation Committee’s independent compensation consultant, that are reflective of the Compensation Committee’s assessment of our CEO’s performance and compensation competitiveness. Following this evaluation, the Compensation Committee submits its recommendations to the independent members of the Board for review and approval.
When considering changes in compensation for senior executives that report to our CEO, including the Named Executive Officers, the Compensation Committee considers input from the CEO and the Senior Vice President, Chief Human Resources Officer, in addition to the Compensation Committee’s independent compensation consultant.
Independent Compensation Consultant
For 2019, the Compensation Committee engaged the services of Meridian as its independent compensation consultant to advise it with respect to executive compensation design, comparative compensation practices and compensation matters relating to the Board. The Compensation Committee takes recommendations from Meridian into consideration along with its evaluation of the individual performance of each executive officer. In addition, during 2019 and early 2020, Meridian assisted in the evaluation and review of the NiSource Inc. 2020 Omnibus Incentive Plan, which is described in detail in Proposal 4.
Each year, the Compensation Committee evaluates the independence and quality of the services provided by its independent compensation consultant. In reviewing Meridian’s engagement for 2019, the Compensation Committee considered the factors set forth in SEC Rule 10C-1(b)(4) and the applicable NYSE rules and determined that Meridian was independent.

Competitive Market Review
In connection with its compensation decision making, the Compensation Committee reviews the executive compensation practices in effect at other companies in the Comparator Group. These companies comprised leading gas, electric, and multi-line utilities that were selected by the Compensation Committee for their operational comparability and because we generally compete with these companies for similar executive talent. For 2019, the Compensation Committee, with input from Meridian, added Avista Corporation, Black Hills Corporation, New Jersey Resources Corporation and Southwest Gas Holdings, Inc. to the Comparator Group to continue to align us with operationally similar companies. Additionally, due to their acquisitions, the Compensation Committee removed Piedmont Natural Gas Company, Inc., SCANA Corporation and WGL Holdings from the Comparator Group for 2019. For purposes of evaluating 2019 compensation practices, the Comparator Group included the companies shown below.

Alliant Energy Corporation	New Jersey Resources Corporation
Ameren Corporation	OGE Energy Corp.
American Electric Power Company, Inc.	ONE Gas, Inc.
Atmos Energy Corporation	PNM Resources, Inc.
Avista Corporation	PPL Corporation
Black Hills Corporation	Public Service Enterprise Group Incorporated
CenterPoint Energy, Inc.	Sempra Energy
CMS Energy Corporation	Southwest Gas Holdings, Inc.
Dominion Energy, Inc.	Spire, Inc.
DTE Energy Company	Vectren Corporation
FirstEnergy Corp.	WEC Energy Group, Inc.
Compensation Peer Group	Revenue(1) (millions)	Market Cap(1) (millions)
NiSource	$4,875	$9,533
NiSource Percentile Rank	50th%ile	42nd%ile
75th Percentile	$9,853	$20,654
Median	$4,738	$11,124
25th Percentile	$2,385	$4,050
(1)	The Compensation Committee selected the 2019 Compensation Peer Group in August 2018 based on fiscal year-end 2017 revenue and market capitalization data compiled and provided by Meridian.
Compensation Committee Actions Related to 2019 Executive Compensation
The Compensation Committee reviewed and, as appropriate, took action with respect to each element of total compensation for each Named Executive Officer following the principles, practices and processes described above. The Compensation Committee’s compensation determinations and recommendations were based primarily upon recognition of the roles, responsibilities and performance of each Named Executive Officer, a review of the Comparator Group and an assessment of total Named Executive Officer compensation.
 2019 Base Salaries
The Compensation Committee annually reviews the base salaries of the Named Executive Officers, and all our senior executives, to evaluate whether they are competitive and appropriately reflect performance. In setting 2019 base salary levels, the Compensation Committee considered competitive market data, the competitiveness of the annual total target compensation of each Named Executive Officer, responsibilities, experience, internal pay equity, historical compensation practices, individual performance and contributions to achievement of business objectives. Based on this assessment, the Compensation Committee (or, in the case of our CEO, the independent members of the Board) approved 2019 base salary levels, effective June 1, 2019. The Compensation Committee did not recommend a 2019 base salary increase for our CEO, noting that his cash compensation was deemed to be appropriately aligned with the competitive market. With respect to Mr. Vegas, the Compensation Committee approved an increase of approximately 14.3%, taking into account (i) his effective performance in core aspects of his role as Executive Vice President, Gas Utilities, (ii) his successful assumption of additional duties during 2018, and (iii) the need for further alignment of his cash compensation with the competitive market. Below are the 2019 and 2018 annual base salary levels for each Named Executive Officer.
Base Salary
Named Executive Officer	2019 Annual Salary ($)	2018 Annual Salary ($)
Joseph Hamrock	1,000,000	1,000,000
Donald E. Brown	600,000	575,000
Carrie J. Hightman	500,000	490,000
Violet G. Sistovaris	500,000	475,000
Pablo A. Vegas	600,000	525,000

2019 Cash Incentive Plan
In January 2019, the Compensation Committee established performance measures and goals to be used to determine the 2019 Cash Incentive Plan payouts for the Named Executive Officers and all of our other participating employees. In addition, the Compensation Committee set each Named Executive Officer’s Cash Incentive Plan trigger, target and stretch opportunities taking into account the following factors: competitive market practice of the Comparator Group, input from Meridian, historical payouts and individual performance. Based on this assessment, the Compensation Committee made no changes to the Cash Incentive Plan opportunities for the Named Executive Officers.
The 2019 Cash Incentive Plan awards for the Named Executive Officers, and all our senior executives, were subject to achievement of one corporate financial goal, NOEPS, and four operational goals related to customer care and safety, as detailed in the table below. The Compensation Committee approved these measures for the annual performance period because they were deemed important to our success in increasing stockholder value. The incentive opportunities for the Named Executive Officers were contingent on achievement of goals relating to these measures.

Performance Goal	Description	Reason Selected

Earnings
Net Operating Earnings Per Share (“NOEPS”), a non-GAAP measure.
Income from continuing operations determined in accordance with Generally Accepted Accounting Principles (“GAAP”), including, without limitation, the impact of incentive payouts and adjusted for certain items, such as fluctuations in weather and other significant unusual events disclosed in the Company’s earnings reports, (examples of which may include transaction-related costs, debt extinguishment costs or certain income tax items).
		•	Viewed by the Board as representative of the fundamental earnings strength and our performance and aligned with stockholder value creation.
		•	Net operating earnings is used internally for budgeting and reporting to the Board.
		•	Consistent with our external reporting of results

(1)For 2019, a pre-tax adjustment of $233.6 million was included in GAAP earnings and attributable to costs incurred for estimated third-party claims and related other expenses as a result of the Greater Lawrence Incident, net of insurance recoveries recorded. Additionally, a pre-tax adjustment of $414.5 million was excluded from GAAP earnings and attributable to impairments of goodwill and franchise rights related to Columbia of Massachusetts. For details regarding the Greater Lawrence Incident please see Note 19-E to our consolidated financial statements included in our Annual Report on Form 10-K. For details regarding the impairments of both goodwill and franchise rights, please see Note 6 to our consolidated financial statements included in our Annual Report on Form 10-K.

Customer Care
2019 JD Power Gas and Electric Utility Residential Customer Satisfaction Studies (“JD Power Studies”)
Measures relative performance of our operating companies as compared to peer companies within each operating company’s jurisdiction (based on company size and geographic region), as reported in the 2019 JD Power Studies, with the target set using the Company’s 2018 performance as the baseline. Threshold, target and maximum performance goals are based on the scoring set forth in the JD Power Studies.
		•	Designed to track our progress in delivering satisfaction to our customers relative to our peers.
		•	Aligned with our stakeholder commitment of top-tier customer satisfaction and brand perception.
2019 MSR Group overall post transaction customer satisfaction survey results (“MSR Group Survey”)
Measures our operating companies’ performance in a post transaction survey designed to assess the customer experience. Threshold, target and maximum performance goals are set using the Company’s 2018 performance as the baseline.
		•	Designed to track our progress in delivering satisfaction to our customers relative to our prior performance.
		•	Aligned with our stakeholder commitment of top-tier customer satisfaction and brand perception.

Performance Goal	Description	Reason Selected

Safety
DART Rate	Measures the rate of employee injuries that resulted in work days missed or restricted or an employee transfer, with the target set using industry benchmark of top decile.	•	Designed to track our progress in achieving the optimum employee safety climate.
2019 National Safety Council Barometer Survey developed by the National Safety Council (“NSCBS”)
A survey that gauges employee perception of our safety programs and benchmarks results against a proprietary database of over 800 companies, with the target set using the Company’s 2018 performance as the baseline. Threshold, target and maximum performance goals are based on our percentile ranking as compared to the other surveyed companies.
		•	Designed to track our progress in achieving the optimum safety climate supported by the appropriate activities while also gauging management, supervisor and employee engagement.
The 2019 performance measures, performance goals, associated weighting of each performance measure, and formulaic results as a percentage of the target Cash Incentive Plan opportunity are shown below.
Corporate Measures(1)	Weight	Trigger	Target	Stretch	Result(2)	Weighted Achievement(3)	Formulaic Result % of Target
NOEPS	75%	$1.30	$1.33	$1.36	1.32	60%	62%
Customer Care (JD Power Studies)	10%	744	746	749	736	0%
Customer Care (MSR Group Survey)	5%	90%	91%	92%	90%	2%
Safety (DART Rate)	5%	.53	0.44	.22	1.08	0%
Safety (NSCBS)	5%	90%	92%	95%	86%	0%
(1)
For performance between two performance levels (for example, between target and stretch goals), the incentive opportunity is determined by interpolation and is expressed as a percentage of the target opportunity.

(2)	The 2019 results were calculated as discussed above under “2019 Cash Incentive Plan.”
(3)	Weighted achievement is determined by multiplying the weight by the achievement percentage.
2019 Cash Incentive Plan Payouts to the Named Executive Officers
The 2019 Cash Incentive Plan opportunities and actual payout amounts as approved by the Compensation Committee (and with respect to the CEO, by the independent members of the Board) are shown below.
Named Executive Officer	2019 Salary ($)	Target (% of Salary)(1)	Formulaic Result (% of Target)(2)	Formulaic Amount ($)(3)	2019 Award ($)(4)
Joseph Hamrock	1,000,000	120%	62%	744,000	720,000(4)
Donald E. Brown	600,000	75%	62%	279,000	279,000
Carrie J. Hightman	500,000	60%	62%	186,000	186,000
Violet G. Sistovaris	500,000	70%	62%	217,000	217,000
Pablo A. Vegas	600,000	75%	62%	279,000	279,000
(1)	Each Named Executive Officer has a trigger bonus opportunity equal to 40% of target and a stretch bonus opportunity equal to 160% of target.
(2)	Formulaic Result reflects the percentage of Target payable to the Named Executive Officers based on the Company’s 2019 results as determined by the pre-established performance goals.
(3)	The Formulaic Amounts were calculated as follows: 2019 annual salary multiplied by his or her Target (% of Salary) multiplied by the applicable Formulaic Result (% of Target).
(4)
In accordance with the terms of the 2019 Cash Incentive Plan, the Compensation Committee exercised discretion to reduce Mr. Hamrock’s formulaic payout by $24,000, reflecting a payout of approximately 60% of Target.

2019 LTIP Awards
In January 2019, the Compensation Committee approved a grant of PSUs to our senior executives including each of the Named Executive Officers. For 2019, the Compensation Committee retained the design used for the 2018 LTIP awards, except it eliminated the discretionary assessment of individual performance included in 2018 LTIP with respect to 20% of the target PSUs (15% of the LTIP award) that were tied to key business imperatives. In doing so, the Compensation Committee increased the emphasis on the achievement of certain key business imperatives, tying payout to their achievement regardless of individual considerations and contingent on our financial performance, thus seeking to further align incentive payouts with stockholder interests. Consistent with the philosophy and principles articulated above, the Compensation Committee believes that the 2019 LTIP awards:
•	Align the interests of executives with our stockholders as the ultimate value of the award is dependent upon the value of our stock.
•	Support our philosophy of paying for performance because the PSUs are not eligible to vest unless the Company achieves a threshold financial performance goal over the three-year performance period.
•
Provide competitive compensation to recruit and retain executive talent by including a long-term equity incentive component with vesting based on a multi-year service condition, subject to earlier vesting in the event of certain qualifying terminations of employment.

•	Offers compensation that emphasizes the value of continuous long-term service.
•	Endorses the enterprise-wide customer value initiatives and drives accountability by aligning the actual value of the award to the achievement of the Customer Value Framework.
In determining the 2019 LTIP award values awarded to the Named Executive Officers and all our senior executives in January 2019, the Compensation Committee considered the competitive pay practices of our Comparator Group, input from Meridian, the historical mix of fixed compensation versus variable incentive compensation, internal pay equity and the expectations of the executive’s role in driving our strategic and financial objectives and individual performance. Based on this assessment, the Compensation Committee (or, in the case of our CEO, the independent members of the Board) approved the 2019 LTIP award values for each Named Executive Officer.
All our Named Executive Officers received increased 2019 LTIP award values except for our CEO. The Compensation Committee did not recommend an increase for 2019, noting that the CEO’s 2018 LTIP value and total CEO compensation was deemed appropriate and market competitive. In the case of Messrs. Brown and Vegas and Ms. Hightman, in considering increases from their 2018 award values, the Compensation Committee noted their successful assumption of additional duties, in addition to consistent strong performance in 2018, sustained leadership in each executive's role in driving our strategic and financial objectives, historical award levels and the market competiveness of their total compensation. The 2019 and 2018 LTIP award values for each Named Executive Officer are shown below.
LTIP Award Values
Named Executive Officer	2019 Grant Date Face Value ($)	2018 Grant Date Face Value ($)
Joseph Hamrock	4,300,000	4,300,000
Donald E. Brown	1,100,000	950,000
Carrie J. Hightman	800,000	700,000
Violet G. Sistovaris	750,000	700,000
Pablo A. Vegas	1,100,000	950,000
The 2019 LTIP award values shown above were granted in the form of PSUs (80% of the 2019 LTIP award) and in the form of RSUs (20% of the 2019 LTIP award) as shown below. Vesting of the 2019 PSUs is dependent on our meeting certain financial performance measures over the 2019-2021 performance period (the “performance period”) and the executive’s continued employment through February 28, 2022. Vesting of the RSUs is dependent on the executive’s continued employment through February 28, 2022. Special vesting rules apply to both the PSUs and RSUs in the event of death, “Retirement,” “Disability” or a “Change-in-Control” (each as defined in the Omnibus Plan). Termination for any other reason prior to February 28, 2022, will result in forfeiture of the entire 2019 LTIP award.
The 2019 LTIP awards to Named Executive Officers are shown below.
Named Executive Officer	Target Number of PSUs Awarded(1)	Number of RSUs Awarded(2)
Joseph Hamrock	128,406	32,102
Donald E. Brown	32,258	8,065
Carrie J. Hightman	23,461	5,865
Violet G. Sistovaris	21,994	5,499
Pablo A. Vegas	32,258	8,065
(1)
All 2019 PSU awards will vest based on Company performance, the application of the RTSR modifier and satisfaction of the service condition (the executive’s continued employment through February 28, 2022), as detailed below.

(2)	All 2019 RSU awards will vest based on the executive’s continued employment through February 28, 2022, as detailed below.

2019 PSUs. All of the 2019 PSUs are subject to the achievement of a cumulative NOEPS trigger (calculated as detailed earlier under 2019 Cash Incentive Plan) in order for any vesting to occur. If the NOEPS trigger is achieved, 80% of the target PSUs (65% of the 2019 LTIP award) will vest based on NOEPS performance above the trigger, as modified by our RTSR performance (which can reduce or increase the vesting level of the award by up to 25%). The remaining 20% of the target PSUs (15% of the 2019 LTIP award) will vest based on the achievement of the Customer Value Framework (as described in the section entitled “Long Term Incentive Program-PSUs”). Vesting of the entire PSU portion of the 2019 LTIP award is subject to the executive’s continued employment through February 28, 2022. Termination for any reason other than death, “Retirement,” “Disability” or a “Change-in-Control” (each as defined in the Omnibus Plan) prior to February 28, 2022, will result in forfeiture of the entire 2019 LTIP award.
The Compensation Committee approved the use of cumulative NOEPS as the primary performance goal in the 2019 LTIP program design to tie a substantial percentage of the PSUs to the achievement of a key financial goal while measuring and rewarding relative performance with the use of the RTSR modifier. The Compensation Committee believes that this design enhances pay for performance transparency as payouts are directly linked to the Company’s absolute performance while retaining a relative performance element. As noted above, the NOEPS goal was established after considering our annual financial plan at the beginning of the performance period and was designed to be achievable with strong management performance over the three-year performance period.
Additionally, the Compensation Committee approved the vesting of a portion of the 2019 PSUs (15% of the 2019 LTIP award and 20% of the target PSU component) based the successful execution of the Customer Value Framework over the three-year performance period. In so doing, the Compensation Committee supplemented the financial measures that incentivize earnings strength with execution-focused transparency to strike an appropriate balance over the long-term. The Customer Value Framework is designed to be achievable overall, with each respective category weighted equally in the vesting determination. The Customer Value Framework is based on key business imperatives that align with enterprise-wide initiatives relating to safety, customer care, cost containment, organizational culture and environmental impact.
The measures and goals pertaining to the 2019 PSUs are shown below.
2019 PSU Performance Measures
Cumulative NOEPS
Threshold Goal(1)	Measure	Trigger, Target and Stretch Goals(1)	% of LTIP	% of Award Earned if Modifier is Applied
Three-year Cumulative NOEPS: $3.93	Three-year Cumulative NOEPS	Trigger (50% Payout): $3.93	65	RTSR Performance(2)
		Target (100% Payout): $4.14		Top Quartile=	+25% modifier
		Stretch (200% Payout): $4.35		Bottom Quartile=	-25% modifier
Customer Value Framework
Threshold Goal(1)	Measure	Categories and Measures	% of LTIP(3)	Measures and Goals(4)
Three-year Cumulative NOEPS: $3.93	Three-year Customer Value Framework	Safety - NSCBS Customer Care - JD Power Studies Cost Containment - Financial Operations and Maintenance financial plan (“O&M”) Culture - Continuous Improvement Index Environmental Impact - Greenhouse Gas Emission Reductions	15
NSCBS- Remain in Top Decile

JD Power Studies - Achieve Top Quartile

Maintain O&M per Company financial
plan

Continuous Improvement Index- Achieve
Top Quartile

Reduce Greenhouse Gas Emissions to
11.85 million tonnes

(1)
The goals were approved in January 2019 and were designed to be challenging but achievable with strong management performance over the three-year performance period. The NOEPS result will generally be calculated as discussed above under “2019 Cash Incentive Plan.”

(2)
RTSR will be determined by the annualized growth in the price of a share our common stock, assuming dividends are reinvested, over the period beginning December 31, 2018 and ending on December 31, 2021, compared to a similar calculation for a group of 30 energy services companies within our industry or providing similar services to ours and companies with which we compete for the sale of equity capital, 19 of which are in the Comparator Group.

(3)	This percentage reflects 100% achievement of the Customer Value Framework.
(4)	Each goal represents 3% of LTIP, and is not eligible for any modifier.

2019 RSUs. As discussed above, a portion of the 2019 LTIP award (20%) was granted in the form of RSUs in order to reward long-term service and retain executives over a multi-year service period. While the RSUs vest based on the executive’s continued service, the Compensation Committee views RSUs to be at-risk compensation because the ultimate value of the RSUs will fluctuate based on our stock price performance. The RSUs granted in January 2019 will vest after the completion of a three-year service period and the executive’s continued employment through February 28, 2022, subject to earlier vesting in the event of death, “Retirement,” “Disability” or a “Change-in-Control” (each as defined in the Omnibus Plan) prior to February 28, 2022.
2017 Performance Share Awards. In 2017, the Compensation Committee (and, in the case of the CEO, the independent members of the Board) approved grants of performance share awards to the Named Executive Officers. Vesting of the 2017 grants of performance share awards was dependent on our achievement relative to certain performance goals over the 2017-2019 performance period. The performance measures related to cumulative NOEPS and RTSR. Based on our performance during the three-year performance period beginning January 1, 2017, and ending December 31, 2019, 100% of the 2017 performance share awards vested as described below.
The performance measures, their weightings and results, as certified by the Compensation Committee, are shown below.
Performance Measure(1)	Weight	Trigger (50% Award)	Target (100% Award)	Stretch (200% Award)	Actual Results(2)
Cumulative NOEPS for 2017-2019	50%	$3.57	$3.66	>$3.83	$3.83(3)
RTSR for 2017-2019	50%	40th Percentile	50th Percentile	100th Percentile	35th Percentile
(1)	Performance results are calculated in the same manner as discussed above.
(2)	For performance results between two performance levels (for example, between the target and stretch goal), the incentive opportunity is determined by interpolation.
(3)
Based upon cumulative NOEPS performance from January 1, 2017 through December 31, 2019. The 2017-2019 cumulative NOEPS result consists of 2017, 2018 and 2019 NOEPS results, as disclosed in our earnings report for the applicable year. The 2019 NOEPS result was calculated as discussed above under “2019 Cash Incentive Plan.”

Vesting of the 2017 performance share awards remained subject to the executive’s continued employment through February 28, 2020. Thereafter, the 2017 performance shares fully vested and were paid to each Named Executive Officer one-for-one in shares of our common stock, as shown below.
Named Executive Officer	Target Number of 2017 Performance Shares Awarded	Number of 2017 Performance Shares Vested
Joseph Hamrock	136,178	136,178
Donald E. Brown	40,504	40,504
Carrie J. Hightman	33,753	33,753
Violet G. Sistovaris	29,253	29,253
Pablo A. Vegas	37,904	37,904
Stock Ownership and Retention Guidelines
Senior executives, including the Named Executive Officers, are generally expected to satisfy their applicable ownership guideline within five years of becoming subject to the guidelines provided below. Once the senior executive satisfies the applicable guideline, he or she must continue to own a sufficient number of shares to remain in compliance with the guideline. Until such time as the senior executive satisfies the applicable stock ownership guideline, the executive is required to hold at least 50% of the shares of common stock received upon the vesting of RSUs, PSUs and performance shares or the exercise of stock options. At the end of 2019, all of the Named Executive Officers exceeded the applicable ownership guideline.
Executive Level	Stock Ownership Level
CEO	6x base salary(1)
All other senior executive officers	3x base salary
(1)	In May 2019, the Compensation Committee increased the CEO guideline from 5x base salary to 6x salary to reflect market trends as reported by Meridian.
Risk Management Policies and Guidelines
We maintain various guidelines and policies including:
•
Trading Windows/Trading Plans. We restrict the ability of directors, executive officers and employees who work in designated areas of the Company to freely trade in our common stock because of their periodic access to our material non-public information. Under our insider trading policy, such persons are prohibited from trading in our securities during quarterly blackout periods, and at such other times as the CLO may deem appropriate.

•
Anti-Hedging Policy/Pledging. In addition, under our Securities Transaction Compliance Policy for Certain Employees and our Securities Transaction Compliance Policy for Directors and Executive Officers, all directors, executive officers, and employees who work in designated areas of the Company, are prohibited from engaging in short sales of our equity securities or buying or selling puts or calls or other options on the Company’s securities.

•
Compensation Recovery for Misconduct. While we believe our executives conduct business with the highest integrity and in full compliance with our Code of Business Conduct, the Compensation Committee believes it is appropriate to ensure that our compensation plans and agreements provide for financial penalties to an executive who engages in certain fraudulent or other inappropriate conduct. Consequently, the Omnibus Plan and the 2020 Omnibus Incentive Plan contain “clawback” provisions that require reimbursement of amounts received under the Cash Incentive Plan and LTIP awards in the event we are required to prepare an accounting restatement as a result of certain acts of misconduct.

COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board (the “Committee”) has furnished the following report in accordance with rules adopted by the Securities and Exchange Commission.
The Committee states that it reviewed and discussed with management the Company’s Compensation Discussion and Analysis contained in this Proxy Statement.
Based upon the review and discussions referred to above, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.
This report is submitted on behalf of the members of the Compensation Committee:
Compensation Committee

Eric L. Butler, Chair Theodore H. Bunting, Jr. Wayne S. DeVeydt Deborah A. Henretta Michael E. Jesanis
ASSESSMENT OF RISK
We perform an annual risk assessment of our compensation program. An assessment was performed in 2019, and we concluded that the components of our program are not reasonably likely to have a material adverse effect on the Company, for reasons that include the following:
•	Our operations are highly regulated at both the federal and state levels and, therefore, are subject to continuous oversight by independent bodies.
•	Policies are in place to recoup compensation in the event of certain acts of misconduct and to prohibit hedging of our stock by the senior executive officers.
•	Our compensation program is evaluated annually for its effectiveness and alignment with our goals without promoting excessive risk.
•	Senior executive compensation is weighted toward long-term incentives, thereby providing senior executives with an ongoing, multi-year focus of attention.
•	The performance measures that are the basis of incentive awards are approved each year by an independent committee of the Board.
•
The long-term incentive equity awards to senior executives generally have three-year vesting periods and are predominately performance-based so that their upside potential and downside risk are designed to be aligned with that of our stockholders and promote long-term performance over the vesting period.

•
The senior executive officers are subject to stock ownership and retention guidelines that are independently set by the Board which are designed so that senior executives assume financial risk that is coincident with our stockholders.

•	The senior executive officers’ performance incentive measures include safety metrics in order to encourage a strong culture of safety and motivate the prioritization of safe operations.

COMPENSATION OF EXECUTIVE OFFICERS
The following table summarizes compensation for services to the Company and its affiliates earned by or paid to each of the Named Executive Officers during 2019.
2019 Summary Compensation Table
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Joseph Hamrock President and CEO	2019	1,000,000	—	4,828,893	720,000	—	79,797	6,628,690
	2018	989,583	—	4,706,148	—	—	82,784	5,778,515
	2017	943,750	87,750	2,624,150	1,667,250	—	84,302	5,407,202
Donald E. Brown Executive Vice President and CFO	2019	589,583	—	1,225,890	279,000	—	53,933	2,148,406
	2018	554,167	—	1,039,730	—	—	50,682	1,644,579
	2017	514,583	—	783,752	612,833	—	54,718	1,965,886
Carrie J. Hightman Executive Vice President and CLO	2019	495,833	—	891,550	186,000	60,039	44,369	1,677,791
	2018	490,000	—	766,102	—	87,851	46,340	1,390,293
	2017	490,000	—	653,121	453,025	76,824	49,057	1,722,027
Violet G. Sistovaris Executive Vice President and President, NIPSCO	2019	488,670	—	835,838	217,000	259,309	43,843	1,844,660
	2018	464,583	—	766,102	—	153,630	44,051	1,428,366
	2017	429,167	40,599	566,046	459,401	101,772	44,676	1,641,661
Pablo A. Vegas Executive Vice President and President, Gas Utilities	2019	568,750	—	1,225,890	279,000	—	36,969	2,110,609
	2018	514,583	—	1,039,730	—	—	44,223	1,598,536
	2017	483,333	—	737,676	535,465	—	50,348	1,806,822
(1)	Any salary deferred at the election of the Named Executive Officer is reported as salary in the year in which such salary was earned.
(2)	This column shows discretionary payouts that are in addition to any amounts paid under the Cash Incentive Plan.
(3)
For a discussion of stock awards granted in 2019, please see the Compensation Discussion and Analysis - “Compensation Committee Actions Related to 2019 Executive Compensation-2019 LTIP Awards” above and the 2019 Grants of Plan-Based Awards Table. Amounts reported in this column for 2019 represent the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, calculated based on the average market price of our common stock on the grant date, less the present value of any dividends not received during the vesting period. All of the PSUs are subject to performance conditions, therefore, the value reported in this column for these awards is based upon the probable outcome of such conditions.

The following table shows the value of the 2019 PSUs reported in the 2019 Summary Compensation Table at the grant date assuming that the highest level of performance conditions will be achieved and less the present value of any dividends not received in the vesting period. For information on the valuation assumptions used in these computations, see Note 13 to our consolidated financial statements included in our 2019 Annual Report on Form 10-K.
Name	Maximum Performance Share Potential as of Grant Date For Awards ($)
Joseph Hamrock	7,502,871
Donald E. Brown	1,909,971
Carrie J. Hightman	1,389,068
Violet G. Sistovaris	1,302,245
Pablo A. Vegas	1,909,971

(4)
For 2019, the Cash Incentive Plan amount for each of the Named Executive Officers was based upon corporate performance. For more information regarding 2019 corporate performance, the 2019 Cash Incentive Plan payout opportunities for the Named Executive Officers and the payout amounts, please see Compensation Discussion and Analysis - “Compensation Committee Actions Related to 2019 Executive Compensation - 2019 Cash Incentive Plan.”

(5)
This column shows the change in the present value of each participating Named Executive Officer’s accumulated benefits under our tax-qualified pension plans and the non-qualified Pension Restoration Plan as described in the narrative to the 2019 Pension Benefits Table. Mses. Hightman and Sistovaris are the only Named Executive Officers who are eligible to participate in our pension plans. Messrs. Hamrock, Brown, and Vegas are not eligible to participate in our pension plans due to their hire dates. For a description of these plans and the basis used to develop the present values, see the 2019 Pension Benefits Table and accompanying narrative. No earnings on deferred compensation are shown in this column, since no earnings were above market or preferential.

(6)	The table below provides a breakdown of the amounts shown in the “All Other Compensation” column for each Named Executive Officer in 2019.
	Other Compensation
Name	Perquisites & Personal Benefits(a) ($)	Tax Gross-Ups ($)	Company Contributions To 401(k) Plan(b) ($)	Company Contributions To Savings Restoration Plan(c) ($)	Total ($)
Joseph Hamrock	14,797	—	18,200	46,800	79,797
Donald E. Brown	15,610	—	18,200	20,123	53,933
Carrie J. Hightman	12,140	—	18,200	14,029	44,369
Violet G. Sistovaris	12,020	—	18,200	13,623	43,843
Pablo A. Vegas	—	—	18,200	18,769	36,969
(a)
All perquisites are valued based on the aggregate incremental cost to us, as required by the rules of the SEC. Please see the Compensation Discussion and Analysis - “Other Compensation and Benefits - Perquisites” above for additional information about the perquisites we provide to the Named Executive Officers. The perquisite amounts listed include financial planning and tax services for each of the Named Executive Officers and spousal travel for Mr. Hamrock and Ms. Sistovaris.

(b)
This column reflects Company matching contributions and profit sharing contributions made on behalf of each of the Named Executive Officers and a Company non-elective contribution of 3% of compensation on behalf of Mr. Hamrock, Mr. Brown, and Mr. Vegas to the 401(k) Plan. The 401(k) Plan is a tax-qualified defined contribution plan, as described above in the Compensation Discussion and Analysis -”Other Compensation and Benefits - Savings Programs.”

(c)
This column reflects Company matching contributions and profit sharing contributions made on behalf of all eligible Named Executive Officers and a Company non-elective contribution of 3% of compensation on behalf of Messrs. Hamrock, Brown, and Vegas in excess of IRS limits to the Savings Restoration Plan. The Savings Restoration Plan is a non-qualified defined contribution plan, as described above in the Compensation Discussion and Analysis - “Other Compensation and Benefits - Savings Programs,” and in the narrative following the 2019 Non-qualified Deferred Compensation Table.

2019 Grants of Plan-Based Awards
The following table sets forth information concerning plan-based awards granted under the Omnibus Plan to the Named Executive Officers in 2019.
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Joseph Hamrock	—	480,000	1,200,000	1,920,000	—	—	—	—	—
	2/01/2019	—	—	—	39,124	128,406	284,901	—	4,045,283
	2/01/2019	—	—	—	—	—	—	32,102	783,610
Donald E. Brown	—	180,000	450,000	720,000	—	—	—	—	—
	1/31/2019	—	—	—	9,829	32,258	71,573	—	1,028,862
	1/31/2019	—	—	—	—	—	—	8,065	197,028
Carrie J. Hightman	—	120,000	300,000	480,000	—	—	—	—	—
	1/31/2019	—	—	—	7,148	23,461	52,054	—	748,268
	1/31/2019	—	—	—	—	—	—	5,865	143,282
Violet G. Sistovaris	—	140,000	350,000	560,000	—	—	—	—	—
	1/31/2019	—	—	—	6,701	21,994	48,799	—	701,497
	1/31/2019	—	—	—	—	—	—	5,499	134,341
Pablo A. Vegas	—	180,000	450,000	720,000	—	—	—	—	—
	1/31/2019	—	—	—	9,829	32,258	71,573	—	1,028,862
	1/31/2019	—	—	—	—	—	—	8,065	197,028
(1)
The information in the “Threshold,” “Target,” and “Maximum” columns reflects potential payouts based on the performance targets set under the Cash Incentive Plan. The amounts actually paid appear in the “Non-Equity Incentive Plan Compensation” column of the 2019 Summary Compensation Table. For a description of the Cash Incentive Plan, please see the Compensation Discussion and Analysis - “Annual Performance-Based Cash Incentive Plan” and “Compensation Committee Actions Related to 2019 Executive Compensation - 2019 Cash Incentive Plan.”

(2)
The information in the “Threshold,” “Target,” and “Maximum” columns reflects the potential share payouts under the portion of the 2019 LTIP award granted in the form of PSUs (80% of the LTIP award). The actual number of PSUs earned is determined based on Company performance over the three-year performance period from 2019 through 2021. In addition, the PSUs are subject to a service-based vesting condition until February 28, 2022. Under the terms of the PSU awards, the PSUs will be earned based on achievement of goals relating to NOEPS and the Customer Value Framework, subject to a +/-25% RSTR payout modifier on the NOEPS portion. The amount reported in the “Threshold” column represents the minimum level of the PSUs that may vest based on the achievement of the threshold NOEPS goal and the application of the -25% RTSR payout modifier. The amount reported in the “Target” column represents target achievement of the NOEPS goal, achievement of the Customer Value Framework goals and no application of the RTSR payout modifier. The amount reported in the “Maximum” column represents maximum achievement of the NOEPS goal, achievement of the Customer Value Framework goals and the application of the +25% RTSR payout modifier on the NOEPS portion. For further information regarding these awards, please see Compensation Discussion and Analysis - “Compensation Committee Actions Related to 2019 Executive Compensation - 2019 LTIP Awards.”

(3)
Represents the portion of the 2019 LTIP award granted in the form of RSUs (20% of the LTIP award). These awards will vest on February 28, 2022, provided the executive continues to be employed by us through that date, as described in the “Compensation Discussion and Analysis - “Compensation Committee Actions Related to 2019 Executive Compensation- 2019 LTIP Awards.”

(4)
Amounts reported in this column represent the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, with respect to 80% of the PSUs and all RSUs granted in 2019, calculated based on the average market price of our common stock on the grant date, less the present value of any dividends not received during the vesting period. With respect to 20% of the PSUs, amounts reported in this column represent the aggregate service inception date fair value, computed in accordance with FASB ASC Topic 718, calculated based on the closing market price of our common stock on the service inception date. All of the PSUs are subject to performance conditions and the values reported in this column for the PSU awards are based upon the probable outcome of such conditions.

Outstanding Equity Awards at 2019 Fiscal Year-End
The following table sets forth information at fiscal year-end concerning outstanding grants of equity awards to the Named Executive Officers. At fiscal year-end, none of our Named Executive Officers held any outstanding option awards with respect to the Company.
	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other RIghts That Have Not Vested ($)(2)
Joseph Hamrock	111,235(3)	3,096,782	—	—
	74,087(4)	2,062,582	—	—
	62,972(5)	1,753,140	—	—
	58,858(6)	1,638,607	—	—
	35,102(7)	977,240	—	—
	32,102(8)	893,720	—	—
	136,178(9)	3,791,196	—	—
	—	—	140,408(10)	3,908,959
	—	—	128,406(11)	3,574,823
Donald E. Brown	7,781(7)	216,623	—	—
	8,065(8)	224,530	—	—
	40,504(9)	1,127,631	—	—
	—	—	31,122(10)	866,436
	—	—	32,258(11)	898,063
Carrie J. Hightman	123,216(3)	3,430,333	—	—
	60,442(4)	1,682,705	—	—
	43,365(5)	1,207,282	—	—
	5,733(7)	159,607	—	—
	5,865(8)	163,282	—	—
	33,753(9)	939,684	—	—
	—	—	22,932(10)	638,427
	—	—	23,461(11)	653,154
Violet G. Sistovaris	14,563(4)	405,434	—	—
	21,068(5)	586,533	—	—
	14,715(6)	409,666	—	—
	5,733(7)	159,607	—	—
	5,499(8)	153,092	—	—
	29,253(9)	814,404	—	—
	—	—	22,932(10)	638,427
	—	—	21,994(11)	612,313
Pablo A. Vegas	7,781(7)	216,623	—	—
	8,065(8)	224,530	—	—
	37,904(9)	1,055,247	—	—
	—	—	31,122(10)	866,436
	—	—	32,258(11)	898,063
(1)
Amounts shown represent the market value of the unvested RSUs calculated using the closing sale price of our common stock on December 31, 2019, the last trading day of fiscal 2019, which was $27.84 per share.

(2)
Amounts shown represent the market value of the unvested PSUs and performance shares calculated using the closing sale price of our common stock on December 31, 2019, the last trading day of fiscal 2019, which was $27.84 per share.

(3)
The awards shown represent RSUs granted on July 13, 2015, following the conversion of the 2013 performance shares in connection with the Separation. The vesting date for these awards was February 29, 2016. The amounts shown represent the portion of the award the vesting of which has been delayed in accordance with the terms of the award agreements due to the limitations on deductibility under Section 162(m) of the Internal Revenue Code (“Section 162(m) of the Code”). These units are payable in shares of our common stock on the earlier to occur of: the executive’s termination of employment; the date the executive is no longer subject to Section 162(m) of the Code; or the date the RSUs can be paid to the executive and be deductible under Section 162(m) of the Code.

(4)
The awards shown represent RSUs granted on July 13, 2015, following the conversion of the 2014 performance shares in connection with the Separation. The vesting date for these awards was February 28, 2017. The amounts shown represent the portion of the award the vesting of which has been delayed in accordance with the terms of the award agreements due to the limitations on deductibility under Section 162(m) of the Code. These units are payable in shares of our common stock on the earlier to occur of: the executive’s termination of employment; the date the executive is no longer subject to Section 162(m) of the Code; or the date the RSUs can be paid to the executive and be deductible under Section 162(m) of the Code.

(5)
The awards shown represent the 2015 annual long-term equity awards granted in the form of RSUs in connection with the Separation. These units were granted on January 29, 2015. The vesting date for these awards was February 2, 2018. The amounts shown represent the portion of the award the vesting of which has been delayed in accordance with the terms of the award agreements due to the limitations on deductibility under Section 162(m) of the Code. These units are payable in shares of our common stock on the earlier to occur of: the executive's termination of employment; the date the executive is no longer subject to Section 162(m) of the Code; or the date the RSUs can be paid to the executive and be deductible under Section 162(m) of the Code.

(6)
These awards shown represent RSUs granted on July 13, 2015, in connection with the assumption of additional responsibilities in connection with the Separation. The vesting date for these awards was February 2, 2018. The amounts shown represent the portion of the award the vesting of which has been delayed in accordance with the terms of the award agreements due to the limitation on deductibility under Section 162(m) of the Code. These units are payable in shares of our common stock on the earlier to occur of: the executive's termination of employment; the date the executive is not subject to Section 162(m) of the Code; or the date the RSUs can be paid to the executive and be deductible under Section162(m) of the Code.

(7)
The awards shown represent RSUs granted on January 25, 2018, except for Mr. Hamrock's award, which was granted on January 26, 2018. These shares will vest on February 26, 2021, provided the executive continues to be employed by us on that date.

(8)
The awards shown represent RSUs granted on January 31, 2019, except for Mr. Hamrock's award, which was granted on February 1, 2019. These shares will vest on February 28, 2022 provided the executive continues to be employed by us on that date.

(9)
The awards shown represent 2017 performance shares granted on January 26, 2017, except for Mr. Hamrock's award, which was granted on January 27, 2017. Mr. Vegas' award also includes 4,151 performance shares that were awarded to him on May 1, 2017, in connection with his assumption of additional responsibilities. These shares vested following the certification of Company results based on our performance relative to performance goals during the performance period beginning January 1, 2017 and ending December 31, 2019 and continued employment through February 28, 2020.

(10)
The awards shown represent 2018 PSUs granted on January 25, 2018, except for Mr. Hamrock's award, which was granted on January 26, 2018. The number of shares that will actually vest is dependent upon Company (80% of the target 2018 PSU grant) and individual performance (20% of the target 2018 PSU grant) relative to three-year performance goals over the 2018-2020 performance period and the executive's continued employment through February 26, 2021.

(11)
The awards shown represent 2019 PSUs granted on January 31, 2019, except for Mr. Hamrock's award, which was granted on February 1, 2019. The number of shares that will actually vest is dependent upon Company performance relative to three-year performance goals over the 2019-2021 performance period and the executive's continued employment through February 28, 2022.

2019 Option Exercises and Stock Vested
The following table sets forth information regarding the vesting of stock awards during 2019. During 2019, none of our Named Executive Officers exercised or held option awards with respect to the Company.
	Stock Awards
Name	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
Joseph Hamrock	142,790	3,852,474
Donald E. Brown	48,549	1,309,852
Carrie J. Hightman	42,837	1,155,742
Violet G. Sistovaris	34,270	924,605
Pablo A. Vegas	33,752	910,629
(1)	The stock awards represent 2016 performance share awards, which vested on February 28, 2019.
(2)
Amounts shown reflect the value realized upon the vesting of stock awards during 2019, computed by multiplying the number of shares that vested by the market value of our common stock on the vesting date.

2019 Pension Benefits
The following table provides information regarding pension benefits with respect to our Named Executive Officers under the NiSource Inc. Pension Plan and the Pension Restoration Plan.
Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)
Joseph Hamrock(1)	NiSource Inc. Pension Plan	—	—
	Pension Restoration Plan	—	—
Donald E. Brown(1)	NiSource Inc. Pension Plan	—	—
	Pension Restoration Plan	—	—
Carrie J. Hightman	NiSource Inc. Pension Plan	12.1	232,899
	Pension Restoration Plan	12.1	477,028
Violet G. Sistovaris	NiSource Inc. Pension Plan	25.0	1,219,263
	Pension Restoration Plan	25.0	492,126
Pablo A. Vegas(1)	NiSource Inc. Pension Plan	—	—
	Pension Restoration Plan	—	—
(1)	Because Messrs. Hamrock, Brown and Vegas were hired after January 1, 2010, they are not eligible to participate in any defined benefit pension plans sponsored by the Company or its affiliates.
Tax Qualified Pension Plans. Our pension plans consist of several qualified defined benefit pension plans sponsored by the Company and its affiliates for their respective exempt salaried employees hired before January 1, 2010, including two of the Named Executive Officers. The specific defined benefit pension plan in which an employee participates generally depends upon the affiliate into which the employee was hired. Benefits under these plans are funded through and are payable from a trust fund, which consists of contributions we made and the earnings of the fund.
Mses. Hightman and Sistovaris are the only Named Executive Officers eligible to participate in our pension plans. Mses. Hightman and Sistovaris each participate in the NiSource Inc. Pension Plan (the “NiSource Plan”) because they were hired prior to January 1, 2010. The NiSource Plan previously provided for a “final average pay” benefit (“FAP benefit”) for exempt employees and, alternatively, a cash balance benefit feature (described below). All active exempt employees participating in the NiSource Plan, who had accrued a benefit under a FAP benefit formula or, alternatively, under the prior cash balance formula, were converted to the current cash balance formula as of January 1, 2011. Ms. Hightman was participating in the applicable current cash balance benefit formula and Ms. Sistovaris was participating in the FAP benefit formula at the time of the 2011 conversion.

Pursuant to the 2011 conversion to the current cash balance feature, each eligible exempt employee who transitioned to the current cash balance feature has a benefit consisting of: (1) an “opening account balance” equal to either (a) in the case of an employee transitioning from a FAP benefit formula, the lump sum actuarial equivalent of the participant’s accrued FAP benefit as of the conversion date, or (b) in the case of an employee transitioning from the prior cash balance formula, equal to the account balance in such prior cash balance formula as of the conversion date; plus (2) annual pay and interest credits to the cash balance account from and after the conversion date. Annual pay credits to a participant’s account under the current cash balance formula equal a percentage of compensation, taking into account the Social Security Taxable Wage Base, based on the participant’s combined age and service for the plan year. The applicable pay credits are listed in the following table:
Sum of Age Plus Years of Service	Percentage of Total Compensation	Percentage of Compensation Above 1/2 of the Taxable Wage Base
Less than 50	4.0%	1.0%
50-69	5.0%	1.0%
70 or more	6.0%	1.0%
Compensation for purposes of annual pay credits means base pay, any performance-based pay, any “banked” vacation (in the year of vacation payout) and any salary reduction contributions made for the employee pursuant to a plan maintained by the Company or an affiliate under Sections 125 or 401(k) of the Code, but excluding any amounts deferred to a non-qualified plan we maintain. In accordance with Code limits, the maximum compensation taken into account in determining benefits under the plans with respect to all participants, including eligible Named Executive Officers, in 2019 was limited to $280,000. Interest is credited each year to the account based on the interest rate on 30 year Treasury securities, as determined by the IRS, for the September immediately preceding the first day of each year, subject to a minimum interest credit of 4%.
The automatic form of benefit under the cash balance feature of the NiSource Plan is a single life annuity in the case of an unmarried participant and a 50% joint and survivor pop-up annuity in the case of a married participant, with the pop-up annuity increasing the annuity payment upon the death of the spouse. Optional forms of payment are available depending on the participant’s marital status. Each optional form of benefit is defined to be the actuarial equivalent of the normal form of benefit defined in the NiSource Plan.
Under the cash balance feature of the NiSource Plan, any participant may take a distribution of his or her vested cash balance account benefit upon termination of employment, without any reduction. Alternatively, if the participant’s accrued benefit is determined by the protected benefit calculation referenced above (i.e., the protected benefit calculation is greater than the participant’s cash balance account), the participant would receive the protected benefit amount (which may reflect an actuarial or early retirement reduction if the participant elects to receive a distribution prior to the normal retirement date as provided in the NiSource Plan). Because Mses. Hightman and Sistovaris participate in the current cash balance feature of the NiSource Plan, each is eligible to take an unreduced distribution of her cash balance account upon termination of employment regardless of age and service. As of December 31, 2019, Mses. Hightman and Sistovaris were eligible for early retirement (which impacts the protected benefit calculation and is generally defined as attainment of age 55 with 10 years of eligible service) under the NiSource Plan.
Assumptions. The present value of the accumulated benefit for Ms. Hightman consists of the account balance payable under the NiSource Plan. The present value of the accumulated benefit for Ms. Sistovaris consists of the present value of the protected benefit under the NiSource Plan (i.e., the present value of the FAP benefit payable as of the conversion date) plus annual pay and interest credits to the cash balance account after the conversion date. The assumptions used in calculating the present value of the accumulated benefit for Ms. Sistovaris are set forth in Note 11-Pension and Other Postretirement Benefits in the footnotes to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. The Company has not granted any extra years of credited service under the NiSource Plan identified above.
Non-qualified Pension Benefit Plan. We also sponsor a Pension Restoration Plan (the “Pension Restoration Plan”). The Pension Restoration Plan is a non-qualified, unfunded defined benefit plan. The plan includes employees of the Company and its affiliates whose benefits under the applicable tax-qualified pension plan are limited by Sections 415 (a limitation on annual accruals and payments under a defined benefit plan of $225,000 for 2019) and 401(a)(17) (a limitation on annual compensation of $280,000 for 2019) of the Code, including any eligible Named Executive Officer. The Pension Restoration Plan provides for a supplemental retirement benefit equal to the difference between (i) the benefit a participant would have received under the qualified pension plan had such benefit not been limited by Sections 415 and 401(a)(17) of the Code, or any other applicable section, and reduced by deferrals into our Deferred Compensation Plan, minus (ii) the actual benefit received under the qualified pension plan after applying any limits and considering deferrals into our Deferred Compensation Plan. Participants have the opportunity to elect any form of payment available under the qualified pension plan prior to accruing a benefit under the plan. If no election is made, the benefit is payable as a lump sum. The timing of payment under the Pension Restoration Plan generally is 45 days after one of the following: (1) if the participant qualifies for early retirement under the applicable qualified pension plan, following separation from service; or (2) if the participant does not qualify for early retirement at the time of separation from service, the later of separation from service or age 65, subject to a six-month delay for key employees under Section 409A of the Code for payments triggered by separation from service. No plan benefits were paid to Ms. Hightman or Ms. Sistovaris under the NiSource Pension Plan or the Pension Restoration Plan in 2019.

2019 Non-qualified Deferred Compensation
The following table provides information regarding deferred compensation with respect to our Named Executive Officers under the Deferred Compensation Plan and the Savings Restoration Plan.
Name	Plan Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
Joseph Hamrock	Deferred Compensation Plan(5)	—	—	82,157	—	398,650
	Savings Restoration Plan(6)	—	46,800	62,857	—	335,759
Donald E. Brown	Deferred Compensation Plan(5)	—	—	20,297	—	72,986
	Savings Restoration Plan(6)	—	20,123	15,769	—	95,055
Carrie J. Hightman	Deferred Compensation Plan(5)	—	—	—	—	—
	Savings Restoration Plan(6)	—	14,029	92,314	—	357,645
Violet G. Sistovaris	Deferred Compensation Plan(5)	—	—	167,470	—	756,021
	Savings Restoration Plan(6)	—	13,623	4,552	—	105,613
Pablo A. Vegas	Deferred Compensation Plan(5)	—	—	—	—	—
	Savings Restoration Plan(6)	—	18,769	1,815	—	56,671
(1)
Amounts shown as “Executive Contributions in Last FY,” if any, were deferred under our Deferred Compensation Plan. The Named Executive Officers may elect to defer and invest between 5% and 80% of their base compensation and between 5% and 80% of their bonus on a pre-tax basis. Participant deferrals are fully vested.

(2)
The amount of Company contributions for each Named Executive Officer in this column is included in each Named Executive Officer’s compensation reported in the 2019 Summary Compensation Table - “All Other Compensation.”

(3)	The aggregate earnings in this column are not reported in the 2019 Summary Compensation Table. For a discussion of investment options under these plans, see the narrative accompanying this table.
(4)
The aggregate balance includes amounts for each Named Executive Officer that would have been previously reported as compensation in the Summary Compensation Table for prior years had he or she been a Named Executive Officer in those prior years with the exception of any amounts shown for the aggregate earnings on deferred compensation.

(5)
For a description of the Deferred Compensation Plan, please see the Compensation Discussion and Analysis-”Other Compensation and Benefits-Deferred Compensation Plan” and the narrative accompanying this table.

(6)
For a description of the Savings Restoration Plan, please see the Compensation Discussion and Analysis-”Other Compensation and Benefits-Savings Programs” and the narrative accompanying this table. These contributions are fully vested.

We sponsor the Savings Restoration Plan and the Deferred Compensation Plan, two non-qualified defined contribution plans, neither of which credits above-market or preferential earnings. Participants in both plans have an unsecured contractual right to be paid the amounts due under the plans from the Company’s general assets.
Savings Restoration Plan. The Savings Restoration Plan provides a supplemental benefit to eligible employees, including the Named Executive Officers, equal to the difference between: (i) the employer contributions (including matching and profit sharing contributions) an employee would have received under our Retirement Savings Plan had such benefit not been limited by Sections 415 (a limitation on annual contributions under a defined contribution plan of $56,000 for 2019) and 401(a)(17) (a limitation on annual compensation of $280,000 for 2019) of the Code, and the Retirement Savings Plan’s definition of compensation, which excludes deferrals into our Deferred Compensation Plan for purposes of calculating certain employer contributions, minus (ii) the actual employer contributions the employee received under the Retirement Savings Plan. Amounts credited under the Savings Restoration Plan are deferred on a pre-tax basis. Participants’ accounts under the Savings Restoration Plan are 100% vested. Employees designate how these contributions will be invested, with the investment options generally the same as those available under our Retirement Savings Plan.
The timing of payment under the Savings Restoration Plan differs depending on whether the amounts were earned and vested before January 1, 2005, (“Pre-409A Amounts”) or after December 31, 2004 (“Post-409A Amounts”). Pre-409A Amounts generally are payable at the time when amounts under the Retirement Savings Plan are paid. Participants may elect in any year to withdraw Pre-409A Amounts, but that withdrawal is subject to a 10% reduction to the extent the payment is before the amount was otherwise payable under the Retirement Savings Plan. Post-409A Amounts generally are paid within 45 days after separation from service, although key employees (within the meaning of Section 409A of the Code) are subject to a six-month payment delay in accordance with Section 409A of the Code. Participants may not elect to receive early in-service distributions of Post-409A Amounts. Both Pre-409A Amounts and Post-409A Amounts may be distributed upon an unforeseeable emergency, as determined in accordance with the terms of the Savings Restoration Plan. The form of payment for both amounts is the form elected by the participant among the choices available under the Retirement Savings Plan.

Deferred Compensation Plan. The Deferred Compensation Plan provides employees at certain job levels and other key employees designated by the Compensation Committee, including the Named Executive Officers, the ability to defer compensation on a pre-tax basis, including compensation that would otherwise be limited by the Code. Participants may elect to defer and invest between 5% and 80% of their base compensation and between 5% and 80% of their annual bonus on a pre-tax basis. Employees designate how their contributions will be invested, with the investment options generally the same as those available under our Retirement Savings Plan. Employee contributions and any earnings thereon are 100% vested. The timing of payment under the Deferred Compensation Plan generally is the March 31st after the date of the participant’s separation from service. This timing applies both to the Pre-409A Amounts and Post-409A Amounts. In the case of Post-409A Amounts payable to key employees within the meaning of Section 409A of the Code, payments generally will not be payable until six months after the date of separation from service. Participants also may elect to receive in-service distributions of both Pre-409A Amounts and Post-409A Amounts. If a participant requests an in-service distribution of a Pre-409A Amount with less than 12 months’ advance notice, however, the distribution is subject to a 10% reduction. Participants may delay the commencement of distributions for five years after their originally scheduled payment date, in accordance with the subsequent deferral procedures under Section 409A of the Code. Both Pre-409A Amounts and Post-409A Amounts also may be paid upon an unforeseeable emergency, as determined in accordance with the terms of the plan. The form of payment for both amounts may be either a lump sum or annual installments of up to 15 years, as elected by the participant.
Potential Payments upon Termination of Employment or a Change-in-Control of the Company
We provide certain benefits to eligible employees, including the Named Executive Officers, upon certain types of terminations of employment, including a termination of employment involving a Change-in-Control of the Company. These benefits are in addition to the benefits to which the employees would be entitled upon a termination of employment generally (i.e., (i) vested retirement benefits accrued as of the date of termination, (ii) stock-based awards that are vested as of the date of termination, and (iii) the right to continue medical coverage pursuant to COBRA). The incremental benefits that pertain to the Named Executive Officers are described below.
Executive Severance Policy. Our Executive Severance Policy was established to provide severance pay and other benefits to terminated executive-level employees who satisfy the terms of the policy. No employee is eligible to receive benefits under the policy if termination of employment results in the employee being eligible for a payment under a Change-in-Control and Termination Agreement or employment agreement.
A participant becomes entitled to receive benefits under the policy only if he or she is terminated for any of the following reasons: (a) the employee’s position is eliminated due to a reduction in force or other restructuring; (b) we require the employee’s position to relocate more than 50 miles from its current location and it results in the employee having a longer commute of at least 20 miles and the employee chooses not to relocate; or (c) the employee is constructively terminated. Constructive termination means: (1) the scope of the participant’s position is changed materially; (2) the participant’s base pay is reduced by a material amount; or (3) the participant’s opportunity to earn a bonus under any of our corporate incentive plans is materially reduced or is eliminated, and, in any such event, the participant chooses not to remain employed in such position.
Under our Executive Severance Policy, an eligible employee receives severance pay in the amount of 52 weeks of base salary at the rate in effect on the date of termination. The employee also receives a lump sum payment equivalent to 130% of 52 weeks of COBRA (as defined in the Code and the Employee Retirement Income Security Act of 1974) continuation coverage premiums and outplacement services.
Each of the Named Executive Officers are participants in the Executive Severance Policy.
Change-in-Control and Termination Agreements. As of December 31, 2019, we had Change-in-Control and Termination Agreements with each of the Named Executive Officers. We entered into these agreements based upon our belief that they are in the best interests of the stockholders. They are designed to help ensure that in the event of extraordinary events, a thoroughly objective judgment is made on any potential corporate transaction, so that stockholder value is appropriately safeguarded and maximized. The Change-in-Control and Termination Agreements provide for cash severance benefits if the executive terminates employment for “Good Reason” (as defined below) or is terminated by us for any reason other than “Good Cause” (as defined below) within 24 months following certain Change-in-Control events (referred to as a “double trigger”). In addition, pursuant to the terms of the Omnibus Plan, the executives’ equity awards are subject to double trigger accelerated vesting in the event of a Change-in-Control unless an acquiring company does not assume or replace such awards upon the Change-in-Control. None of the agreements contain a “gross-up” provision to reimburse executives for excise taxes incurred with respect to benefits received under a Change-in-Control and Termination Agreement. The Change-in-Control and Termination Agreements can be terminated on twelve months’ notice to the participant. For purposes of the Change-in-Control and Termination Agreements:
“Change-in-Control” shall be deemed to take place on the occurrence of any of the following events: (1) the acquisition by an entity, person or group (including all affiliates or associates of such entity, person or group) of beneficial ownership, as that term is defined in Rule 13d-3 under the Exchange Act, of our capital stock entitled to exercise more than 30% of the outstanding voting power of our capital stock entitled to vote in elections of directors (“Voting Power”); (2) the effective time of: (i) a merger or consolidation of the Company with one or more other corporations unless the holders of the outstanding Voting Power of the Company immediately prior to such merger or consolidation (other than the surviving or resulting corporation or any affiliate or associate thereof) hold at least 50% of the Voting Power of the surviving or resulting corporation (in substantially the same proportion as our Voting Power immediately prior to such merger or consolidation); or (ii) a transfer of a substantial portion of Company property, other than to an entity of which the Company owns at least 50% of the Voting Power; or (3) the election to the Board of candidates who were not recommended for election by the Board, if such candidates constitute a majority of those elected in that particular election (for this purpose, recommended directors will not include any candidate who becomes a member of the Board as a result of an actual or threatened election contest or proxy or consent solicitation on behalf of anyone other than the Board or as a result of any appointment, nomination, or other agreement intended to avoid or settle a contest or solicitation). Notwithstanding the foregoing, a Change-in-Control shall not be deemed to take place by virtue of any transaction in which the executive is a participant in a group effecting an acquisition of the Company and, after such acquisition, the executive holds an equity interest in the acquiring entity.

“Good Cause” shall be deemed to exist if, and only if, we notify the executive, in writing, within 60 days of its knowledge that one of the following events occurred: (1) the executive has engaged in acts or omissions constituting dishonesty, intentional breach of fiduciary obligation or intentional wrongdoing or malfeasance, in each case that results in substantial harm to the Company; or (2) the executive has been convicted of a criminal violation involving fraud or dishonesty.
“Good Reason” shall be deemed to exist if, and only if: (1) there is a significant diminution in the nature or the scope of the executive’s authorities or duties; (2) there is a significant reduction in the executive’s monthly rate of base salary and the executive’s opportunity to earn a bonus under an incentive bonus compensation plan we maintain or the executive’s benefits; (3) we change by 50 miles or more the principal location at which the executive is required to perform services as of the date of a Change-in-Control; or (4) there is a material breach of the Change-in-Control and Termination Agreement.
The Change-in-Control and Termination Agreements provide for a lump sum payment of two (three in the case of Mr. Hamrock) times the executive’s current annual base salary and target incentive bonus compensation. The executive will also receive a pro rata portion of the executive’s targeted incentive bonus for the year of termination. The Change-in-Control and Termination Agreements also provide that in the event of a Change-in-Control, the executive’s total Change-in-Control related payments will be equal to the best “net benefit” which is equal to the greater of: (i) the after-tax value of the executive’s total Change-in-Control related payments reduced by the 20% excise tax and other federal, state, local and other taxes; and (ii) the after-tax value of the executive’s Change-in-Control related payments that has been reduced to the extent necessary so that it would not trigger an excise tax, reduced for federal, state, local and other taxes (in each case, without a gross-up).

In addition, the Change-in-Control and Termination Agreements provide for the executives to receive 130% of the COBRA continuation premiums due for the two-year period (three in the case of Mr. Hamrock) following termination. In the event of a Change-in-Control, all equity awards which have been granted to each of the Named Executive Officers under the Omnibus Plan and are outstanding as of December 31, 2019, will vest only upon a termination of employment in connection with a Change-in-Control.
	Severance ($)	Pro Rata Target Bonus Payment ($)	Equity Grants ($)	Welfare Benefits ($)	Outplacement ($)	Total Payment ($)
Joseph Hamrock
Voluntary Termination(1)	—	—	8,551,112	—	—	8,551,112
Retirement(2)	—	—	—	—	—	—
Disability(2)	—	—	8,006,199	—	—	8,006,199
Death(2)	—	—	8,006,199	—	—	8,006,199
Involuntary Termination(3)	1,000,000	—	—	28,384	25,000	1,053,384
Change-in-Control(4)	6,600,000	1,200,000	13,145,937	93,577	25,000	21,064,514
Donald E. Brown
Voluntary Termination(1)	—	—	—	—	—	—
Retirement(2)	—	—	—	—	—	—
Disability(2)	—	—	2,106,820	—	—	2,106,820
Death(2)	—	—	2,106,820	—	—	2,106,820
Involuntary Termination(3)	600,000	—	—	25,734	25,000	650,734
Change-in-Control(4)	2,100,000	450,000	3,333,283	55,961	25,000	5,964,244
Carrie J. Hightman
Voluntary Termination(1)	—	—	6,376,000	—	—	6,376,000
Retirement(2)	—	—	1,652,081	—	—	1,652,081
Disability(2)	—	—	1,652,081	—	—	1,652,081
Death(2)	—	—	1,652,081	—	—	1,652,081
Involuntary Termination(3)	500,000	—	—	19,285	25,000	544,285
Change-in-Control(4)	1,600,000	300,000	2,554,153	42,314	25,000	4,521,467
Violet G. Sistovaris
Voluntary Termination(1)	—	—	1,401,633	—	—	1,401,633
Retirement(2)	—	—	1,517,252	—	—	1,517,252
Disability(2)	—	—	1,517,252	—	—	1,517,252
Death(2)	—	—	1,517,252	—	—	1,517,252
Involuntary Termination(3)	500,000	—	—	19,093	25,000	544,093
Change-in-Control(4)	1,700,000	350,000	2,377,842	41,929	25,000	4,494,771
Pablo A. Vegas
Voluntary Termination(1)	—	—	—	—	—	—
Retirement(2)	—	—	—	—	—	—
Disability(2)	—	—	2,037,554	—	—	2,037,554
Death(2)	—	—	2,037,554	—	—	2,037,554
Involuntary Termination(3)	600,000	—	—	28,697	25,000	653,697
Change-in-Control(4)	2,100,000	450,000	3,260,899	61,887	25,000	5,897,786
(1)
Amounts payable to each of the Named Executive Officers as shown in the Pension Benefits Table and the Non-qualified Deferred Compensation Table and under the tax-qualified, nondiscriminatory 401(k) Plan are not included in the table. Upon voluntary termination on December 31, 2019, Mr. Hamrock would be eligible to receive 111,235 shares under the RSUs granted on July 13, 2015, due to conversion of the 2013 performance shares in connection with the Separation, 74,087 shares under the RSUs granted on July 13, 2015, due to the conversion of the 2014 performance shares in connection with the Separation, 62,972 shares under the RSUs granted on January 29, 2015 due to the 2015 annual incentive award and

58,858 shares under the RSUs granted on July 13, 2015 due to his assumption of additional responsibilities in connection with the Separation. Ms. Sistovaris would be eligible to receive 14,563 shares under the RSUs granted on July 13, 2015, due to the conversion of the 2014 performance shares in connection with the Separation, 21,068 shares under the RSUs granted on January 29, 2015 due to the 2015 annual incentive award, and 14,715 shares under the RSUs granted on July 13, 2015 due to her assumption of additional responsibilities in connection with the Separation. Ms. Hightman would be eligible to receive 123,216 shares under the RSUs granted on July 13, 2015, due to the conversion of the 2013 performance shares in connection with the Separation, 60,442 shares under the RSUs granted on July 13, 2015, due to the conversion of the 2014 performance shares in connection with the Separation, and 45,365 shares under the RSUs granted on January 29, 2015 due to the 2015 annual incentive award. These shares were subject to delayed vesting in accordance with the terms of the award agreements due to limitations on deductibility under Section 162(m) of the Code. The value of these shares was determined by multiplying the closing price of our common stock on December 31, 2019, which was $27.84 per share, by the number of shares that were subject to delayed payout.
(2)
Special vesting rules apply in the event of Retirement, Disability or death pursuant to the terms and conditions of our equity award agreements. As of December 31, 2019, Mses. Hightman and Sistovaris were the only Named Executive Officers eligible for Retirement. The number of shares that would have vested in the event of each executive’s Retirement, Disability or death is as follows: Ms. Hightman, 59,342 shares and Ms. Sistovaris 54,499 shares. For the balance of the Named Executive Officers, the number of shares that would have vested in the event of the executive’s Disability or death is as follows: Mr. Hamrock, 287,579 shares; Mr. Brown, 75,676 shares; and Mr. Vegas, 73,188 shares. The value of the equity grants was determined by multiplying the closing price of our common stock on December 31, 2019, which was $27.84 per share, by the number of shares that would have vested upon the Retirement, Disability or death, as applicable, of the Named Executive Officer. These amounts do not include the value of shares subject to delayed distribution due to limitations on deductibility under Section 162(m) of the Code referred to in footnote (1) above, which are payable on the earlier to occur of the Named Executive Officer’s termination of employment, the date the Named Executive Officer is no longer subject to Section 162(m) of the Code, or the date the shares could be paid and be deductible under Section 162(m) of the Code.

(3)
Amounts shown reflect payments to be made upon the involuntary termination of each Named Executive Officer eligible under our Executive Severance Policy described above. These amounts do not include the value of shares subject to delayed distribution due to limitations on deductibility under Section 162(m) of the Code referred to in footnote (1) above, which are payable on the earlier to occur of the Named Executive Officer’s termination of employment, the date the Named Executive Officer is no longer subject to Section 162(m) of the Code, or the date the shares could be paid and be deductible under Section 162(m) of the Code.

(4)
Amounts shown reflect payments to be made upon termination of employment in the event of a Change-in-Control of the Company under the Change-in-Control and Termination Agreements described above. These amounts do not include the value of shares subject to delayed distribution due to limitations on deductibility under Section 162(m) of the Code referred to in footnote (1) above, which are payable on the earlier to occur of the Named Executive Officer’s termination of employment, the date the Named Executive Officer is no longer subject to Section 162(m) of the Code or the date the shares could be paid and be deductible under Section 162(m) of the Code. As described above, the Change-in-Control and Termination Agreements do not provide for any “gross-up” payments to executives for excise taxes incurred with respect to benefits received under a Change-in-Control and Termination Agreement. The Change-in-Control and Termination Agreements provide that in the event of a Change-in-Control, the executive’s total Change-in-Control will be equal to the best “net benefit” which is equal to the greater of: (i) the after-tax value of the executive’s total Change-in-Control related payments (reduced by the 20% excise tax and other federal, state, local and other taxes); and (ii) the after-tax value of the executive’s Change-in-Control related payments that has been reduced to the extent necessary so that it would not trigger an excise tax, reduced for federal, state, local and other taxes (in each case, without a gross-up). The amounts reflected in this table do not reflect the application of the best “net benefit” provision.

Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the following disclosure about the relationship of the annual total compensation of our employees to the annual total compensation of our CEO.
For 2019, our last completed fiscal year:
•	The median annual total compensation of all employees (other than our CEO) was $110,318; and
•	The annual total compensation of our CEO, as reported in the 2019 Summary Compensation Table, was $6,628,690.
Based on this information, for 2019, the ratio of the annual total compensation of Mr. Hamrock, our CEO, to the annual total compensation of the median employee is estimated to be 60 to 1. Because there were no significant changes to the employee population or compensation arrangements during 2018 or 2019, we did not re-identify a new median employee for purposes of the 2019 pay ratio disclosure. To determine the annual total compensation of our median employee and our CEO, we took the following steps consistent with Item 402(u) of Regulation S-K:
1.
We reviewed the composition of roles and total number of employees as of October 31, 2019, and determined that our employee population, all of whom continue to be located in the United States, was substantially similar to 2017. This population consisted of our full-time, part-time and temporary employees, as determined for employment law purposes.

2.
To identify the 2017 “median employee” from our employee population, we prepared a full census of all our employees (except our CEO) using our existing centralized payroll database of base cash compensation (base salary plus overtime and shift premiums, calculated based on the hours worked during the relevant period) that is used internally to calculate annual cash incentive compensation and profit sharing eligibility. We used base cash compensation as our compensation measure as it is the principal form of compensation delivered to all of our employees and annualized compensation for employees hired during 2017 who did not work an entire year.

3.	We reviewed the 2017 median employee’s circumstances and determined that that there had been no significant change.
4.
Once we confirmed that our median employee need not be re-identified, we combined all of the elements of such employee’s compensation for 2019 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $110,318.

5.	With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2019 Summary Compensation Table included in this Proxy Statement.
SEC rules for identifying the median employee and calculating the pay ratio allow companies to use various methodologies and assumptions, which may lead to a lack of comparability across companies.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2019 regarding the number of shares of our common stock that may be issued under our equity compensation plans.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)(a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights ($)(b)(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#)(c)
Equity compensation plans approved by security holders(1)	4,359,141	—	4,404,844
Equity compensation plans not approved by security holders	—	—	—
Total	4,359,141	—	4,404,844
(1)
Plans approved by security holders consist of the following: the Non-Employee Director Stock Incentive Plan, approved by stockholders on May 20, 2003 (no shares remain available for future issuance under the plan); the Omnibus Plan approved by stockholders on May 11, 2010; and the Company’s Employee Stock Purchase Plan, approved by the stockholders on May 7, 2019. As of December 31, 2019, 3,313,183 shares remained available for issuance under the Omnibus Plan and 1,091,661 shares remained available for purchase under the Employee Stock Purchase Plan. The Employee Stock Purchase Plan provides the opportunity for eligible employees to acquire shares of our common stock at a 10% discount. For purposes of this table, we have included the number of shares issuable under outstanding performance share awards assuming performance targets are achieved at the maximum achievement level.

(2)
Restricted stock units and performance share awards are payable at no cost to the grantee on a one-for-one basis. As of December 31, 2019, there were no outstanding stock options under the Non-Employee Director Stock Incentive Plan or the Omnibus Plan.

PROPOSAL 2 — ADVISORY APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION
Pursuant to Section 14A of the Exchange Act, we are asking stockholders to approve, in an advisory vote, the compensation paid to our Named Executive Officers, as disclosed under the heading “Executive Compensation” above, including the “Compensation Discussion and Analysis,” commonly known as a “Say-on-Pay” proposal.
The Board encourages stockholders to carefully review the Executive Compensation section of this proxy statement, including the Compensation Discussion and Analysis, for a thorough discussion of our executive compensation program and philosophy. Our compensation program is designed to be significantly performance-based and to attract and retain highly-qualified individuals who enhance long-term stockholder value by contributing to our ongoing success. All facets of our compensation program are regularly monitored by the Compensation Committee to ensure that the program is well-tailored to fulfill our compensation philosophy and objectives.
In considering this proposal, stockholders may wish to consider the following factors that we believe demonstrate our commitment to maintaining a robust compensation program:
•	Compensation is closely tied to both corporate and individual performance;
•	Annual and long-term incentive compensation opportunities are contingent on the Company achieving pre-established goals;
•	Total compensation packages are competitive with those offered by members of our Comparative Group;
•	Perquisites are appropriately limited in number and modest in dollar value; and
•	We believe our compensation program does not create incentives for behaviors that create material risk to the Company.
As discussed in the Executive Compensation section of this proxy statement, the Compensation Committee and the Board believe that our executive compensation program fulfills the objectives of our compensation philosophy in a prudent and effective manner.
Accordingly, the following resolution is submitted for an advisory stockholder vote at the Annual Meeting:
RESOLVED, that the compensation paid to our Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved on an advisory basis.
As this is an advisory vote, the result will not be binding on the Company, the Board or the Compensation Committee, although the Compensation Committee and the Board will carefully consider the outcome of the vote when evaluating our compensation program and philosophy.

Vote Required
The affirmative vote of a majority of the shares present at the virtual Annual Meeting or represented by proxy at the meeting and entitled to vote is needed to approve the advisory vote on the compensation of the Named Executive Officers. Proxies submitted without direction pursuant to this solicitation will be voted “FOR” the advisory approval of executive compensation of our Named Executive Officers. Abstentions by those present or represented by proxy will have the same effect as a vote against the Say-on-Pay proposal. Brokers will not have discretionary authority to vote on the Say-on-Pay proposal. Accordingly, there could be broker non-votes, which will have no effect on the vote.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION ON AN ADVISORY BASIS.
PROPOSAL 3 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit our financial statements. The Audit Committee appointed Deloitte as our independent registered public accounting firm for 2020. As part of its oversight of our relationship with our independent registered public accounting firm and to assure continuing independence of such firm, the Audit Committee considers whether it is appropriate to adopt a policy of rotating its independent registered public accounting firm on a regular basis. Further, in conjunction with ensuring the rotation of such firm’s lead engagement partner, the Audit Committee and its Chair are directly involved with the selection of Deloitte’s lead engagement partner. The Audit Committee also reviews proposals for all auditing services (including fees and terms thereof) of our independent registered public accounting firm and approves all such proposals prior to the commencement or performance of such services, subject to the pre-approval policies and procedures described under “Independent Registered Public Accounting Firm Fees.”
Deloitte has served as our independent registered public accounting firm since 2002 and has the requisite understanding of our business, accounting policies and practices, and internal control over financial reporting to drive audit quality and efficient fee structures. As a result of this expertise, and, as noted above, the Audit Committee’s oversight designed to assure continuing independence, the Board and its Audit Committee consider Deloitte well qualified to serve as our independent registered public accounting firm. Further, the Board believes that the continued retention of Deloitte is in our best interest and the best interest of our stockholders. Although action by stockholders for this matter is not required, the Board and the Audit Committee believe that it is appropriate to seek stockholder ratification of this appointment in order to provide stockholders a means of communicating the stockholders’ level of satisfaction with the performance of the independent registered public accounting firm and their level of independence from management. If the proposal is not approved and the appointment of Deloitte is not ratified by the stockholders, the Audit Committee will take this into consideration and will reconsider the appointment. A representative of Deloitte will be represented at the virtual Annual Meeting, will be given an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.
Vote Required
The affirmative vote of a majority of the shares present during the virtual Annual Meeting or represented by proxy and entitled to vote is needed to ratify the appointment of Deloitte as our independent registered public accounting firm for 2020. Proxies submitted without direction pursuant to this solicitation will be voted “FOR” the ratification of the appointment of Deloitte. Abstentions by those present or represented by proxy will have the same effect as a vote against the proposal. Brokers will have discretionary authority to vote on this proposal, and, accordingly, there will not be any broker non-votes.
THE BOARD AND ITS AUDIT COMMITTEE UNANIMOUSLY RECOMMEND A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020.

PROPOSAL 4 - APPROVAL OF THE NISOURCE INC. 2020 OMNIBUS INCENTIVE PLAN
At the Annual Meeting, our stockholders will be asked to approve the NiSource Inc. 2020 Omnibus Incentive Plan (the “2020 Plan”), which was adopted by the Board, subject to stockholder approval, on January 31, 2020. The purpose of the 2020 Plan is to achieve both short-term and long-term objectives of the Company by (a) aligning compensation of participants with the interests of our stockholders, (b) enhancing the interest of participants in the growth and success of the Company, and (c) attracting and retaining participants of outstanding competence.
If the 2020 Plan is adopted by our stockholders, we will continue to be able to make awards of long-term equity incentives, which we believe are critical for attracting, motivating, rewarding and retaining a talented management team who will contribute to our success. The Board believes that the Company has used equity in a reasonable manner, with a 3-year average annual share usage run rate through March 24, 2020 of approximately 0.2% of the Company’s outstanding shares of common stock (assuming target payout for performance awards). The Board evaluated the potential dilutive effects of the share authorization under the 2020 Plan and believes that, including the shares requested, our potential dilution overhang as of March 24, 2020 of approximately 4.0% was reasonable. If the 2020 Plan is approved by our stockholders, it will replace the Company’s 2010 Omnibus Incentive Plan (the “2010 Plan”), which will expire on May 11, 2020.
Certain Features of the 2020 Plan
The following features of the 2020 Plan are designed to reinforce alignment between the equity compensation arrangements awarded pursuant to the 2020 Plan and our stockholders’ interests:
•
Minimum vesting period of one year for all awards, subject to the following exceptions: (i) awards with respect to up to 5% of the available shares under the 2020 Plan and (ii) the ability to accelerate or continue the vesting upon terminations of employment or as otherwise determined by the Compensation Committee in accordance with the terms of the Plan;

•	No discounting of stock options or stock appreciation rights;
•	No “evergreen” share increase provision;
•	No “reload” option provision;
•	No repricing or replacement of underwater stock options or stock appreciation rights without stockholder approval;
•	No dividend equivalents on stock options or stock appreciation rights;
•	No payment of dividends or dividend equivalents on unvested or unearned awards;
•	Individual non-employee director compensation (cash and equity) limit of $700,000 per year;
•	No liberal definition of “Change in Control;” and
•	Prohibition on the transfer of awards for value.
Description of the 2020 Plan
The following description of the 2020 Plan is qualified in its entirety by reference to the plan document, a copy of which is attached as Exhibit A to this Proxy Statement.
Administration. The 2020 Plan will be administered by the Compensation Committee, or such other committee as the Board shall appoint from time to time, which shall consist of two or more directors all of whom are intended to satisfy the requirements for a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act and an “independent director” under the rules of the NYSE. The Compensation Committee has the discretion to interpret the 2020 Plan and any award or other agreement employed by the Company in the administration of the 2020 Plan. Subject to the provisions of the 2020 Plan, the Compensation Committee has the power to:
•	determine when and to whom awards will be granted;
•	determine the type of award granted;
•	determine the fair market value of shares or other property, where applicable;
•	determine the terms, conditions, and restrictions applicable to each award and any shares acquired pursuant to such awards;
•	determine how an award will be settled;
•	approve one or more forms of award agreements;
•	amend, modify, extend, cancel, or renew any award or waive any restrictions or conditions applicable to any award or any shares acquired upon the exercise of an award;
•	accelerate, continue, extend, or defer the exercisability of any award or the vesting of any award;
•	prescribe, amend, or rescind any rules and regulations relating to the administration of the 2020 Plan;
•	correct any defect, supply any omission or reconcile any inconsistency in the 2020 Plan or any award agreement; and
•	make all other determinations necessary or advisable for the administration of the 2020 Plan.

Notwithstanding the foregoing and except as otherwise determined by the Board, the Board will perform the functions of the Compensation Committee for purposes of granting awards to non-employee directors.
The Compensation Committee may delegate some or all of its power and authority under the 2020 Plan to the Board, a subcommittee of the Board, a member of the Board, the President and Chief Executive Officer or other executive officer of the Company as the Compensation Committee deems appropriate, except that it may not delegate its power and authority to a member of the Board, the Chief Executive Officer or any executive officer with regard to awards to persons subject to Section 16 of the Exchange Act.
Eligibility. Employees and non-employee directors of the Company or its affiliates, or any person expected to become an employee or a non-employee director of the Company or its affiliates, are eligible to participate in the 2020 Plan if designated as a participant by the Compensation Committee or, with respect to non-employee directors, the Board. As of the record date, the Company had ten non-employee directors, and the Company and its affiliates had approximately 8,300 employees who would be eligible to participate in the 2020 Plan if selected by the Compensation Committee or the Board, as applicable.
Non-Employee Director Award Limit. The aggregate value of cash compensation and the grant date fair value of shares of common stock that may be awarded or granted during any fiscal year of the Company to any non-employee director shall not exceed $700,000.
Number of Shares and Limitations. Subject to the adjustment provisions contained in the 2020 Plan, 10,000,000 shares of common stock are initially reserved for awards under the 2020 Plan, other than substitute awards. On the record date, the closing sales price per share of the Company’s common stock as reported on the NYSE was $21.94.
Any shares subject to outstanding awards granted under either the 2020 Plan or the 2010 Plan that are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such awards or the settlement of such awards in cash, shall again be available for grant under the 2020 Plan. In addition, any shares subject to outstanding awards granted under either the 2020 Plan or the 2010 Plan that are tendered or withheld in order to satisfy tax withholding obligations relating to an award shall again be available for issuance under the 2020 Plan. Shares withheld, surrendered or tendered in payment of the exercise price of an award granted under the 2020 Plan or 2010 Plan or shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of awards shall not become available for issuance under the 2020 Plan.
Minimum Vesting Provisions. No award granted under the 2020 Plan will become exercisable or vested prior to the one-year anniversary of the date of grant; provided, however, that the minimum vesting provisions will not apply to awards granted under the 2020 Plan with respect to the number of shares which, in the aggregate, does not exceed five percent of the total number of shares initially available under the 2020 Plan. In addition, the minimum vesting provisions contained in the 2020 Plan will not restrict the right of the Compensation Committee to accelerate or continue the vesting or exercisability of an award upon or after a termination of employment or otherwise pursuant to the administration or change in control provisions of the 2020 Plan.
Change in Control. Upon a Change in Control, no cancellation, termination, acceleration of exercisability or vesting, lapse of any restriction, settlement or other payment will occur with respect to any outstanding award that is effectively assumed by the successor to the Company in such Change in Control. The award agreements for any assumed awards will provide that if a participant’s employment is terminated by the Company other than for cause or by the participant due to good reason, in each case, within two years following the Change in Control, any conditions on the participant’s rights under, or any restrictions on transfer or exercisability will lapse and any performance-based restrictions will be deemed to have been achieved at target.
In the event an award is not effectively assumed in connection with the Change in Control, such award will become fully exercisable, all restrictions on such award will terminate, any performance measures will be deemed to have been achieved at target level performance and, subject to Section 409A of the Code, such awards will be immediately payable. Except as otherwise provided for in an award agreement, if the Company has terminated the service of a participant other than for cause or if the participant has terminated service due to good reason, in each case, during the one year prior to Change in Control but after a third party and/or the Company has taken steps reasonably calculated to effect such Change in Control and the participant can demonstrate that such termination was in connection with or in anticipation of such Change in Control, then the award will vest upon such Change in Control, with any performance-based restrictions deemed to have been achieved at target.
Under the terms of the 2020 Plan, a “Change in Control” is generally defined as (i) certain acquisitions of more than 30% of the Company’s then outstanding securities eligible to vote for the election of our Board, (ii) the consummation of certain mergers or consolidations involving the Company, (iii) the consummation of a sale of 50% or more of the aggregate book value of the assets of the Company and its affiliates, or (iv) a change in our Board resulting in the incumbent directors ceasing to constitute at least a majority of our Board.
Performance Measures. The grant, vesting or payout of awards under the 2020 Plan may be conditioned upon the attainment of performance targets, the number and type of which will be determined by the Compensation Committee. The performance measures established by the Compensation Committee may relate to corporate, division, department, or business unit performance and may be established in terms of any one or a combination of the following performance measures: (i) growth in gross revenue; (ii) earnings per share; (iii) operating earnings per share; (iv) business unit operating earnings; (v) specified revenue targets; (vi) expense control; (vii) productivity; (viii) ratio of earnings to stockholders’ equity or to total assets; (ix) dividend payments; (x) total stockholders’ return; (xi) operating income; (xii) return on capital or return on investment; (xiii) return on assets; (xiv) return on net assets; (xv) operating margins; (xvi) earnings before interest and taxes; (xvii) earnings before interest taxes depreciation; amortization and depletion; (xviii) funds from operations; (xix) total debt or change in total debt or the rating on our debt as determined by external rating agencies; (xx) cash from operations; (xxi) gross margins; (xxii) return on equity; (xxiii) net income; (xxiv) pre-tax income; (xxv) specified customer satisfaction targets; (xxvi) specified safety targets; (xxvii) specified reliability targets and (xxviii) such other criteria as the Compensation Committee may determine whether or not listed in the 2020 Plan. Multiple performance measures may be used and may have the same or different weighting, and they may relate to absolute performance or relative performance as measured against other institutions or divisions or units thereof. In establishing a performance measure or determining the related achievement, the Compensation Committee may provide that achievement of the applicable performance measures may be amended or adjusted to include or exclude components of any performance measure, including, without limitation, foreign exchange gains and losses, asset write-downs, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles.
Types of Awards. The types of awards that may be granted under the 2020 Plan include incentive and nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, cash-based awards, and other stock-based awards.
Subject to certain restrictions applicable to stock options, awards granted under the 2020 Plan will be exercisable by the participants at such times as are determined by the Compensation Committee. In addition to the general characteristics of all of the awards described in this Proxy Statement, the basic characteristics of awards that may be granted under the 2020 Plan are as follows:
Incentive and Nonqualified Stock Options (“ISOs” and “NSOs”)
Both incentive and nonqualified stock options may be granted to participants at such exercise prices as the Compensation Committee may determine, but the exercise price for any option, other than with respect to substitute awards, may not be less than 100% of the fair market value of a share of the Company’s common stock on the grant date. Stock options may be granted and exercised at such times as the Compensation Committee may determine, except that (a) ISOs may be granted only to employees, (b) no ISOs may be granted more than ten years after the date on which the Board approved the 2020 Plan, (c) an option shall not be exercisable more than ten years after the date of grant, and (d) the aggregate fair market value of the shares of common stock of the Company with respect to which ISOs granted under the 2020 Plan and any other plan of the Company first become exercisable in any calendar year for any employee may not exceed the $100,000 maximum amount permitted under Section 422(d) of the Code. Additional restrictions apply to an ISO granted to an individual who beneficially owns more than 10% of the combined voting power of all classes of stock of the Company.
The purchase price payable upon exercise of options generally may be paid in any of the following methods:
•	in cash;
•
by authorizing a third party with which the optionee has a brokerage or similar account to sell the shares (or a sufficient portion of such shares) acquired upon the exercise of the option and remit to the Company a portion of the sale proceeds sufficient to pay the entire option exercise price to the Company;

•	by delivering shares that have an aggregate fair market value on the date of exercise equal to the option exercise price;
•
by authorizing the Company to withhold from the total number of shares as to which the option is being exercised the number of shares having a fair market value on the date of exercise equal to the aggregate option exercise price for the total number of shares as to which the option is being exercised;

•	by such other means by which the Compensation Committee determines to be consistent with the purpose of the 2020 Plan and applicable law; or
•	by any combination of items listed above.
Stock Appreciation Rights (“SARs”)
The value of an SAR granted to a participant is determined by the appreciation in the number of shares the Company’s common stock subject to the SAR during its term, subject to any limitations upon the amount or percentage of total appreciation that the Compensation Committee may determine at the time the right is granted. The participant receives all or a portion of the amount by which the fair market value of a specified number of shares, as of the date the SAR is exercised, exceeds a base price specified by the Compensation Committee at the time the right is granted. Except with respect to substitute awards or SARs granted in tandem with a previously granted option, the base price specified by the Compensation Committee must be at least 100% of the fair market value of the specified number of shares of the Company’s common stock to which the right relates, determined as of the date the SAR is granted. An SAR may be granted in connection with a previously or contemporaneously granted option, or independent of any option. An SAR may be paid in cash, shares of the Company’s common stock or a combination of cash and shares as determined by the Compensation Committee and provided in the applicable award agreement. No SAR may be exercised more than ten years after its date of grant.
Restricted Stock and Restricted Stock Units (“RSUs”)
The Compensation Committee may grant participants awards of restricted stock and RSUs. Restricted stock involves the granting of shares to participants subject to restrictions on transferability and any other restrictions the Compensation Committee may impose. The restrictions lapse if either the holder continues to perform services to the Company or its affiliates for a specified period of time established by the Compensation Committee under the applicable award agreement or satisfies other restrictions, including performance-based restrictions, during the period of time established by the Compensation Committee. RSUs are similar to restricted stock except that no shares actually are awarded to the participant on the grant date, and the holder typically does not enjoy any shareholder rights with respect to the units. Restricted stock awards are settled in shares. RSU awards may be settled in cash, shares, or a combination of cash and shares, as determined by the Compensation Committee and provided in the applicable award agreement.
Performance Shares
The Compensation Committee may grant participants awards of performance shares. The period of time over which performance targets are measured will be of such duration as the Compensation Committee shall determine in an award agreement. Upon satisfaction of the applicable performance targets during the performance period, the participant will be entitled to receive shares of common stock of the Company.

Performance Units
The Compensation Committee may grant participants awards of performance units. The period of time over which performance targets are measured will be of such duration as the Compensation Committee shall determine in an award agreement. Upon satisfaction of the applicable performance targets during the performance period, the participant will be entitled to receive either shares, cash, or a combination of shares and cash as determined by the Compensation Committee and provided in the applicable award agreement.
Cash-Based Awards
Cash-based awards entitle the participant to payment in amounts of cash determined by the Compensation Committee based upon the achievement of specified performance targets during a specified performance period, which typically will be one year unless otherwise determined by the Compensation Committee. Each cash-based award will have its value determined by the Compensation Committee.
Other Stock-Based Awards
The Compensation Committee may also grant other awards that are valued in whole or in part by reference to, or are otherwise based on and/or payable in, shares of common stock of the Company. Other stock-based awards are a catch-all category to provide for awards of stock-based compensation that do not fit within the scope of the other specifically described types of awards. Payments with respect to other stock-based awards may be made in cash, shares, or a combination of cash and shares as determined by the Compensation Committee. The Compensation Committee has the discretion to determine the terms and conditions of these other stock-based awards.
Dividends and Dividend Equivalents
Awards other than options and SARs may provide for the payment of dividends or dividend equivalents, which payments may be credited to an account or deemed reinvested in additional shares. Any dividends or dividend equivalents paid with respect to an award subject to vesting conditions will be subject to the same vesting conditions as the underlying awards.
Termination of Service. The award agreement will specify the impact on the award of a participant’s termination of employment or service. If a participant ceases to be an employee or director of the Company or its affiliates, the Compensation Committee may provide for special vesting and payment conditions upon such termination in the applicable award agreement.
Transferability. In general, awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order under the Employee Retirement Income Security Act of 1974, as amended. Except as otherwise provided in the 2020 Plan, all rights with respect to an award granted to a participant shall be available during his or her lifetime only to such participant. Notwithstanding the foregoing, a participant, at any time prior to his death, may assign all or any portion of an NSO or SAR to: (i) his or her spouse or lineal descendant; (ii) the trustee of a trust for the primary benefit of his or her spouse or lineal descendant; or (iii) a tax-exempt organization as described in Section 501(c)(3) of the Code.
Notwithstanding the foregoing, non-employee directors may assign all or any portion of any award granted to them to assignees described above. In the event of an assignment, the spouse, lineal descendant, trustee or tax-exempt organization shall be entitled to all of the rights of the participant with respect to the assigned portion of such award, and such portion of the award shall continue to be subject to all of the terms, conditions and restrictions applicable to the award as set forth in the 2020 Plan and in the related award agreement, immediately prior to the effective date of the assignment. Any such assignment shall be permitted only if (i) the participant does not receive any consideration therefore, and (ii) the assignment is expressly approved by the Compensation Committee or its delegate. Further notwithstanding the foregoing, no ISO may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or the laws of descent or distribution.
Duration, Adjustments, Modifications, Terminations. The 2020 Plan will remain in effect until all shares of the Company subject to the 2020 Plan are distributed, or the 2020 Plan is terminated as described below.
If any change is made to the Company common stock subject to the 2020 Plan, or subject to any award agreement under the 2020 Plan, without the receipt of consideration by the Company, such as through a stock split, stock dividend, extraordinary distribution, recapitalization, combination of shares, exchange of shares or other similar transaction, appropriate adjustments will be made in the number, class and price of shares subject to each outstanding award and the numerical share limits contained in the 2020 Plan.
Subject to applicable law, the 2020 Plan also gives the Board and Compensation Committee the right to terminate, suspend or amend the 2020 Plan. No termination, suspension or amendment of the 2020 Plan shall materially adversely affect any right acquired by any participant under an award granted before the date of such termination, suspension or amendment, unless such participant shall consent.
Forfeiture. The Compensation Committee may specify in an award agreement that the participant’s rights, payments, and benefits with respect to an award shall be subject to reduction, cancellation, forfeiture, clawback or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an award. Such events may include, but shall not be limited to, termination of service for cause or any act by a participant, whether before or after termination of service, that would constitute cause for termination of service.
If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, and if the participant knowingly or through gross negligence engaged in the misconduct, or knowingly or through gross negligence failed to prevent the misconduct, or if the participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the participant shall reimburse the Company the amount of any payment in settlement of an award earned or accrued during the twelve-month period following the first public issuance or filing with the SEC of the financial document embodying such financial reporting requirement. In addition, awards granted under the 2020 Plan and any cash payment or shares of Company common stock delivered pursuant to an award are subject to forfeiture, recovery or other action pursuant any clawback or recoupment policy that we may adopt.
Withholding. The 2020 Plan permits the Company to withhold from awards an amount sufficient to cover any required withholding taxes. The 2020 Plan also permits the Company to require a participant to remit to the Company an amount sufficient to satisfy any required withholding taxes. In lieu of cash, the Compensation Committee may permit a participant to cover withholding obligations through a reduction in the number of shares to be delivered to such participant or by delivery of shares already owned by the participant.
Federal Tax Considerations
The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the 2020 Plan. This discussion does not address all aspects of the United States federal income tax consequences of participating in the 2020 Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the 2020 Plan. Each participant is advised to consult his or her personal tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any awards.
Section 162(m) of the Code. Section 162(m) of the Code limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for compensation paid to the corporation’s “covered employees.” “Covered employees” include the corporation’s chief executive officer, chief financial officer and three next most highly compensated executive officers. If an individual is determined to be a covered employee for any year beginning after December 31, 2016, then that individual will continue to be a covered employee for future years, regardless of changes in the individual’s compensation or position.
Nonqualified Stock Options. A participant will have no taxable income, and the Company will not be entitled to any related deduction, at the time a NSO is granted under the Plan. At the time of exercise of NSOs, the participant will realize ordinary income, and the Company will be entitled to a deduction, except to the extent the deduction limits of Section 162(m) of the Code apply, equal to the excess of the fair market value of the stock on the date of exercise over the option exercise price. Upon disposition of the shares, any additional gain or loss realized by the participant will be taxed as a capital gain or loss.
Incentive Stock Options. A participant will have no taxable income, and the Company will not be entitled to any related deduction, at the time an ISO is granted under the Plan or at the time of exercise. If a participant disposes of shares acquired from the exercise of an ISO no earlier than (a) two years after the grant of the option and (b) one year after the exercise of the option (both (a) and (b) collectively referred to as the “Holding Periods”), then no taxable income (except for purposes of the alternative minimum tax) will result in connection with the exercise of such ISO, and the Company will not be entitled to any deduction in connection with such exercise. Upon disposition of the shares after expiration of the Holding Periods, any gain or loss realized by a participant will be a capital gain or loss. The Company will not be entitled to a deduction with respect to a disposition of the shares by a participant after the expiration of the Holding Periods.
Except in the event of death, if the participant disposes of the shares before the end of the Holding Periods (a “Disqualifying Disposition”), such participant will recognize a gain (taxable at ordinary income tax rates) which equals the lesser of (a) the difference between the fair market value on the exercise date and the option exercise price, or (b) the difference between the sale price of the shares and the option exercise price in the year of disposition. The balance, if any, will be taxed as short-term or long-term capital gain, depending upon how long the participant held the shares. The Company will be entitled to a deduction at the same time and in the same amount as the participant is deemed to have realized ordinary income, except to the extent the deduction limits of Section 162(m) of the Code apply. If the participant pays the option exercise price with shares that were originally acquired pursuant to the exercise of an ISO and the Holding Periods for such shares have not been met, the participant will be treated as having made a Disqualifying Disposition of such shares, and the tax consequence of such Disqualifying Disposition will be as described above.
Stock Appreciation Rights. There will be no federal income tax consequences to either the participant or the Company upon the grant of an SAR. The participant, however, generally must recognize ordinary taxable income upon the exercise or surrender of an SAR in an amount equal to the fair market value (on the date of exercise) of the shares exercised, less the exercise price. This amount is deductible by the Company, except to the extent the deduction limits of Section 162(m) of the Code apply. Gain or loss recognized upon any later sale or other disposition of the acquired shares generally will be a capital gain or loss.
Restricted Stock. Unless the participant files an election to be taxed under Section 83(b) of the Code, the participant will not realize income upon the grant of restricted stock. Instead, the participant will realize ordinary income, and the Company will be entitled to a corresponding deduction (except to the extent the deduction limits of Section 162(m) of the Code apply), when the restrictions constituting a substantial risk of forfeiture lapse. The amount of such ordinary income and deduction will be the fair market value of the restricted stock on the date the restrictions constituting a substantial risk of forfeiture lapse less the amount paid, if any, for such restricted stock. If the participant files an election to be taxed under Section 83(b) of the Code, the tax consequences to the participant and the Company will be determined as of the date of the grant of the restricted stock rather than as of the date of the lapse of the restrictions constituting a substantial risk of forfeiture.
When the participant disposes of restricted stock, the difference between the amount received upon such disposition and the fair market value of such shares on the date the participant realizes ordinary income will be treated as a capital gain or loss.
Restricted Stock Units. A recipient of RSUs will not recognize taxable income upon the award of RSUs, and the Company will not be entitled to a deduction at such time. Upon payment or settlement of a RSU award, the participant will recognize ordinary income equal to the value of the shares or cash received and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply. Upon disposition of shares received by a participant in payment of an award, the participant will recognize capital gain or loss equal to the difference between the amount received upon such disposition and the fair market value of the shares on the date they were originally transferred to the participant.
Performance Shares, Performance Units, and Cash-Based Awards. Generally, the participant will not realize taxable income on the date of grant of a performance share, performance unit, or cash-based award. Instead, the participant will realize ordinary income, and the Company will be entitled to a corresponding deduction (except to the extent the deduction limits of Section 162(m) of the Code apply), in the year cash, shares, or a combination of cash and shares are delivered to the participant in settlement of the award. The amount of such ordinary income and deduction will be the amount of cash paid plus the fair market value of the shares transferred, if any, on the date of transfer. Upon disposition of shares received by a participant in payment of an award, the participant will recognize capital gain or loss equal to the difference between the amount received upon such disposition and the fair market value of the shares on the date they were originally transferred to the participant.
New Plan Benefits
The Compensation Committee has the discretion to grant awards under the 2020 Plan and, therefore, it is not possible as of the date of this Proxy Statement to determine future awards that will be received by our Named Executive Offices or others under the 2020 Plan. See the section entitled “Executive Compensation - 2019 Grants of Plan-Based Awards Table” above for grants made to each of our Named Executive Officers under the 2010 Plan during 2019.
Vote Required
Proxies solicited by the Board will be voted “FOR” approval of the 2020 Plan unless stockholders specify otherwise in their proxies. Pursuant to NYSE rules, approval of our 2020 Plan requires the affirmative vote of a majority of the votes cast on this item at the meeting, with abstentions considered as a vote cast for purposes of this item only. A stockholder voting through a proxy who abstains with respect to approval of the 2020 Plan is in effect a negative vote, but a stockholder (including a broker) who does not give authority to a proxy to vote or withholds authority to vote on the approval of the 2020 Plan shall not be considered present and entitled to vote on the proposal. Brokers will not have discretionary authority to vote on this proposal, so there could be broker non-votes; broker non-votes will have no effect on the vote.
THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE NISOURCE INC. 2020 OMNIBUS INCENTIVE PLAN.

PROPOSAL 5 — STOCKHOLDER PROPOSAL REGARDING STOCKHOLDER RIGHT TO ACT BY WRITTEN CONSENT
Mr. John Chevedden of 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, who beneficially owns at least 100 shares of common stock, has informed the Company that he plans to present the following proposal at the meeting.
Proposal 5 — Right to Act by Written Consent
Shareholders request that our board of directors take the steps necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent is to give shareholders the fullest power to act by written consent consistent with applicable law. This includes shareholder ability to initiate any appropriate topic for written consent.
Hundreds of major companies enable shareholder action by written consent. This proposal topic won majority shareholder support at 13 large companies in a single year. This included 67%-support at both Allstate and Sprint. This proposal topic also won 63%-support at Cigna Corp. (CI) in 2019. This proposal topic would have received higher votes than 63% to 67% at these companies if more shareholders had access to independent proxy voting advice.
Taking action by written consent is a means shareholders can use to raise important matters outside the normal annual meeting cycle like the election of a new director. This becomes more important when NiSource director Wayne DeVeydt is rejected by 25% of shares at the 2019 annual meeting.
Plus our higher 25%-threshold for shareholders to call a special meeting has bureaucratic pitfalls that trigger minor shareholder errors that could mean that 50% of shares would need to ask for a special meeting in order to be sure of obtaining the minimum threshold of 25% of requests without errors. One can be sure that management will have an eagle eye to spot any errors.
The right for shareholders to act by written consent is gaining acceptance as a more important right than the right to call a special meeting. This seems to be the conclusion of the Intel Corporation (INTC) shareholder vote at the 2019 Intel annual meeting.
The directors at Intel apparently thought they could divert shareholder attention away from written consent by making it less difficult for shareholders to call a special meeting. However Intel shareholders responded with greater support for written consent in 2019 compared to 2018.
Following a 45%-vote for a written consent shareholder proposal The Bank of New York Mellon Corporation (BK) said it adopted written consent in 2019.
Written consent won 43%-support at a previous NiSource annual meeting. This 43%-support may have been majority support from the shareholders who had access to independent proxy voting advice. What do the NiSource directors have to say about this level of support?
However the 2018 NiSource proxy said in effect that NiSource management prefers to pay more attention to the voice of the shareholders who do not have access to independent proxy voting advice. NiSource has made no effort to see that all shareholders have access to independent proxy voting advice.
Please vote yes:
Right to Act by Written Consent — Proposal 5

Board of Directors’ Statement in Opposition
Your Board of Directors unanimously recommends a vote AGAINST this proposal.
The Board of Directors and its Nominating and Governance Committee have considered this proposal and concluded that it is unnecessary and not in the best interests of our stockholders.
Requiring that stockholder action be taken at a meeting effectively safeguards the broader interests of all stockholders. In addition, our stockholders already have the right to call special meetings.
Our Amended and Restated Certificate of Incorporation provides that stockholder action must be effected at a duly called annual or special meeting and may not be effected by written consent. The communications and processes associated with a stockholder meeting protect the interests of all stockholders by providing every stockholder with an opportunity to discuss concerns with other stockholders and with the Board of Directors and management and allowing all stockholders to vote on any proposals. This proposal, however, would enable a group of stockholders controlling a majority of the vote to take action — even significant action, such as electing new directors or agreeing to sell the Company — without any input or vote from the other stockholders. This action could become effective without the knowledge of all of the stockholders and without providing all stockholders an opportunity to ask questions, be heard or raise any objection.
Our Bylaws provide that special meetings of our stockholders may be called at the request of the holders of 25% of our outstanding common stock. This is just under one-half of the percentage of stockholders that would be necessary to act by written consent under this proposal. Such stockholders who would otherwise propose to act by written consent already have the right to call a special meeting or propose matters to be considered at an annual meeting. The ability to call a special meeting gives stockholders the opportunity to consider extraordinary events that are of interest to a broad base of stockholders that cannot be delayed until the next annual meeting. Stockholder meetings offer important protections and advantages that are absent from the written consent process, as described below:
•	The meeting and the stockholder vote take place in a transparent manner on a specified date that is publicly announced well in advance;

•	All interested stockholders are given the chance to express their views and cast their votes;
•	The meeting provides stockholders with a forum for open discussion and consideration of the proposed stockholder action;
•
Accurate and complete information about the proposed stockholder action is widely distributed in the proxy statement before the meeting, which promotes a well-informed discussion on the merits of the proposed action; and

•	The Board is able to analyze and provide a recommendation with respect to actions proposed to be taken at a stockholder meeting.
The Board believes that it is not in the best interests of the Company and its stockholders to allow a group of majority stockholders to dictate decisions of the Company without a meeting, as it could effectively disenfranchise minority stockholders and does not allow for a full discussion of all views. If this proposal were implemented, proposed stockholder actions involving important decisions could be approved without the important safeguard of advance notice to all of our stockholders and without the benefit of enabling all of our stockholders to consider the proposals, express their views, and vote.
Multiple stockholder actions by written consent could lead to substantial confusion and disruption.
Permitting stockholder action by written consent could also create substantial confusion and disruption at a widely held public company like NiSource. Multiple groups of stockholders would be able to solicit written consents at any time and as frequently as they choose on a range of issues, some of which may be duplicative or conflicting. In contrast, the orderly stockholder meeting process allows for actions to be clearly articulated to the Board and stockholders and avoids duplicative and conflicting proposals.
We have strong corporate governance practices that provide Board accountability to stockholder concerns.
The Board further believes that our strong corporate governance framework makes the adoption of this proposal unnecessary. Our corporate governance practices and policies ensure the Board remains accountable to stockholders. These extensive strong governance practices include:
•	Annual election of directors;
•	Majority voting for all directors with resignation policy;
•	Stockholder right to call special meetings;
•	No supermajority voting provisions;
•	Proxy access bylaw (3% ownership / 3 years / 20%);
•	Separate independent chairman and CEO;
•	All directors independent except CEO; and
•	Annual “Say-on-Pay” advisory votes.
In addition, stockholders may communicate directly with the Board at any time. For further information on how our stockholders may communicate with any director, any Board committee or the full Board, see the section titled “Communications with the Board and Non-Management Directors” on page 13.
We believe that this comprehensive package of governance practices and policies, including our special meeting bylaw, protects stockholder rights without the expense and risk associated with the stockholder right to act by written consent.
For the reasons set forth above, the Board believes that the implementation of this proposal is not in the best interests of the Company and its stockholders.
Vote Required
If this proposal is properly presented at the meeting, approval requires the affirmative vote of a majority of the shares present at the virtual Annual Meeting or represented by proxy, and entitled to vote. Proxies submitted without direction pursuant to this solicitation will be voted AGAINST the stockholder proposal. Abstentions will have the same effect as a vote against the proposal. We believe brokers will not have discretionary authority to vote on this proposal, so there could be broker non-votes.
THE BOARD BELIEVES THAT THIS PROPOSAL IS NOT IN THE BEST INTERESTS OF STOCKHOLDERS AND RECOMMENDS A VOTE “AGAINST” THIS PROPOSAL.

AUDIT COMMITTEE REPORT
Our Audit Committee consists of Messrs. Bunting, Butler, DeVeydt and Jesanis and Dr. Woo. Each member of the Audit Committee is independent as defined by the applicable NYSE and SEC rules and meets the additional independence standard set forth by the Board in the Corporate Governance Guidelines. Each member of the Audit Committee also is “financially literate” for purposes of applicable NYSE rules. The Board has determined that Mr. Jesanis, the Chair of the Audit Committee, and Messrs. Bunting and DeVeydt are “audit committee financial experts” as defined by SEC rules.
The Audit Committee is responsible for, among other things, assisting the Board in monitoring the integrity of our financial statements; reviewing the qualifications and independence of our independent registered public accounting firm; overseeing the performance of our internal audit function and independent registered public accounting firm; and reviewing our risk assessment process. The Audit Committee has the sole authority to appoint, retain or replace the independent registered public accounting firm and is directly responsible for the compensation and oversight of the work of the independent registered public accounting firm for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us. The independent registered public accounting firm reports directly to the Audit Committee.
In the performance of its responsibilities, the Audit Committee met regularly with the members of our internal audit function and Deloitte, our independent registered public accounting firm, with and without management present, to discuss the results of its examinations, evaluations of our internal controls, and the overall quality of our financial reporting. The Audit Committee also met regularly with management to discuss accounting, auditing, internal control, financial reporting, earnings and risk management matters. During these meetings, the Audit Committee reviewed and discussed, among other items, the audited consolidated financial statements, the unaudited interim financial statements, significant accounting policies applied by us in our financial statements and non-GAAP financial measures, with management and Deloitte. The Audit Committee also discussed with, and received regular status reports from, our internal audit function and Deloitte on the overall scope and plans for their audits, including the scope and plans for evaluating the effectiveness of internal controls over financial reporting.
The Audit Committee has discussed with Deloitte the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee also has received the written disclosures and the letter from Deloitte required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with audit committees concerning independence and has discussed with Deloitte its independence. The Audit Committee has considered whether Deloitte’s provision of non-audit services to us is compatible with maintaining Deloitte’s independence. In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2019.
The Audit Committee has appointed Deloitte to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2020. In determining whether to reappoint Deloitte, the Audit Committee took into consideration various factors, including the historical and recent performance of Deloitte on the audit; the professional qualifications of the firm and the lead audit partner; the quality of ongoing discussions with Deloitte; the results of an internal survey of Deloitte’s service and quality; the appropriateness of fees; and evidence supporting the firm’s independence, objectivity and professional skepticism. Although the Audit Committee has sole authority to appoint the independent registered public accounting firm, the Audit Committee has recommended that the Board seek stockholder ratification of the appointment at the Annual Meeting as a matter of good corporate governance.
Audit Committee

Michael E. Jesanis, Chair
Theodore H. Bunting, Jr.
Eric L. Butler
Wayne S. DeVeydt
Carolyn Y. Woo

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
The following table represents the aggregate fees for professional services billed by Deloitte for the fiscal years ended December 31, 2019 and 2018.
	2019	2018
Audit Fees(1)	$4,940,000	$4,796,000
Audit-Related Fees(2)	524,721	581,871
Tax Compliance(3)	—	—
Tax Advice and Tax Planning(4)	—	—
All Other Fees(5)	23,208	17,006
(1)
Audit Fees — Fees for professional services performed by Deloitte for the audit of our annual financial statements in our Annual Report on Form 10-K and review of financial statements included in our Quarterly Report on Form 10-Q filings and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)
Audit-Related Fees — Fees for the assurance and related services performed by Deloitte that are reasonably related to the performance of the audit or review of our financial statements. These fees included services provided by Deloitte in connection with the audit of our benefit plans.

(3)	Tax Compliance — Fees for professional services performed by Deloitte with respect to tax compliance.
(4)	Tax Advice and Tax Planning — Fees for professional services performed by Deloitte with respect to tax advice and tax planning.
(5)	All Other Fees — Fees for permissible work performed by Deloitte that does not fit within the above categories.
Pre-Approval Policies and Procedures. During 2019, the Audit Committee approved all audit, audit-related and non-audit services provided to us by Deloitte prior to management engaging the independent registered public accounting firm for those purposes. The Audit Committee’s current practice is to consider for pre-approval annually all audit, audit-related and non-audit services proposed to be provided by our independent registered public accounting firm for the year. Additional fees for other proposed audit-related or non-audit services (not within the scope of the approved audit engagement) which have been properly presented to the Pre-Approval Subcommittee of the Audit Committee (consisting of Michael E. Jesanis) by our Vice President and Chief Accounting Officer may be considered and, if appropriate, approved by the Pre-Approval Subcommittee of the Audit Committee, subject to later ratification by the full Audit Committee. In no event, however, will any non-audit service be approved by the Pre-Approval Subcommittee that would result in the independent registered public accounting firm no longer being considered independent under the applicable SEC rules. In appointing Deloitte as our independent registered public accounting firm, the Audit Committee has considered whether the provision of the non-audit services rendered by Deloitte is compatible with maintaining the firm’s independence.
STOCKHOLDER PROPOSALS AND NOMINATIONS FOR 2021 ANNUAL MEETING
Stockholders may submit proposals appropriate for stockholder action at the 2021 Annual Meeting consistent with the requirements of Rule 14a-8 under the Exchange Act, all other rules of the SEC relating to stockholder proposals and our Bylaws. Written notice containing the required information should be addressed to the attention of our Corporate Secretary at NiSource Inc., 801 E. 86th Avenue, Merrillville, Indiana 46410. For your proposal to be considered for inclusion in our proxy statement in connection with the 2021 Annual Meeting, we must receive your written proposal no later than December 14, 2020.
Stockholder proposals not intended to be included in our proxy statement (including director nominations) may be brought before the 2021 Annual Meeting by filing a notice of stockholder’s intent to do so no earlier than January 19, 2021, and no later than February 18, 2021. The notice must include all of the information required to be set forth in any such notice by our Bylaws.
Stockholders who intend to submit director nominees for inclusion in our proxy materials for the 2021 Annual Meeting must comply with the requirements of proxy access as set forth in our Bylaws. The stockholder or group of stockholders who wish to submit director nominees pursuant to proxy access must deliver the required materials to us no earlier than November 14, 2020, and no later than December 14, 2020.
If you would like a copy of our Bylaws, please contact our Corporate Secretary at the above address or access our Bylaws filed with the SEC as Exhibit 3.1 to our Current Report on Form 8-K filed on January 26, 2018. Failure to comply with our Bylaw procedure and deadlines may preclude presentation and consideration of the matter or of the proposed nominee for election at the 2021 Annual Meeting.
ANNUAL REPORT AND FINANCIAL STATEMENTS
Attention is directed to the financial statements contained in our Annual Report for the year ended December 31, 2019. As of the mail date of this Proxy Statement, a copy of the Annual Report has been sent, or is concurrently being sent, to stockholders of record as of March 24, 2020. These statements and other reports filed with the SEC are available through our website at https://www.nisource.com/filings.

AVAILABILITY OF FORM 10-K
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, including the financial statements and the financial statement schedules, but without exhibits, is contained within our Annual Report which has been sent, or is concurrently being sent, to you and is available free of charge to any stockholder upon written request to NiSource Inc., c/o Corporate Secretary, 801 East 86th Avenue, Merrillville, Indiana 46410 and is also available on our website at https://www.nisource.com/filings.
MULTIPLE STOCKHOLDERS SHARING THE SAME ADDRESS — “HOUSEHOLDING”
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” may potentially provide extra convenience for stockholders and cost savings for companies or the intermediary.
You may receive proxy materials through an intermediary who uses householding to deliver proxy materials. If so, a single copy of the proxy materials may be delivered to multiple stockholders sharing an address unless the affected stockholder provides contrary instructions. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If this applies to you and you would prefer to receive separate copies of the proxy materials, please notify your broker that you no longer wish to participate in householding. Additionally, you may direct your written request for a copy of the proxy materials to NiSource Inc., c/o Corporate Secretary, 801 East 86th Avenue, Merrillville, Indiana 46410, or you may request a copy by telephone at (877) 647-5990. If your broker is not currently householding (i.e., you received multiple copies of our proxy statement), and you would like to request delivery of a single copy, you should contact your broker and find out if this option is available to you.
OTHER BUSINESS
The Board does not intend to bring any other matters before the Annual Meeting other than those described in this proxy statement. If any other matters do properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their judgment on such matters.
Whether or not you plan to attend the virtual Annual Meeting, you can be sure your shares are represented at the meeting by submitting your completed proxy by telephone, through the Internet or by promptly marking, dating, signing and returning the enclosed proxy card.
BY ORDER OF THE BOARD OF DIRECTORS

Anne-Marie W. D'Angelo
Senior Vice President, General Counsel and
Corporate Secretary
Dated: April 13, 2020

EXHIBIT A
NISOURCE INC.
2020 Omnibus Incentive Plan
Article I
Purpose and Duration
Section 1.1 Purpose. The Plan is designed to promote the achievement of both short-term and long-term objectives of NiSource Inc. (the “Company”) by (a) aligning compensation of Participants with the interests of Company stockholders, (b) enhancing the interest of Participants in the growth and success of the Company, and (c) attracting and retaining Participants of outstanding competence.
Section 1.2 Effective Date and Duration. This Plan, if approved by a majority of the votes cast by Company stockholders at the May 2020 annual meeting, shall be effective at such date and shall remain in effect, subject to the right of the Board or the Committee to amend and terminate the Plan at any time as provided in this Plan, until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions. In no event, however, may an ISO be granted under the Plan more than ten years after the date the Plan was approved by the Board.
Article II
Definitions
Whenever used in the Plan, unless otherwise noted, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:
Section 2.1 1934 Act. “1934 Act” means the Securities Exchange Act of 1934, as amended.
Section 2.2 Affiliate. “Affiliate” means any entity that is a Subsidiary or a parent corporation, as defined in Code Section 424(e), of the Company, or any other entity designated by the Committee as covered by the Plan in which the Company has, directly or indirectly, at least a 20% voting interest.
Section 2.3 Alternative Award. “Alternative Award” has the meaning set forth in Section 15.1.
Section 2.4 Award. “Award” means any Option, SAR, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Cash-Based Award, or Other Stock-Based Award granted to a Participant under the Plan.
Section 2.5 Award Agreement. “Award Agreement” means a written or electronic statement or agreement prepared by the Company that sets forth the terms, conditions and restrictions applicable to Awards granted under the Plan.
Section 2.6 Board or Board of Directors. “Board” or “Board of Directors” means the Board of Directors of the Company.
Section 2.7 Cash-Based Award. “Cash-Based Award” means an Award granted to a Participant, in accordance with Article XI of this Plan.
Section 2.8 Cause. “Cause,” unless such term or an equivalent term is otherwise defined with respect to an Award by the Participant’s Award Agreement, shall be as defined in any employment agreement between the Company and a Participant as in effect on the date of grant with respect to an Award; provided however, that if there is no such employment agreement, “Cause” shall mean any of the following: (a) the Participant’s conviction of any criminal violation involving dishonesty, fraud or breach of trust; (b) the Participant’s violation of the Company’s code of conduct and/or code of ethics; (c) the Participant’s performance of any act which would materially and adversely impact the business of the Company; or (d) the Participant’s willful and substantial nonperformance of assigned duties. Notwithstanding the foregoing, the Committee shall have sole discretion with respect to the application of the provisions of subsections (a)-(d) above, and such exercise of discretion shall be conclusive and binding upon the Participant and all other persons.
Section 2.9 CEO. “CEO” means the Chief Executive Officer of the Company.
Section 2.10 Change in Control. “Change in Control” means the occurrence of any of the following events:
(a)
The acquisition by an entity, person or group (including all “affiliates” or “associates” of such entity, person or group) of beneficial ownership, as that term is defined in Rule 13d-3 under the 1934 Act, of capital stock of the Company entitled to exercise more than 30% of the outstanding voting power of all capital stock of the Company entitled to vote in elections of directors (“Voting Power”); provided, however, that a Change in Control shall not be deemed to occur by virtue of the following acquisitions: (i) by the Company or any Subsidiary; (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities; or (iv) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege, unless the security being so converted was itself acquired directly from the Company;

(b)
The effective time of (i) a merger or consolidation of the Company with one or more other corporations unless the holders of the outstanding Voting Power of the Company immediately prior to such merger or consolidation (other than the surviving or resulting corporation or any “affiliate” or “associate” thereof) hold at least 50% of the Voting Power of the surviving or resulting corporation (in substantially the same proportion as the Voting Power of the Company immediately prior to such merger or consolidation), or (ii) a transfer of 50% or more of the aggregate book value of the assets of the Company and its “affiliates” and “associates” as set forth on the most recent balance sheet of the Company, prepared on a consolidated basis, by its regularly employed, independent, certified public accountants, other than to an entity of which the Company owns at least 50% of the Voting Power; or

(c)
The election to the Board of candidates who were not recommended for election by the Board, if such candidates constitute a majority of those elected in that particular election (for this purpose, recommended directors will not include any candidate who becomes a member of the Board as a result of an actual or threatened election contest or proxy or consent solicitation on behalf of anyone other than the Board or as a result of any appointment, nomination, or other agreement intended to avoid or settle a contest or solicitation).

For the purposes of this Section 2.10, “affiliate” and “associate” have the meaning set forth in Rule 12b-2 under the 1934 Act. Notwithstanding the foregoing, a Change in Control shall not be deemed to take place with respect to any Participant by virtue of any transaction in which such Participant is a member in a group effecting an acquisition of the Company and, after such acquisition, such Participant holds an equity interest in the entity that has acquired the Company; provided, further, with respect to any nonqualified deferred compensation that becomes payable on account of the Change in Control, the transaction or event described in clause (a), (b), or (c) of this Section 2.10 also constitutes a “change in control event,” as defined in Treasury Regulation § 1.409A-3(i)(5), if required in order for the payment not to violate Section 409A of the Code.
Section 2.11 Code. “Code” means the Internal Revenue Code of 1986, as amended from time to time.
Section 2.12 Committee. “Committee” means the Compensation Committee of the Board of Directors, or such other committee as the Board shall appoint from time to time, which shall consist of two or more directors all of whom are intended to satisfy the requirements for a “non-employee director” within the meaning of Rule 16b-3 of the 1934 Act, and an “independent director” under the rules of the New York Stock Exchange (or any other national securities exchange which is the principal exchange on which the Shares may then be traded); provided, however, that any action taken by the Committee shall be valid and effective whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership specified above.
Section 2.13 Company. “Company” means NiSource Inc., a Delaware corporation, or any successor thereto.
Section 2.14 Disability or Disabled. “Disability” or “Disabled” means a condition that (a) causes the Participant to be unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, (b) causes the Participant, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, to receive income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company or its Affiliates or (c) causes the Participant to be eligible to receive Social Security disability payments. The Committee, in its sole discretion, shall determine the date of any Disability.
Section 2.15 Employee. “Employee” means any person who is an employee of the Company or any Affiliate; provided, however, that with respect to ISOs, “Employee” means any person who is considered an employee of the Company or any Affiliate for purposes of Treasury Regulation Section 1.421-1(h).
Section 2.16 ERISA. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
Section 2.17 Fair Market Value. “Fair Market Value” means, on any given date and as may be specified in an Award Agreement, the closing sales price per Share (or, if otherwise specified by the Committee, a price that is based on the opening, actual, high, low, or average sales prices per Share) of the Company’s common stock as reported on the New York Stock Exchange or such other established securities market on which the Shares are traded, or, if there were no reported sales of Shares on such date, then, unless otherwise required under the Code, the business day immediately preceding such date; provided, however, that if the Shares are not traded on an established securities market or if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate and in compliance with Code Section 409A. Notwithstanding the above, for purposes of broker-facilitated cashless exercises of Awards involving Shares under the Plan, “Fair Market Value” shall mean the real-time selling price of such Shares as reported by the broker facilitating such exercises.
Section 2.18 Good Reason. “Good Reason” means, with respect to a Participant, (a) there is a significant diminution in the nature or the scope of the Participant’s authorities or duties; (b) there is a significant reduction in the Participant’s monthly rate of base salary or the Participant’s target opportunity under the incentive bonus compensation plan maintained by Company in which the Participant participates; (c) the Company changes by 50 miles or more the principal location at which the Participant is required to perform services as of the date of a Change in Control; or (d) the Company or any successor materially breaches any Award Agreement or Alternative Award with the Participant granted in accordance with this Plan. Notwithstanding the foregoing, in order to terminate employment for Good Reason, (i) within 30 days of the occurrence of an event described in Clauses (a)-(d) above, Participant shall deliver written notice in accordance with the notice provisions set forth in the Participant’s Award Agreement of his or her intention to terminate employment for Good Reason, which notice specifies in reasonable detail the circumstances claimed to give rise to the Participant’s right to terminate employment for Good Reason, (ii) the Company shall not have cured such circumstances within 30 days following the Company’s receipt of such notice, and (iii) the Participant terminates his or her employment within 60 days following the expiration of the cure period. If, however, the Company cures such conditions, any subsequent termination of employment by the Participant will not be considered to be made for Good Reason.
Section 2.19 Grant Price. “Grant Price” means the price established at the time of grant of an SAR pursuant to Article VII (Stock Appreciation Rights), used to determine whether there is any payment due upon exercise of the SAR.
Section 2.20 Incentive Stock Option or ISO. “Incentive Stock Option” or “ISO” means an Option that meets the requirements of Code Section 422 (or any successor Code section), which is intended by the Committee to constitute an Incentive Stock Option.
Section 2.21 Nonemployee Director. “Nonemployee Director” means a member of the Board who is not an Employee.

Section 2.22 Nonqualified Stock Option or NSO. “Nonqualified Stock Option” or “NSO” means an option to purchase Shares that does not constitute an Incentive Stock Option under Code Section 422 (or any successor Code section).
Section 2.23 Option. “Option” means a right to purchase Shares in accordance with the terms and conditions of the Plan.
Section 2.24 Option Exercise Price. “Option Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option
Section 2.25 Other Stock-Based Award. “Other Stock-Based Award” means an Award granted to a Participant in accordance with Article XII of this Plan.
Section 2.26 Participant. “Participant” means an Employee or Nonemployee Director who is selected to receive an Award or who has an outstanding Award granted under the Plan.
Section 2.27 Performance Measure. “Performance Measure” means one or more business criteria that may be used by the Committee in establishing Performance Targets for Awards under the Plan. The Performance Measures established by the Committee may relate to corporate, division, department, or business unit performance and may be established in terms of any one or a combination of the following Performance Measures: (i) growth in gross revenue; (ii) earnings per share; (iii) operating earnings per share; (iv) business unit operating earnings; (v) specified revenue targets; (vi) expense control; (vii) productivity; (viii) ratio of earnings to stockholders’ equity or to total assets; (ix) dividend payments; (x) total stockholders’ return; (xi) operating income; (xii) return on capital or return on investment; (xiii) return on assets; (xiv) return on net assets; (xv) operating margins; (xvi) earnings before interest and taxes; (xvii) earnings before interest taxes depreciation; amortization and depletion; (xviii) funds from operations; (xix) total debt or change in total debt or the rating on our debt as determined by external rating agencies; (xx) cash from operations; (xxi) gross margins; (xxii) return on equity; (xxiii) net income; (xxiv) pre-tax income; (xxv) specified customer satisfaction targets; (xxvi) specified safety targets; (xxvii) specified reliability targets and (xxviii) such other criteria as the Committee may determine whether or not listed herein. Multiple Performance Measures may be used and may have the same or different weighting, and they may relate to absolute performance or relative performance as measured against other institutions or divisions or units thereof. In establishing a Performance Measure or determining the achievement of a Performance Measure, the Committee may provide that achievement of the applicable Performance Measures may be amended or adjusted to include or exclude components of any Performance Measure, including, without limitation, foreign exchange gains and losses, asset write-downs, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles. Performance Measures shall be subject to such other special rules and conditions as the Committee may establish at any time.
Section 2.28 Performance Shares. “Performance Shares” means an Award designated as Performance Shares and granted to a Participant in accordance with Article IX of the Plan.
Section 2.29 Performance Targets. “Performance Targets” means the criteria and objectives that are established by the Committee for grants of Awards under the Plan subject to any one or more Performance Measures.
Section 2.30 Performance Unit. “Performance Unit” means an Award designated as a Performance Unit and granted to a Participant in accordance with Article X of this Plan.
Section 2.31 Period of Restriction. “Period of Restriction” means the period during which the transfer of Shares underlying an Award is limited in some way, or the Shares are subject to a substantial risk of forfeiture.
Section 2.32 Plan. “Plan” means the NiSource Inc. 2020 Omnibus Incentive Plan, as may be amended from time to time.
Section 2.33 Prior Plans. “Prior Plans” means the NiSource, Inc. 2010 Omnibus Incentive Plan and each other equity plan maintained by the Company under which awards are outstanding as of the effective date of this Plan.
Section 2.34 Restricted Stock. “Restricted Stock” means an Award that is a grant of Shares delivered to a Participant, subject to restrictions described in Article VIII of this Plan.
Section 2.35 Restricted Stock Unit or RSU. “Restricted Stock Unit” or “RSU” means an Award that is subject to the restrictions described in Article VIII of this Plan and is a promise of the Company to deliver at the end of a Period of Restrictions (a) one Share for each RSU, (b) cash in an amount equal to the Fair Market Value of one Share for each RSU, or (c) a combination of (a) and (b), in each case, as determined by the Committee and set forth in the Award Agreement.
Section 2.36 Retirement. “Retirement” means, with respect to Employees, retirement as defined in the Company’s tax-qualified pension plan as in effect on the date of grant with respect to an Award, unless defined otherwise in an Award Agreement.
Section 2.37 Section 409A Regulations. “Section 409A Regulations” means the U.S. Treasury Regulations promulgated pursuant to Code Section 409A.
Section 2.38 Service. “Service” means a Participant’s work for the Company or an Affiliate, either as an Employee or Nonemployee Director.
Section 2.39 Shares. “Shares” means the shares of common stock of the Company, $0.01 par value per share.
Section 2.40 Stock Appreciation Right or SAR. “Stock Appreciation Right” or “SAR” means an Award designated as an SAR in accordance with the terms of Article VII of the Plan.

Section 2.41 Subsidiary. “Subsidiary” means any corporation, partnership, joint venture, or other entity in which the Company has a majority voting interest; provided, however, that with respect to ISOs, the term “Subsidiary” shall include only an entity that qualifies under Code Section 424(f) as a “subsidiary corporation” with respect to the Company.
Section 2.42 Substitute Award. “Substitute Award” means an Award granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or SAR.
Section 2.43 Tandem SAR. “Tandem SAR” means a SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (with a similar cancellation of the Tandem SAR when a Share is purchased under the Option). Except for the medium of payment, the terms of a Tandem SAR shall be identical in all material respects to the terms of the related Option.
Section 2.44 Voting Power. “Voting Power” has the meaning set forth in Section 2.10.
Article III
Administration
Section 3.1 Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan, of any Award Agreement or of any other form of agreement or other document employed by the Company in the administration of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or such Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or Award Agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest therein. Notwithstanding the foregoing and except as otherwise determined by the Board, the Board shall perform the functions of the Committee for purposes of granting Awards under the Plan to Nonemployee Directors.
Section 3.2 Powers of the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:
(a)	to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of Shares to be subject to each Award;
(b)	to determine the type of Award granted;
(c)	to determine the Fair Market Value of Shares or other property where applicable;
(d)
to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any Shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of Shares pursuant to any Award, (ii) the method of payment for Shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with Award, including by the withholding or delivery of Shares, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any Shares acquired pursuant thereto, (v) the time of the expiration of any Award, (vi) the effect of the Participants termination of Service on any of the foregoing, and (vii) all other terms, conditions and restrictions applicable to any Award or Shares acquired pursuant thereto not inconsistent with the terms of the Plan;

(e)	to determine how an Award will be settled, as provided under an Award Agreement;
(f)	to approve one or more forms of Award Agreement;
(g)	to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any Shares acquired upon the exercise thereof;
(h)	to accelerate, continue, extend or defer the exercisability of any Award or the vesting of any Award, including with respect to the period following a Participants termination of Service;
(i)
to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws or regulations of or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose citizens may be granted Awards; and

(j)
to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

Section 3.3 Action by the Committee. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and the act of a majority of the members present at any meeting at which a quorum is present or the act approved in writing by a majority of all the members of the Committee shall be the act of the Committee. In the performance of their duties under this Plan, the Committee members shall be entitled to rely upon information and advice furnished by the Company’s officers, employees, accountants or counsel, or any executive compensation consultant or other professional retained by the Company or the Committee to assist in the administration of this Plan.

The Committee may delegate some or all of its power and authority hereunder to the Board (or any members thereof) or, subject to applicable law, to a subcommittee of the Board, a member of the Board, the CEO or other executive officer of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority to a member of the Board, the CEO or other executive officer of the Company with regard to the selection for participation in this Plan of an officer, director or other person subject to Section 16 of the 1934 Act or decisions concerning the timing, pricing or amount of an Award to such an officer, director or other person.
Section 3.4 Indemnification. No member of the Board or of the Committee, and neither the CEO nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any action taken, or determination made, hereunder in good faith and the members of the Board and the Committee and the CEO or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Company’s Certificate of Incorporation and/or By-laws) and under any directors’ and officers’ liability insurance that may be in effect from time to time.
Article IV
Stock Subject to the Plan
Section 4.1 Aggregate Shares. Subject to adjustment as provided under the Plan 10,000,000 Shares shall initially be available for all Awards under this Plan, other than Substitute Awards. Any of the authorized Shares may be used for any type of Award under the Plan, and any or all of 10,000,000 Shares may be allocated to Incentive Stock Options. Such Shares may be authorized and unissued Shares, treasury Shares, or Shares acquired on the open market.
Section 4.2 Share Counting. To the extent that Shares subject to an outstanding Award granted under the Plan or an outstanding award granted under a Prior Plan, other than Substitute Awards, are not issued or delivered by reason of (a) the expiration, termination, cancellation or forfeiture of such award (excluding shares subject to an Option cancelled upon settlement in shares of a related Tandem SAR or shares subject to a Tandem SAR cancelled upon exercise of a related Option) or (b) the settlement of such award in cash, then such Shares shall again be available under this Plan. Shares tendered or withheld in order to satisfy tax withholding obligations, including with respect awards granted under a Prior Plan, will be available for issuance again under the Plan. Notwithstanding anything herein to the contrary, (a) Shares equal in number to the Shares withheld, surrendered or tendered in payment of the exercise price of an Award, including awards granted under a Prior Plan, and (b) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Awards, including awards granted under a Prior Plan, shall not become available for issuance again under the Plan.
Section 4.3 Adjustment to Number of Shares. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation or any successor or replacement accounting standard) that causes the per share value of the Shares to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary cash dividend, the number and class of securities available under this Plan, the terms of each outstanding Option and SAR (including the number and class of securities subject to each outstanding Option or SAR and the Option Exercise Price or Grant Price) and the terms of each other outstanding Award (including the number and class of securities subject thereto), shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding Options and SARs in accordance with Code Section 409A. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of participants. In either case, the decision of the Committee regarding any such adjustment shall be final, binding and conclusive.
Section 4.4 Corporate Transactions. The number of Shares available for Awards under this Plan shall not be reduced by (a) the number of Shares subject to Substitute Awards or (b) available shares under a stockholder approved plan of a company or other entity which was a party to a corporate transaction with the Company (as appropriately adjusted to reflect such corporate transaction) which become subject to Awards granted under this Plan (subject to applicable stock exchange requirements).
Section 4.5 Minimum Vesting Requirements. No Award granted under the Plan shall become exercisable or vested prior to the one-year anniversary of the date of grant; provided, however, that such restriction shall not apply to Awards granted under this Plan with respect to the number of Shares which, in the aggregate, does not exceed five percent (5%) of the total number of Shares initially available for Awards under this Plan. This Section 4.5 shall not restrict the right of the Committee to accelerate or continue the vesting or exercisability of an award upon or after a termination of employment or otherwise pursuant to Section 3.2 of the Plan or Article XV of the Plan.
Article V
Eligibility and Participation
Section 5.1 Eligibility to Receive Awards. Persons eligible to receive Awards under the Plan are Employees and Nonemployee Directors, and persons expected to become Employees and Nonemployee Directors of the Company and its Affiliates as the Committee in its sole discretion may select from time to time. Except as otherwise provided for in an Award Agreement, for purposes of this Plan, references to employment by the Company shall also mean employment by an Affiliate, and references to employment shall include service as a Nonemployee Director. The Committee shall determine, in its sole discretion, the extent to which a Participant shall be considered employed during an approved leave of absence. The aggregate value of cash compensation and the grant date fair value of Shares that may be awarded or granted during any fiscal year of the Company to any Nonemployee Director shall not exceed $700,000.

Section 5.2 Participation in the Plan. Subject to the other provisions of this Plan, the Committee has the full discretion to grant Awards to eligible persons described in Section 5.1. Eligible persons may be granted more than one Award. Eligibility in accordance with this Section, however, shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.
Article VI
Options
Section 6.1 Grant of Options. Options shall be evidenced by Award Agreements in such form and not inconsistent with the Plan as the Committee shall approve from time to time. Award Agreements shall specify the Option Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, provisions for vesting and exercisability, whether the Option is an ISO or NSO, and such other provisions as the Committee shall determine. Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with the following terms and conditions.
Section 6.2 Option Exercise Price. The Option Exercise Price shall not be less than 100% of the Fair Market Value of a Share on the day the Option is granted. Notwithstanding the foregoing, in the case of an Option that is a Substitute Award, the Option Exercise Price of the Shares subject to such Option may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate purchase price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate purchase price of such shares.
Section 6.3 Exercise of Options. Each Award Agreement shall state the period or periods of time within which the Option may be exercised by the optionee, in whole or in part, which shall be such period or periods of time as may be determined by the Committee, provided that the Option exercise period shall not end later than ten years after the date of the grant of the Option. The Committee shall have the power to permit in its discretion an acceleration of the previously determined exercise terms, within the terms of the Plan, under such circumstances and upon such terms and conditions as it deems appropriate.
Section 6.4 Payment of Option Exercise Price. Except as otherwise provided in the Plan, or in any Award Agreement, the optionee shall pay the Option Exercise Price upon the exercise of any Option (i) in cash, (ii) by authorizing a third party with which the optionee has a brokerage or similar account to sell the Shares (or a sufficient portion of such Shares) acquired upon the exercise of the Option and remit to the Company a portion of the sale proceeds sufficient to pay the entire Option Exercise Price to the Company, (iii) by delivering Shares that have an aggregate Fair Market Value on the date of exercise equal to the Option Exercise Price; (iv) by authorizing the Company to withhold from the total number of Shares as to which the Option is being exercised the number of Shares having a Fair Market Value on the date of exercise equal to the aggregate Option Exercise Price for the total number of Shares as to which the Option is being exercised, (v) by such other means by which the Committee determines to be consistent with the purpose of the Plan and applicable law, or (vi) by any combination of (i), (ii), (iii), (iv), and (v). In the case of an election pursuant to (i) above, cash shall mean cash or check issued by a federally insured bank or savings and loan association and made payable to NiSource Inc. In the case of payment pursuant to (ii) or (iii) above, the optionee’s authorization must be made on or prior to the date of exercise and shall be irrevocable. In lieu of a separate election governing each exercise of an Option, an optionee may file a blanket election with the Committee, which shall govern all future exercises of Options until revoked by the optionee. Upon exercise of an Option and payment of the applicable Option Exercise Price, the Participant shall be entitled to receive from the Company the number of Shares with respect to which the Option is exercised.
Section 6.5 Termination of Service. Each Option Award Agreement shall set forth the extent, if any, to which the Participant shall have the right to continued or accelerated vesting of the Option following termination of the Participant’s Service. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards granted pursuant to the Plan, and may reflect distinctions based on the reasons for termination.
Section 6.6 Additional Rules for Incentive Stock Options.
(a)
Employees. Incentive Stock Options may be granted only to Employees of the Company or a Subsidiary and not to Employees of any Affiliate unless such entity is classified as a “disregarded entity” of the Company or the applicable Subsidiary under the Code. Incentive Stock Options may not be granted to Nonemployee Directors.

(b)
Exercise Limitations. The Committee, in its sole discretion, may provide in each Award Agreement the period or periods of time within which the Option may be exercised by the optionee, in whole or in part, provided that the Option period shall not end later than ten years after the date of the grant of the Option. The aggregate Fair Market Value (determined with respect to each Incentive Stock Option at the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year (under all incentive stock option plans of the Company and its Subsidiaries) shall not exceed $100,000. If the aggregate Fair Market Value (determined at the time of grant) of the Shares subject to an Option, which first becomes exercisable in any calendar year, exceeds this limitation, so much of the Option that does not exceed the applicable dollar limit shall be an Incentive Stock Option and the remainder shall be a Nonqualified Stock Option; but in all other respects, the original Award Agreement shall remain in full force and effect. Notwithstanding anything herein to the contrary, if an Incentive Stock Option is granted to an individual who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporations, within the meaning of Code Section 422(b)(6), (i) the purchase price of each Share subject to the Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Share on the date the Incentive Stock Option is granted, and (ii) the Incentive Stock Option shall expire, and all rights to purchase Shares thereunder shall cease, no later than the fifth anniversary of the date the Incentive Stock Option was granted.

(c)
Rights Upon Termination of Service. The rules under Section 6.6 of this Plan generally shall apply when an optionee holding an ISO terminates Service. Notwithstanding the foregoing, in accordance with Code Section 422, if an Incentive Stock Option is exercised more than ninety days after termination of Service, that portion of the Option exercised after such date shall automatically be a Nonqualified Stock Option, but, in all other respects, the original Award Agreement shall remain in full force and effect.

Section 6.7 Other Terms. The Award Agreements with respect to Options shall contain such other terms and provisions and conditions not inconsistent with the Plan as shall be determined by the Committee.
Article VII
Stock Appreciation Rights
Section 7.1 Grant of SARs. Stock Appreciation Rights shall be evidenced by Award Agreements in such form and not inconsistent with the Plan as the Committee shall approve from time to time. Award Agreements shall specify the Grant Price of the SAR, the duration of the SAR, the number of Shares to which the SAR pertains, provisions for vesting and exercisability, and such other provisions as the Committee shall determine. Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with the following terms and conditions. An SAR may be a Tandem SAR or may not be granted in connection with an Option.
Section 7.2 Grant Price. The Grant Price of a Tandem SAR shall be the Option Exercise Price of the related Option. The Grant Price of an SAR other than a Tandem SAR shall be determined by the Committee; provided, however, that such Grant Price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such SAR (or, if earlier, the date of grant of the Option for which the SAR is exchanged or substituted). Notwithstanding the foregoing, in the case of an SAR that is a Substitute Award, the Grant Price per Share of the Shares subject to such SAR may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate Grant Price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate base price of such shares.
Section 7.3 Term of SAR. SARs shall be granted for a period of not more than ten years, and shall be exercisable in whole or in part, at such time or times and subject to such other terms and conditions, as shall be prescribed by the Committee at the time of grant, subject to the provisions of this Plan.
Section 7.4 Special Rules for Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to Shares for which its related Option is then exercisable. Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Exercise Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Exercise Price of the ISO.
Section 7.5 Termination of Service. Each SAR Award Agreement shall set forth the extent, if any, to which the Participant shall have the right to continued or accelerated vesting of the SAR following termination of the Participant’s Service. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards granted pursuant to the Plan, and may reflect distinctions based on the reasons for termination.
Section 7.6 Payment. Upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive payment from the Company in an amount equal to the product of (i) and (ii) where (i) is the excess of the Fair Market Value of a Share on the date of exercise over the Grant Price and (ii) is the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee and as set forth in the Award Agreement, payment shall be made in cash, in Shares, or in a combination thereof.
Section 7.7 Other Terms. The Award Agreements with respect to SARs shall contain such other terms and provisions and conditions not inconsistent with the Plan as shall be determined by the Committee.
Article VIII
Restricted Stock and Restricted Stock Units
Section 8.1 Grants. The Committee, at any time and from time to time, may grant Shares of Restricted Stock or grant Restricted Stock Units to Participants in such amounts as the Committee shall determine. Each Restricted Stock or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units issued to the Participant, and such other provisions as the Committee shall determine. Such Award Agreements shall be consistent with the provisions of this Article VIII
Section 8.2 Period of Restriction. The end of any Period of Restriction for Restricted Stock or Restricted Stock Units may be conditioned upon the satisfaction of such conditions as are established by the Committee in its sole discretion and set forth in an applicable Award Agreement. Such conditions include, without limitation, restrictions based upon the continued Service of the Participant, the achievement of specific Performance Targets, time-based restrictions on vesting following the attainment of the Performance Targets, and/or restrictions under applicable federal or state securities laws, prohibitions against transfer, and repurchase by the Company or right of first refusal. The Committee shall have the power to permit in its discretion, an acceleration of the expiration of the applicable Period of Restriction with respect to any part or all of the Shares or number of Restricted Stock Units awarded to a Participant.

Section 8.3 Certificates. If a certificate is issued in respect of Shares awarded to a Participant, each certificate shall be deposited with the Company, or its designee, and shall bear the following legend:
“This certificate and the shares represented hereby are subject to the terms and conditions (including forfeiture and restrictions against transfer) contained in the NiSource Inc. 2020 Omnibus Incentive Plan and an Award Agreement entered into by the registered owner. Release from such terms and conditions shall be obtained only in accordance with the provisions of the Plan and Award Agreement, a copy of each of which is on file in the office of the Secretary of said Company.”
Section 8.4 Lapse of Restrictions. A Restricted Stock Award Agreement or Restricted Stock Unit Award Agreement shall specify the terms and conditions upon which any restrictions upon Shares awarded or RSUs awarded under the Plan shall lapse, as determined by the Committee. With respect to a Restricted Stock Award, upon termination of any applicable Period of Restriction (and the satisfaction or attainment of applicable Performance Measures), the restrictions shall be removed from the requisite number of any Shares that are held in book entry form, and all certificates evidencing ownership of the requisite number of Shares shall be delivered to the holder of such Award. With respect to a Restricted Stock Unit Award, upon termination of any applicable Period of Restriction (and the satisfaction or attainment of applicable Performance Measures) the Shares or, if applicable, cash payment with respect to the Restricted Stock Unit Award shall be distributed to the Participant in accordance with the Restricted Stock Unit Award Agreement (but no later than the March 15 of the year after the year in which such Period of Restriction ends except as otherwise provided for in the Award Agreement).
Section 8.5 Termination of Service. Each Restricted Stock Award Agreement and Restricted Stock Unit Award Agreement shall set forth the extent, if any, to which the Participant shall have the right to continued or accelerated vesting of Shares of Restricted Stock or Restricted Stock Units following termination of the Participant’s Service. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards granted pursuant to the Plan, and may reflect distinctions based on the reasons for termination.
Section 8.6 Code Section 83(b) Election. If a Participant makes an election pursuant to Code Section 83(b) with respect to a Restricted Stock Award, the Participant shall be required to promptly file a copy of such election with the Company.
Section 8.7 Other Terms. The Award Agreements with respect to Restricted Stock or Restricted Stock Units shall contain such other terms and provisions and conditions not inconsistent with the Plan as shall be determined by the Committee.
Article IX
Performance Shares Awards
Section 9.1 Grants of Performance Shares. The Committee, at any time and from time to time, may grant Awards of Performance Shares to Participants in such amounts as the Committee shall determine. Each Performance Shares grant shall be evidenced by an Award Agreement that shall specify the applicable performance period, the number of Shares subject to a Performance Shares Award that are to be delivered to the Participant upon satisfaction of the Performance Targets by the expiration of the performance period, and such other provisions as the Committee shall determine. Such Award Agreements shall be consistent with the provisions of this Article IX.
Section 9.2 Performance Period and Performance Targets. At the time of award, the Committee, in its sole discretion shall establish a performance period and the Performance Targets to be achieved during the applicable performance period with respect to an Award of Performance Shares.
Section 9.3 Delivery of Shares. Following the conclusion of each performance period, the Committee shall determine the extent to which the Performance Targets have been attained for such period as well as the other terms and conditions established by the Committee. The Committee shall determine the amount of Shares, if any, to be delivered to the Participant in satisfaction of the Award.
Section 9.4 Termination of Service. Each Performance Shares Award Agreement shall set forth the extent, if any, to which the Participant shall have the right to continued or accelerated vesting of Performance Shares following termination of the Participant’s Service. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Performance Shares Awards granted pursuant to the Plan, and may reflect distinctions based on the reasons for termination.
Section 9.5 Other Terms. The Award Agreements with respect to Performance Shares shall contain such other terms and provisions and conditions not inconsistent with the Plan as shall be determined by the Committee.
Article X
Performance Units
Section 10.1 Grant of Performance Units. Subject to the terms of the Plan, Performance Units may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee. Performance Units shall be evidenced by Award Agreements that are subject to the terms of this Article X.
Section 10.2 Performance Period and Performance Targets. At the time of award, the Committee, in its sole discretion, shall establish a performance period and the Performance Targets to be achieved during the applicable performance period with respect to an Award of Performance Units.
Section 10.3 Value of Performance Units. At the time Performance Units are granted, the Committee shall establish with respect to each such Award a value for each Performance Unit, which may vary thereafter determinable from criteria specified by the Committee at the time of Award.
Section 10.4 Payment of Performance Units. Following the conclusion of each performance period, the Committee shall determine the extent to which the Performance Targets have been attained for such period as well as the other terms and conditions established by the Committee. The Committee shall determine what, if any, payment is due on the Performance Units. Except as otherwise set forth in the Award Agreement, payment shall be made as soon as practicable after the end of the applicable performance period, but no later than the March 15 of the year after the year in which such performance period ends, in cash, in Shares, or in a combination thereof, as the Committee may determine and as set forth in the Award Agreement.
Section 10.5 Termination of Service. Each Performance Unit Award Agreement shall set forth the extent, if any, to which the Participant shall have the right to continued or accelerated vesting of Performance Units following termination of the Participant’s Service. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Performance Units Awards granted pursuant to the Plan, and may reflect distinctions based on the reasons for termination.
Section 10.6 Other Terms. The Award Agreements with respect to Performance Units shall contain such other terms and provisions and conditions not inconsistent with the Plan as shall be determined by the Committee.
Article XI
Cash-Based Awards
Section 11.1 Grant of Cash-Based Awards. Subject to the terms of the Plan, Cash-Based Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee, subject to the terms of this Article XI.
Section 11.2 Performance Period and Performance Targets. At the time of award, the Committee, in its sole discretion, shall establish a performance period and the Performance Targets to be achieved during the applicable performance period with respect to Cash-Based Awards.
Section 11.3 Value of Cash-Based Awards. At the time Cash-Based Awards are granted, the Committee shall establish the value of such Awards, which may vary thereafter determinable from criteria specified by the Committee at the time of Award.
Section 11.4 Payment of Cash-Based Awards. Following the conclusion of each performance period, the Committee shall determine what, if any, payment is due with respect to a Cash-Based Award. Except as otherwise set forth in the Award Agreement, payment shall be made in cash as soon as practicable after the end of the applicable performance period, but no later than the March 15 of the year after the year in which such performance period ends, in accordance with the Company’s payroll practices.
Section 11.5 Termination of Service. With respect to Cash-Based Awards, the Committee shall set forth the extent, if any, to which the Participant shall have the right to continued or accelerated vesting of such Cash-Based Awards following termination of the Participant’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Cash-Based Awards granted pursuant to the Plan, and may reflect distinctions based on the reasons for termination.
Section 11.6 Other Terms. The Award Agreements with respect to Cash-Based Awards shall contain such other terms and provisions and conditions not inconsistent with the Plan as shall be determined by the Committee.
Article XII
Other Stock-Based Awards
The Committee may from time to time grant Shares and other Awards under the Plan that are valued in whole or in part by reference to, or are otherwise based upon and/or payable in Shares. The Committee, in its sole discretion, shall determine the terms and conditions of such Awards, which shall be consistent with the terms and purposes of the Plan.
Article XIII
Dividends and Dividend Equivalents
No dividends or dividend equivalents may be awarded with respect to any Options or SARs. An Award (other than Options or SARs) may, if so determined by the Committee, provide the Participant with the right to receive dividend payments, or, in the case of Awards that do not involve the issuance of Shares concurrently with the grant of the Award, dividend equivalent payments with respect to Shares subject to the Award (both before and after the Shares are earned, vested or acquired), which payments shall be credited to an account for the Participant, or deemed to have been reinvested in additional Shares, which shall be subject to the same vesting and performance conditions as the underlying Award. Dividend or dividend equivalent amounts credited to an account for the Participant may be settled in cash or Shares or a combination of both, as determined by the Committee. Except as provided otherwise in an Award Agreement, any Participant entitled to receive a cash dividends or dividend equivalents pursuant to his applicable Award may, by written election filed with the Company, at least ten days before the date of payment of such dividend equivalent, elect to have such dividend equivalent credited to an account maintained for his benefit under a dividend reinvestment plan maintained by the Company.
Article XIV
Beneficiary Designation
Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

Article XV
Change in Control
Section 15.1 Effect of Change in Control.
(a)
Upon a Change in Control, no cancellation, termination, acceleration of exercisability or vesting, lapse of any Period of Restriction or settlement or other payment shall occur with respect to any outstanding Award, if the Committee (as constituted immediately prior to the consummation of the transaction constituting the Change in Control) reasonably determines, in good faith, prior to the Change in Control that such outstanding Awards shall be honored or assumed, or new rights substituted (such honored, assumed or substituted Award being hereinafter referred to as an “Alternative Award”) by the successor, provided that any Alternative Award must:

i.	be (A) based on shares of common stock that are traded on a registered U.S. securities exchange or (B) an award of cash having the same economic value;
ii.
provide the Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

iii.	have substantially equivalent economic value to such Award (determined at the time of the Change in Control); and
iv.
have terms and conditions which provide that in the event that the Participant suffers an involuntary termination of Service by the Company other than for Cause or a voluntary termination for Good Reason within two years following the Change in Control, any conditions on the Participant’s rights under, or any restrictions on transfer or exercisability applicable to, each such Award held by such Participant shall be waived or shall lapse, as the case may be, and any performance-based restrictions shall be deemed to have been achieved at target level performance.

(b)
All outstanding Awards for which Alternative Awards are not granted in accordance with this section shall become fully exercisable; all restrictions thereon shall terminate; any performance-based restrictions shall be deemed to have been achieved at target level performance; and such Awards shall be immediately payable, except to the extent that later payment is necessary to comply with Code Section 409A.

(c)
Except as otherwise set forth in the Award Agreement, if the Company has terminated the Service of a Participant other than for Cause, or if the Participant has terminated Service for Good Reason, during the year before the consummation of a Change in Control but after a third party and/or the Company had taken steps reasonably calculated to effect such Change in Control, and the Participant reasonably demonstrates that such termination of Service was in connection with or in anticipation of the Change in Control, then: all of the Participant’s outstanding Awards shall become fully exercisable; all restrictions thereon shall terminate; any performance-based restrictions shall be deemed to have been achieved at target level performance; and such Awards shall be payable within 60 days after the Change in Control, except to the extent that later payment is necessary to comply with Code Section 409A.

Article XVI
Deferrals
The Committee may permit (upon timely election by the Participant) or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock or Performance Shares, or the satisfaction of any requirements or goals with respect to Performance Units, Cash-Based Awards or Other Stock-Based Awards. If any such deferral election is required or permitted, the Committee may, in its sole discretion, establish rules and procedures for such payment deferrals in a manner consistent with Code Section 409A and the regulations thereunder.
Article XVII
Withholding
Section 17.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.
Section 17.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee or as otherwise provided for in the Award Agreement, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares. Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate (or, if permitted by the Company, such other rate as will not cause adverse accounting consequences under the accounting rules then in effect, and is permitted under applicable IRS withholding rules). All such elections shall be irrevocable, made in writing before the date in which income is realized by the recipient in connection with the particular transaction, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article XVIII
Compliance with Code Section 409A
Section 18.1 Awards Subject to Code Section 409A. The provisions of this Section 18.1 shall apply to any Award or portion thereof that is or becomes subject to Code Section 409A, notwithstanding any provision to the contrary contained in the Plan or the Award Agreement applicable to such Award. Awards subject to Code Section 409A include, without limitation:
(a)
Any Nonqualified Stock Option or SAR that permits the deferral of compensation other than the deferral of recognition of income until the exercise or transfer of the Option or SAR or the time the shares acquired pursuant to the exercise of the Option or SAR first become substantially vested.

(b)
Any Award that either provides by its terms, or under which the Participant makes an election, for settlement of all or any portion of the Award either (i) on one or more dates following the end of the Short-Term Deferral Period (as defined below) or (ii) upon or after the occurrence of any event that will or may occur later than the end of the Short-Term Deferral Period.

Subject to the Section 409A Regulations or other applicable guidance, the term “Short-Term Deferral Period” means the period ending on the later of (i) the 15th day of the third month following the end of the Company’s fiscal year in which the applicable portion of the Award is no longer subject to a substantial risk of forfeiture or (ii) the 15th day of the third month following the end of the Participant’s taxable year in which the applicable portion of the Award is no longer subject to a substantial risk of forfeiture. For this purpose, the term “substantial risk of forfeiture” shall have the meaning set forth in Section 409A Regulations or other applicable guidance.
Section 18.2 No Acceleration of Distributions. Notwithstanding anything to the contrary herein, this Plan does not permit the acceleration of the time or schedule of any distribution under this Plan pursuant to any Award subject to Code Section 409A, except as provided by Code Section 409A and Section 409A Regulations.
Section 18.3 Separation from Service. If any amount shall be payable with respect to any Award hereunder as a result of a Participant’s termination of employment or other Service and such amount is subject to the provisions of Code Section 409A, then notwithstanding any other provision of this Plan, a termination of employment or other Service will be deemed to have occurred only at such time as the Participant has experienced a “separation from service” as such term is defined for purposes of Code Section 409A.
Section 18.4 Timing of Payment to a Specified Employee. If any amount shall be payable with respect to any Award hereunder as a result of a Participant’s “separation from service” (as such term is defined for purposes of Code Section 409A) at such time as the Participant is a “specified employee” and such amount is subject to the provisions of Code Section 409A, then notwithstanding any other provision of this Plan, no payment shall be made, except as permitted under Code Section 409A, prior to the first day of the seventh (7th) calendar month beginning after the Participant’s “separation from service” (or the date of his or her earlier death). The Company may adopt a specified employee policy that will apply to identify the specified employees for all deferred compensation plans subject to Code Section 409A; otherwise, specified employees will be identified using the default standards contained in the regulations under Code Section 409A.
Article XIX
Amendment and Termination
Section 19.1 Amendment, Modification, and Termination of the Plan. The Board or the Committee may at any time terminate, suspend or amend the Plan without the authorization of stockholders to the extent allowed by law, including without limitation any rules issued by the Securities and Exchange Commission under Section 16 of the 1934 Act, insofar as stockholder approval thereof is required in order for the Plan to continue to satisfy the requirements of Rule 16b-3 under the 1934 Act, or the rules of any applicable stock exchange; provided, however, that neither the Board nor the Committee may adopt any Plan amendment that seeks to modify the prohibition on repricing of Options or SARs set forth in Section 19.2 or the Nonemployee Director compensation limit set forth in Section 5.1 without stockholder approval. No termination, suspension or amendment of the Plan shall materially adversely affect any right acquired by any Participant under an Award granted before the date of such termination, suspension or amendment, unless such Participant shall consent; but it shall be conclusively presumed that any adjustment for changes in capitalization as provided for herein does not adversely affect any such right.
Section 19.2 Amendment of Awards. The Committee may unilaterally amend the terms of any Award Agreement previously granted, except that (i) no such amendment may materially impair the rights of any Participant under the applicable Award without the Participant’s consent, unless such amendment is necessary to comply with applicable law, stock exchange rules or accounting rules; and (ii) in no event may an Option or SAR be amended or modified, other than as provided in Section 4.3, to decrease the Option or SAR exercise or base price thereof, or be cancelled in exchange for cash, a new Option or SAR with a lower exercise price or base price, or other Awards, or otherwise be subject to any action that would be treated for accounting purposes as a “repricing” of such Option or SAR, unless such action is approved by the Company’s stockholders.
Article XX
Miscellaneous
Section 20.1 Approval Restrictions. Each Award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the Shares subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the recipient of an Award with respect to the disposition of Shares is necessary or desirable as a condition of, or in connection with, the granting of such award or the issue or purchase of Shares thereunder, such Award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained, free of any conditions not acceptable to the Committee.

Section 20.2 Securities Law Compliance. With respect to Participants subject to Section 16 of the 1934 Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. If any provision of this Plan or of any Award Agreement would otherwise frustrate or conflict with the intent expressed in the preceding sentence, that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applicable to Participants who are then subject to Section 16 of the 1934 Act. In addition, no Shares will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Shares may be listed, have been fully met. As a condition precedent to the issuance of Shares pursuant to the grant, exercise, vesting or settlement of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any Shares issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any stock exchange upon which such Shares of the same class are then listed, and under any blue sky or other securities laws applicable to such Shares.
Section 20.3 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.
Section 20.4 Rights as a Stockholder. The recipient of any Award under the Plan, unless otherwise provided by the Plan, shall have no rights as a stockholder with respect thereto unless and until certificates for Shares are issued to the recipient.
Section 20.5 Forfeiture. The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Service for Cause or any act by a Participant, whether before or after termination of Service, that would constitute Cause for termination of Service.
Section 20.6 Rights as Employee or Nonemployee Director. No person, even though eligible pursuant to Article V, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee or Nonemployee Director or interfere with or limit in any way any right of the Company or Affiliate to terminate the Participant’s Service at any time. To the extent that an Employee of an Affiliate receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.
Section 20.7 Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.
Section 20.8 Effect on Other Plans. Unless otherwise specifically provided, participation in the Plan shall not preclude a Participant’s eligibility to participate in any other benefit or incentive plan. Any Awards made pursuant to the Plan shall not be considered as compensation in determining the benefits provided under any other plan.
Section 20.9 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or an Affiliate to take any action which such entity deems to be necessary or appropriate.
Section 20.10 Over/Under Payments. If any Participant or beneficiary receives an underpayment of Shares or cash payable under the terms of any Award, payment of any such shortfall shall be made as soon as administratively practicable. If any Participant or beneficiary receives an overpayment of Shares or cash payable under the terms of any Award for any reason, the Committee or its delegate shall have the right, in its sole discretion, to take whatever action it deems appropriate, including but not limited to the right to require repayment of such amount or to reduce future payments under this Plan, to recover any such overpayment. Notwithstanding the foregoing, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, and if the Participant knowingly or through gross negligence engaged in the misconduct, or knowingly or through gross negligence failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission of the financial document embodying such financial reporting requirement. In addition and notwithstanding the foregoing, the Awards granted under this Plan and any cash payment or Shares delivered pursuant to such an award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable Award Agreement or any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law
Section 20.11 Unfunded Obligation. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of ERISA. No Affiliate shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Affiliate and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Affiliate. The Participants shall have no claim against any Affiliate for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

Section 20.12 No Liability With Respect to Adverse Tax Treatment. Notwithstanding any provision of this Plan to the contrary, in no event shall the Company or any Affiliate be liable to a Participant on account of an Award’s failure to (i) qualify for favorable U.S., foreign, state, local, or other tax treatment or (ii) avoid adverse tax treatment under U.S., foreign, state, local, or other law, including, without limitation, Code Section 409A.
Section 20.13 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
Section 20.14 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
Section 20.15 Governing Law. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the state of Indiana.
Section 20.16 Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company.
Section 20.17 Provisions Regarding Transferability of Awards.
(a)
General. Except as otherwise provided below, Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title 1 of the ERISA or the rules thereunder. Except as otherwise provided in the Plan, all rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to such Participant.

(b)
Nonqualified Stock Options and Stock Appreciation Rights. No NSO or SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title 1 of ERISA or the rules thereunder. Notwithstanding the foregoing or anything in part (a) above, a Participant, at any time prior to his death, may assign all or any portion of the NSO or SAR to (i) his spouse or lineal descendant, (ii) the trustee of a trust for the primary benefit of his spouse or lineal descendant, or (iii) a tax-exempt organization as described in Code Section 501(c)(3). In such event the spouse, lineal descendant, trustee or tax-exempt organization shall be entitled to all of the rights of the Participant with respect to the assigned portion of such NSO or SAR, and such portion of the NSO or SAR shall continue to be subject to all of the terms, conditions and restrictions applicable to the NSO or SAR as set forth herein, and in the related Award Agreement, immediately prior to the effective date of the assignment. Any such assignment shall be permitted only if (i) the Participant does not receive any consideration therefore, and (ii) the assignment is expressly approved by the Committee or its delegate. Any such assignment shall be evidenced by an appropriate written document executed by the Participant, and a copy thereof shall be delivered to the Committee or its delegate on or prior to the effective date of the assignment.

(c)
Incentive Stock Options. Notwithstanding anything in part (a) and (b) above, no ISO may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or the laws of descent or distribution.

(d)
Nonemployee Directors. Notwithstanding anything in parts (a), (b), or (c) to the contrary, a Nonemployee Director at any time prior to his or her death, may assign all or any portion of an Award granted to him or her under the Plan to (i) his or her spouse or lineal descendant, (ii) the trustee of a trust for the primary benefit of his or her spouse or lineal descendant or (iii) a tax-exempt organization as described in Code Section 501(c)(3). In such event, the spouse, lineal descendant, trustee, or tax-exempt organization shall be entitled to all of the rights of the Participant with respect to the assigned portion of such Award, and such portion of the Award shall continue to be subject to all of the terms, conditions and restrictions applicable to the Award as set forth herein, and in the related Award Agreement, immediately prior to the effective date of the assignment. Any such assignment shall be permitted only if (i) the Participant does not receive any consideration therefore, and (ii) the assignment is expressly approved by the Committee or its delegate. Any such assignment shall be evidenced by an appropriate written document executed by the Participant, and a copy thereof shall be delivered to the Committee or its delegate on or prior to the effective date of the assignment.

NiSource

801 E. 86TH AVENUE
MERRILLVILLE, IN 46410

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 18, 2020 for shares held directly and by 11:59 p.m. Eastern Time on May 14, 2020 for shares held in the 401(k) Plan. Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX available and follow the instructions. In addition to voting, you may also sign up for electronic delivery of future proxy statements, proxy cards and annual reports at www.proxyvote.com.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/NI2020**

The company will be hosting the meeting live via the Internet. To attend the meeting via the Internet and vote during the meeting, please visit www.virtualshareholdermeeting.com/NI2020. Be sure to have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX available and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 18, 2020 for shares held directly and by 11:59 p.m. Eastern Time on May 14, 2020 for shares held in the 401(k) Plan. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D01841-P35452

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**NISOURCE INC.**

**The Board of Directors recommends you vote FOR the following proposals 1, 2, 3 and 4:**

| **Nominees:** | **For** | **Against** | **Abstain** |
|---|---|---|---|
| 1a. Peter A. Altabef | ☐ | ☐ | ☐ |
| 1b. Theodore H. Bunting, Jr. | ☐ | ☐ | ☐ |
| 1c. Eric L. Butler | ☐ | ☐ | ☐ |
| 1d. Aristides S. Candris | ☐ | ☐ | ☐ |
| 1e. Wayne S. DeVeydt | ☐ | ☐ | ☐ |
| 1f. Joseph Hamrock | ☐ | ☐ | ☐ |
| 1g. Deborah A. Henretta | ☐ | ☐ | ☐ |
| 1h. Deborah A. P. Hersman | ☐ | ☐ | ☐ |
| 1i. Michael E. Jesanis | ☐ | ☐ | ☐ |
| 1j. Kevin T. Kabat | ☐ | ☐ | ☐ |
| 1k. Carolyn Y. Woo | ☐ | ☐ | ☐ |
| 1l. Lloyd M. Yates | ☐ | ☐ | ☐ |

**The Board of Directors recommends you vote AGAINST proposal 5:**

**NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.**

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

D01842-P35452

**Proxy — NiSource Inc.**

The undersigned hereby appoints Joseph Hamrock and Carrie J. Hightman, or either of them, the proxies of the undersigned, with all power of substitution, for and in the name of the undersigned to represent and vote the shares of common stock of the undersigned at the Company's annual meeting of stockholders ("Annual Meeting"), to be held virtually at www.virtualshareholdermeeting.com/NI2020 on Tuesday, May 19, 2020, at 1:00 p.m., Central time, and any adjournment or postponement thereof.

The undersigned stockholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement relating to the Annual Meeting and hereby revokes any proxy or proxies previously given. The undersigned stockholder may revoke this proxy at any time before it is voted by filing with the Corporate Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, by voting by telephone or through the Internet, or by attending the Annual Meeting and voting in person.

**Continued and to be signed on reverse side**